SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Xylem Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Xylem Inc.2020 Proxy Statement Notice of Annual Meeting of Shareholders May 13, 202

Xylem Inc.2020 Proxy Statement Notice of Annual Meetig of Shareholders May 13, 202

301 Water Street SE

Washington, DC 20003

Dear Xylem Shareholders,

The word “transformation” is overused in business, but the past year has been genuinely transformational for Xylem – positioning your company for its next phase of profitable growth and global impact. We:

•
Joined forces with Evoqua, creating the world’s most advanced platform of water capabilities,

On behalf of the Board of Directors, we invite you to attend Xylem’s 2024 Annual Meeting of Shareholders. The meeting will be held at 8:00 a.m. ET on May 16, 2024. It will be held entirely online via live webcast at: www.virtualshareholdermeeting.com/XYL2024

•
Partnered with Idrica to take its leading digital platform for water utilities global, and
•
Evolved our leadership team, including smooth CEO and CFO transitions.

In a year of excitement, our team remained squarely focused on serving our customers. And, each quarter, they outperformed expectations. Full-year 2023 revenue increased 33% and organic revenues[1] increased 12%. Net income margin and adjusted EBITDA margin[1] each expanded 190 basis points. And earnings per share grew 42%, while adjusted earnings per share[1] grew 20%.

That kind of performance only comes when the whole Xylem team goes above and beyond to deliver for our customers and our communities. We are so proud of our colleagues – now 23,000 strong around the world – and all they achieved in 2023.

With the team delivering such strong results, it might be tempting to wonder if perhaps we should just keep doing what we’re doing.

In one sense, yes. Our strategy has rewarded us with sector leadership, and our investment thesis has laid a robust foundation for continuing growth.

Yet we see so much opportunity to build on that foundation, and so much value-creation potential ahead of us. Coming into 2024, our commitment to realizing that potential has redoubled our energy to drive above-market growth by:

•
Capturing the full value of our combination with Evoqua
•
Increasing productivity to accelerate margin expansion
•
Scaling services enabled by digital
•
Delivering sustainability for our customers and communities

Capturing the synergies: A combination positioned for profitable growth in attractive markets

When our acquisition of Evoqua closed in May of last year, it created a powerful platform of complementary capabilities to address customers’ water challenges at global scale. It also positioned both legacy companies for growth in attractive new markets. The deal economics proved out on cost synergies alone, but the combination has always been far more about opportunity for growth.

Now, with integration well on track, we are making the most of the combination. Xylem is more strongly positioned to help more customers solve more types of water challenges in more places than ever before. Our complementary solutions make Xylem a leader in the treatment technologies so vital to attractive industrial end-markets such as life sciences, food and beverage, renewable energy, and semiconductors. And we are now able to scale Evoqua’s offerings by leveraging Xylem’s global footprint to provide powerful new routes to market.

Productivity for growth: Accelerating margin expansion by focusing on what matters

We now have the most comprehensive portfolio in the sector, we have established positions in a wide range of end-markets, and we are present in more than 150 countries. Moreover, intensifying water challenges are set to drive continuing underlying demand. In other words, we have unprecedented opportunity for growth.

But not all growth is equal. The breadth of our portfolio and the diversity of our end-markets represent potential complexity as well as opportunity – complexity that could drive cost and make it harder for customers to do business with us. So, we must cultivate simplification as a virtue.

[1] Non-GAAP financial measure that excludes certain items. For a description of the items excluded from non-GAAP measures and reconciliations of GAAP to non-GAAP measures, please see Appendix A.

We delivered healthy margin expansion in 2023 and, as our 2024 guidance reflects, we’re confident we can do a lot more. By focusing on the end-markets where water is a strong driver of value, and on our most differentiated offerings, we are setting clear priorities for resource allocation: the most valuable solutions, and the most attractive markets.

That clarity reduces distraction. We are putting our energy into the things that drive more value, and doing fewer of the things that have less impact. Ultimately, that creates more impact for our customers and increases operating leverage. Simplifying our business helps both our customers and our colleagues, and helps us accelerate margin expansion and fund reinvestment in growth.

Scaling services enabled by digital: Industrial demand that drives recurring revenue

At the same time that we are tackling the potential complexity in our business, our customers are grappling with how to simplify water management. They have to. Water quality and availability are becoming more unpredictable at the same time requirements – in the form of regulatory compliance and community expectations – are increasing. These are challenges Xylem is ideally positioned to solve.

In water-intensive industries, water used to be taken for granted as an input – highly available at low cost. Now, it is a strategic driver of value and risk – not so much its cost as the cost of not having it – and also a source of non-core complexity. If you’re in the business of making microchips, for example, water is business-critical, but your expertise isn’t water.

That’s fueling demand for specialists with the capability to deliver mission-critical water outcomes at guaranteed quality and cost. Thanks to digital enablement, our services team – the largest in North America focused on industrial water treatment – is ideally positioned to meet that need far more efficiently than customers can deliver on their own. As a result, outsourced water management is a growth business with attractive recurring revenue at accretive margins.

Social value creation: Driving shared value with our customers and communities

As the Xylem team delivered performance above expectations in 2023, it also continued to fulfill the commitments of our signature sustainability goals – and, in several categories, exceed them. For example, we are ahead of schedule to achieve our own water re-use targets, and our combination with Evoqua gives us new capabilities to help customers achieve their own re-use goals. We worked alongside our customers to deepen community resilience to intensifying water challenges and, with our NGO partners, we built capacity in underserved communities to address increasing demands for water, sanitation and hygiene access – especially in response to climate change-related water stress. More than 89% of legacy-Xylem colleagues volunteered with local organizations as part of our Watermark corporate social responsibility program – a Xylem record.

Xylem executives were also active at last year’s United Nations Water Conference and at COP 28, collaborating with other leading voices in the sector to keep communities’ water challenges at the top of the global agenda. In both venues, Xylem’s thought leadership in helping water utilities lower carbon emissions – Race to Zero– received acclaim for leading the sector’s contribution to mitigating climate change.

In our next sustainability report, to be released in May, we will be sharing updated sustainability aspirations that reflect the power of our combined companies.

***

We are well on our way to delivering Xylem’s next phase of growth and impact. We have the right strategy, expansive opportunity, market momentum, and an energized team.

At our Investor Day, on May 30, we’ll go into more detail about how we are leveraging those strengths to create even more economic and social value.

In the meantime, thank you for being a part of the essential work we do: empowering our customers to solve their biggest water challenges every day, and helping create a more water-secure world.

Robert F. Friel Board Chair Matthew F. Pine President & CEO

301 Water Street SE

Washington, DC 20003

Notice of 2024 Annual Meeting of Shareholders

April 2, 2024

Date and Time:	Thursday, May 16, 2024, at 8:00 a.m. ET
Virtual Meeting:	www.virtualshareholdermeeting.com/XYL2024
Agenda:

1. Election of 10 director nominees named in the Proxy Statement.

2. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.

3. Advisory vote to approve the compensation of our named executive officers.

4. Advisory vote on the frequency of future advisory votes to approve named executive officer compensation.

5. Transact such other business as may properly come before the meeting.

Record Date:	March 18, 2024
Mailing or Availability Date:	Beginning on April 2, 2024, this Notice of Annual Meeting and the 2024 Proxy Statement are being mailed and made available to shareholders of record as of March 18, 2024.
Voting by Proxy:

YOUR VOTE IS VERY IMPORTANT. Whether or not you attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the following methods. Make sure you have your proxy card, voting instruction form, or notice of internet availability in hand and follow the instructions.

☐ By Phone: In the U.S. or Canada, vote toll-free by calling 1-800-690-6903

☐ By Internet: Go to www.proxyvote.com

☐ By Mail: Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided.

In the event you attend and participate in the virtual Annual Meeting, you may, if so desired, revoke the proxy by voting your shares during the meeting.

Attending the Virtual-Only Annual Meeting:

Shareholders who wish to attend and participate in the virtual Annual Meeting, including to vote, should review the “Voting and Meeting Information” section (starting on page 68) for details on how to do so.

By Order of the Board of Directors,

Kelly C. O’Shea VP, Chief Corporate Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:

Our 2024 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 will be available online at www.proxyvote.com and are currently available on our website at www.xylem.com under “Investors.”

Cautionary Note Regarding Forward-Looking Statements

The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements (including those related to our social, environmental and other sustainability goals) that are not historical facts are forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking, and other statements in this Proxy Statement regarding our environmental and other sustainability plans and goals, are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the Securities and Exchange Commission (“SEC”). In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Readers of this Proxy Statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Xylem 2024 Proxy Statement | 1

Proxy Statement Summary

This Proxy Statement was prepared in connection with the solicitation of proxies by the Board of Directors of Xylem Inc. (“Xylem” or the “Company”) for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). Below are highlights of certain information in this Proxy Statement. We encourage you to read the entire Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 before you vote.

2024 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Record Date	Location
May 16, 2024 at 8:00 a.m. ET	March 18, 2024	Virtual at www.virtualshareholdermeeting.com/XYL2024

Agenda Items:

Proposal		Board Recommendation	Page Reference
1	Election of the ten directors named in the Proxy Statement	FOR (each nominee)	7
2	Ratification of the appointment of Deloitte & Touche LLP for 2024	FOR	14
3	Advisory vote to approve named executive officer compensation	FOR	18
4	Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	FOR 1 YEAR	19

Xylem’s 2024 Annual Meeting will be held exclusively online via a live webcast. Shareholders of record as of the close of business on March 18, 2024 (the record date) will be able to attend the virtual Annual Meeting, vote their shares electronically, submit questions and view the list of shareholders as of the record date, by visiting www.virtualshareholdermeeting.com/XYL2024. To log into the meeting, use the 16-digit control number included on your Notice, proxy card or the instructions that accompanied your proxy materials. If you are a “beneficial owner” and hold your shares through a bank, broker, trustee or other nominee and have any questions about your control number, please contact the bank, broker, trustee or other nominee that holds your shares. We designed the format of this year’s virtual Annual Meeting so that our shareholders that attend will be afforded the same rights and opportunities to participate as they would have had if the meeting had been held in person. For additional information, please see “How do I attend and participate in the virtual Annual Meeting?” in the “Voting and Meeting Information” section. Beginning on April 2, 2024, the Notice of Annual Meeting and the 2024 Proxy Statement are being mailed and made available to shareholders of record as of March 18, 2024.

HOW TO VOTE YOUR SHARES

You may vote using any of the following methods if you were a shareholder as of the close of business on March 18, 2024

By Phone +1-800-690-6903 (US and Canada only)	Online www.proxyvote.com
By Mail Mark, date and sign your proxy card or voting instruction form and return it in the envelope provided	Annual Meeting Vote online during the virtual Annual Meeting

Xylem 2024 Proxy Statement | 2

OUR STRATEGY, VISION AND VALUES

Our overarching strategy is to help customers solve the world’s greatest water challenges with innovative products, services and solutions to deliver sustainable economic, social and environmental benefits. The following strategic pillars guide where and how we focus our efforts and resources to implement this strategy.

 We seek to partner with customers to meet their stakeholders’ needs through our broad portfolio of products, services and solutions. We are focused on making it easier for customers to do business with us and access the full range of our capabilities; leading the way as digital technologies transform our sector by further integrating our digital solution portfolio and broadening our solution sales, digital literacy and marketing capabilities company-wide; and helping customers get the most out of their systems by providing world-class services that enable improved uptime, efficiency and resilience. We partner with them by providing powerful, integrated lifecycle services and solutions.

 We continue to invest in regionalizing our capabilities in the emerging markets.

 We will continue building innovation, product management and engineering teams in these regions, and expanding our market coverage in key growth markets such as China, India, Eastern Europe, Latin America and Africa. We seek to address the base of the pyramid population by providing water and sanitation needs with new and fit-for-market product portfolios, solutions, and business models.

 We seek to create new customer offerings that help them solve water challenges more powerfully than ever before, while also providing our Company with rapid,

 profitable, growth opportunities. We are focused on building and enabling infrastructure for digital growth by making our hardware, networks and software applications interoperable and creating a common software experience. This will further strengthen our core product offerings, and deliver strategic, sustainable innovations and insightful data analytics that will help us tap into new markets through advanced technology and new business models.

 We seek to continue embedding a continuous improvement mindset throughout the Company, to further improve our efficiency, simplify our business and manage costs to support continued growth. We are committed to eliminating business complexity by streamlining internal bureaucracy and expanding standard business platforms and processes to help people do their jobs. This will result in freeing up time to ensure that we focus on work that creates customer value. Other focus areas include removing unnecessary costs from our end-to-end value chain to free up resources for growth; and building resilience and sustainability into our supply chain to protect our ability to serve customers.

We continue to foster an empowering, mission-driven, diverse, equitable and inclusive culture. We will continue to build leadership succession depth and breadth in keeping with our commitment to developing the next generation of leaders. We will also align our incentives, including share-based and performance-based compensation, and organizational structure to our strategy, favoring approaches to drive “one company” skills, mindset and behaviors, and stakeholder value creation.

While our strategy will evolve in response to the changing world, our four core values are the enduring principles that go to the heart of who we are and guide how we conduct ourselves each day:

Respect, Responsibility, Integrity, Creativity

And, most important, our strategic plan firmly embeds sustainability at the heart of our competitive advantage and unique business model, and aligns each of our five core strategic pillars to our overarching goal:

Xylem 2024 Proxy Statement | 3

CORPORATE GOVERNANCE - HIGHLIGHTS

What’s New?

Continuous improvement is a mindset we bring to all aspects of our Company, including corporate governance, sustainability, culture, compensation and risk management. We regularly review and implement improvements to these aspects of our Company that benefit our shareholders and other stakeholders. This year’s updates include:

➣
Corporate Governance Principles modified to expressly provide for a lead independent director in the absence of an independent board chair – see page 24
➣
Audit Committee charter clarifying oversight of cybersecurity controls and reporting
➣
Leadership Development & Compensation Committee charter clarifying oversight of human capital matters
➣
Compensation Recoupment (“Clawback”) update - see page 56

We are committed to sound corporate governance that promotes the long-term interests of our shareholders and other stakeholders, strengthens Board and management accountability, and helps enhance trust in the Company. The “Corporate Governance” section describes our governance framework, which includes the following highlights:

Board Matters

✓ All current directors are independent except our CEO (92%)

✓ Independent Board Chair

✓ Overall Board and committee meeting attendance of over 98% in 2023

✓ All directors elected annually

✓ Regularly-scheduled executive sessions of the independent directors of the Board and each committee without management present

✓ Robust director nominee selection process with commitment to diverse candidate pools

✓ Diverse and skilled Board

✓ Balanced mix of new and more experienced directors, with 40% of the director nominees’ tenure >6 years and 60% <6 years

✓ 3 fully independent Board committees

✓ Oversight by the Board and its committees of strategy, risk, including cybersecurity, and human capital matters, including talent and diversity, equity and inclusion

✓ Oversight by the Board of our sustainability approach, including regular updates by management to the Nominating & Governance Committee

✓ Annual Board and committee self-assessments, with periodic facilitation by a third-party advisor (most recently in 2021)

✓ Comprehensive orientation program for new directors

✓ Directors may not stand for re-election after age 72

✓ Actively managing Board succession with a focus on diversity of perspectives and background, C-suite and global leadership experience

Shareholder Matters
✓ Majority voting with a director resignation policy for directors in uncontested elections ✓ Shareholder proxy access right ✓ Regular engagement with shareholders	✓ Shareholders have the right to call special meetings ✓ Annual “say on pay” advisory vote ✓ One class of stock ✓ No poison pill

We value the views of our shareholders and believe that fostering positive relationships with our shareholders is critical to our long-term success. To help management and the Board understand and consider the issues that matter most to our shareholders, we regularly engage with shareholders on a range of topics related to the Company's performance, strategy for long-term growth, governance profile, compensation philosophy, and sustainability and social value creation. See “Shareholder Engagement Program” in the “Corporate Governance” section for more information.

OUR 2024 DIRECTOR NOMINEES1

9 of 10 Nominees are independent	4 of 10 Nominees are Women	2 of 10 Nominees are ethnically or racially diverse	4 of 10 Nominees have origins outside the U.S.	5 of 10 Nominees have CEO experience	5.4 Years average tenure

1 Based on diversity characteristics with which each director nominee identifies; average tenure as of Annual Meeting date, May 16, 2024.

Xylem 2024 Proxy Statement | 4

OUR COMMITMENT TO SUSTAINABILITY – HIGHLIGHTS

At Xylem, sustainability is at the center of who we are and what we do. As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation and are focusing on the powerful capabilities of smart technology, integrated management and data analytics.

Xylem approaches sustainability as a way to generate economic value while also creating value for society. Accordingly, we leverage sustainability in our decision-making as we focus on long-term value creation for our shareholders, customers, employees and the communities in which we operate. Xylem is helping to create a water-secure world while creating economic and social value in the following three ways:

Serving Our Customers We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience.

Building a Sustainable Company

We know that in order to be a company that advances sustainability, we need a strong foundation and to execute with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity, equity and inclusion.

Empowering Communities

We are a company that is committed to creating both economic and social value. We strive every day to have a social impact and solve water for communities in need, including those affected by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

This shared value approach is designed to generate increased economic and social value and requires our business, environmental and social aims to mutually thrive. To this end, we are focused on minimizing negative environmental and social impacts across our value chain and using technology and alternative business models that benefit communities and the environment in which they are implemented.

Sustainability-Linked Financing: In 2023, we continued to align our sustainability, operational and financing strategies across our value chain, adding to our suite of green financing tools a new revolving credit facility that ties the facility fee and interest rates to certain sustainability-related key performance indicators. This followed the addition in 2021 of an ESG-linked demand deposit account that links yield on deposits to achievement of our 2025 Sustainability Goals; and our completion in 2020 of a $1 billion Green Bond offering, the proceeds of which were allocated to projects that help improve water accessibility, water affordability and water systems resilience.

Sustainability-Linked Compensation: A portion of the individual component of the 2023 Annual Incentive Compensation for our President & Chief Executive Officer and senior leadership team was tied to progress on several Sustainability goals, including: improving Xylem’s women in leadership representation, using merit-based hiring, promotions and diverse candidate slates to attract and retain the most qualified talent; improving our injury frequency rate; achieving 100% process water recycling in certain of our major facilities; and enabling our customers to reduce water demand. Also, further underscoring Xylem’s continued commitment to sustainability, in 2021 the Company augmented its sustainability-linked compensation for all of our named executive officers (“NEOs”), as well

Xylem 2024 Proxy Statement | 5

as a broader group of executives, with a special, one-time grant of performance share units with goals that are based on five of our 2025 Sustainability Goals.

Corporate Social Responsibility: Xylem Watermark, our corporate social responsibility program, has a mission to provide education and access to safe water to enable healthy lives, build resilient communities and inspire and attract the next generation of leaders. Watermark also continues to expand its humanitarian disaster response, youth empowerment and skills-based volunteering. With approximately 89% of legacy Xylem employees participating in 2023, employee-led volunteerism enhances the Company’s commitment to employee retention, recruiting, and collaboration in the communities where we live and work.

EXECUTIVE COMPENSATION – HIGHLIGHTS

We provide our NEOs with short- and long-term compensation opportunities that encourage performance to enhance shareholder value while avoiding excessive risk-taking. Our Leadership Development & Compensation Committee (“LDCC”) aligns our NEOs’ compensation with shareholder interests through a balanced and competitive equity program design that uses a mix of restricted stock units, performance share units and stock options. A significant portion of our NEOs’ pay is performance-based, capped and not guaranteed, and in 2023 made up approximately 87% and 75% of total direct compensation for our CEO and other NEOs, respectively (see charts below). In 2023, we received shareholder support of 83.1% in our say on pay advisory vote. See “2023 Advisory Vote to Approve Executive Compensation” in the “Compensation Discussion and Analysis” section.

2023 NEO Total Direct Compensation Mix**:

**Percentage of pay is based on annual target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) and excludes any one-time awards granted upon hire.

Highlights of our executive compensation include:

What We Do	What We Don’t Do

✓ Pay-for-performance

✓ Double-trigger change of control provision

✓ Peer group selection

✓ Annual compensation risk assessment

✓ Proactive management of share utilization

✓ Compensation benchmarking

✓ Clawback provisions per policy and equity grant agreements

✓ Balanced compensation design

✓ Stock ownership guidelines

✓ Insider trading policy

✓ Engage an independent compensation consultant

✓ Annual “say on pay” shareholder vote

✘ No executive perquisites

✘ No special retirement benefits for NEOs

✘ No tax gross-ups

✘ No fixed-term employment contracts

✘ No repricing of stock options or cash buy-outs of underwater stock options

✘ No pledging, hedging or shorting permitted

Xylem 2024 Proxy Statement | 6

PROPOSALS TO BE VOTED ON AT THE 2024 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

We are a global water technology company committed to solving critical water and infrastructure challenges with innovation. Our Board, through its Nominating & Governance Committee, regularly reviews the experience, skills, and qualifications needed to properly oversee the interests of the Company and its shareholders, taking into account the Company's short- and long-term strategies and evolving global business. The Nominating & Governance Committee then compares those attributes to those of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals that have the requisite experience, skills and qualifications, keeping in mind our commitment to actively seek qualified women and individuals from minority groups to include in the pool of candidates from which directors are selected. Directors and candidates should be individuals of the highest personal and professional ethics, integrity and values, with significant accomplishments and recognized stature, who bring a diversity of backgrounds and perspectives to the Board, and are committed to representing the long-term interests of our shareholders. Our Board believes that the director nominees have the appropriate mix of experience, skills, qualifications and attributes needed to lead the Company at the Board level.

Xylem's Director Nominees - Experience, Skills, Qualifications & Attributes

C-Suite Leadership	Operations	Diversity of Thought & Background

Corporate Governance	Strategy	Global Business

Technology & Innovation	Relevant Industry Expertise	Sales & Marketing

Finance	Risk Management	Talent Management

Name	Age**	Director Since	Principal Occupation	Independent	AC	LDCC	NG
Jeanne Beliveau-Dunn	64	2017	CEO & President, Claridad LLC	✓	✓	✓
Earl R. Ellis	58	2023	EVP & CFO, ABM Industries Inc.	✓	✓*
Robert F. Friel	68	2012	Former Chairman, President & CEO, PerkinElmer, Inc.	✓ Chair
Lisa Glatch	61	2023	Former President, LNG and Net-Zero Solutions and Chief Sustainability Officer, Sempra Infrastructure	✓		✓
Victoria D. Harker	59	2011	Former EVP & CFO, TEGNA, Inc.	✓	C*		✓
Steven R. Loranger[1]	72	2011	Former Chairman, President & CEO, ITT Corp.	✓		✓
Mark D. Morelli	60	2022	President & CEO, Vontier Corporation	✓	✓	C
Jerome A. Peribere	69	2013	Former President & CEO, Sealed Air	✓			C
Matthew F. Pine	52	2024	President & CEO, Xylem Inc.	CEO
Lynn C. Swann[1]	72	2023	President, Swann, Inc.	✓			✓
Lila Tretikov	46	2020	Former Corporate VP & Deputy Chief Technology Officer, Microsoft	✓			✓
Uday Yadav	61	2020	CEO, TK Elevator	✓	✓		✓

* = Financial Expert

C = Committee Chair

**Ages shown as of the date of the 2024 Annual Meeting

1 In line with the Board’s retirement age policy, Messrs. Loranger and Swann will not stand for re-election at the Annual Meeting and will therefore retire from the Board of Directors at the 2024 Annual Meeting. As a result, the size of the Board will be reduced accordingly as of the Annual Meeting.

Xylem 2024 Proxy Statement | 7

Xylem's Director Nominees – Diversity*

2 7-10 7 Director Age Diversity – Gender & Ethnicity Women 2 Ethnic Diversity 2 Diversity – Glob

*Tenure and age as of the date of the 2024 Annual Meeting; gender, ethnicity / race, global origin and sexual orientation as identified by the director nominees.

All director nominees will be elected for a one-year term.

The Board has determined that each nominee, other than our CEO, Mr. Pine, is independent from the Company and management. Each nominee brings experience, expertise and diverse perspectives that will contribute to the overall strength of the Board in its oversight role. Each nominee currently serves on our Board and was elected by our shareholders with the exception of Ms. Glatch. Ms. Glatch, who was a director on the board of Evoqua Water Technologies Corp. (“Evoqua”), was appointed by the Board effective May 24, 2023 in connection with Company’s acquisition of Evoqua. Each nominee agreed to be named in this Proxy Statement and to serve as a director, if elected. If a director nominee becomes unavailable for election, the persons named as proxies will have the right to use their discretion to vote for a substitute, or the Board may reduce the size of the board. For more information regarding director nominations and qualifications, see the “Board Composition and Refreshment” section. The following are summaries of the business experience and other qualifications of each director nominee.

Our Board of Directors recommends that you vote FOR the election of each of the director nominees

Xylem 2024 Proxy Statement | 8

Director Nominees

Jeanne Beliveau-Dunn, 64 Independent Director Director since 2017	Earl R. Ellis, 58 Independent Director Director since 2023
Committees: • Audit • Leadership Development & Compensation	Committees: • Audit

Qualifications, Attributes and Skills

As a former executive and a director of other public companies, Ms. Beliveau-Dunn brings extensive innovation and technology experience, including cybersecurity, and critical perspectives on strategy to our Board. She had P&L responsibility at Cisco and also brings significant experience in international operations, sales and marketing, sustainability and resilience to climate change, business transformation and talent management, including building network operations and security teams. Ms. Beliveau-Dunn is a leading voice on digitization and a pioneer in cloud, software-as-a-service and business productivity software, and a longtime champion of diversity, equity and inclusion to grow STEM talent.

Qualifications, Attributes and Skills

As a sitting CFO, Mr. Ellis brings to our Board extensive business experience with a broad financial background. He also has experience developing, operationalizing and driving strategy and expertise with respect to strategic transactions, technological transformation, operations, procurement, risk management, capital management and allocation, audit and compliance.

Professional Experience

• Chief Executive Officer & President of Claridad, LLC, a digital and IoT consulting firm that provides Software-as-a-Service and services around automation and security, since April 2018

• Vice President & General Manager of Cisco Systems Inc., a global technology company, where she managed the products and services business and operations, and built and operated centers of excellence, learning and knowledge, and innovation practices for scale

• During her 22-year career at Cisco, she built effective networking, digital and security solutions and businesses, including strategies for IoT in smart cities and industrial and energy markets.

• Fellow of the National Association of Corporate Directors and 2023 NACD Directorship 100 Honoree

• Founder of the IoT Talent Consortium, a membership-driven non-profit organization, and President of the board from 2016 through March 2018

Professional Experience

• Executive Vice President & Chief Financial Officer of ABM Industries Inc., a facility services company, since 2020

• Instrumental in leading the development of ABM’s strategic plan and technological transformation

• Prior to joining ABM, served as Senior Vice President, Finance of Best Buy, a consumer electronics company, and Senior Vice President & CFO of Best Buy Canada

• Prior to joining Best Buy in 2016, held executive leadership roles at a number of other public companies, including Canadian Tire Corporation, Campbell Soup, Kraft Foods, and Coca-Cola Bottling

• Served on the board of directors of Grace Foods Canada (2014 - 2023)

• Member of the Executive Leadership Council since 2019

• Served on the board of directors of the North Minneapolis Achievement Zone and the board of governors of the University of Guelph

Other Public Company Boards

• Columbus McKinnon Corp. (2020-present)

• Edison International and its publicly-listed subsidiary, Southern California Edison Company (2019-present)

• Sykes Enterprises, Inc. (May 2021–September 2021)

Xylem 2024 Proxy Statement | 9

Robert F. Friel, 68 Independent director Director since 2012	Lisa Glatch, 61 Independent Director Director since 2023
Committees: • Leadership Development & Compensation

Qualifications, Attributes and Skills

As former President, CEO and Chairman of a large public company and a seasoned director, Mr. Friel brings extensive experience in global technology companies as well as deep strategic, financial, tax and board leadership experience. Mr. Friel also brings to our Board expertise in leadership development, risk management, corporate governance, including executive compensation, as well as experience leading and integrating strategic transactions.

Qualifications, Attributes and Skills

As a former executive and a director of other public companies, Ms. Glatch brings extensive engineering, technology and industrial expertise, as well as critical strategic and financial perspectives, to our Board. With more than 30 years’ experience in senior leadership roles across the public and private sectors in the energy, chemicals, environmental, water and transportation industries, she has deep experience in a number of operational functions, including information technology and cybersecurity, sales and marketing, government relations and sustainability.

Professional Experience

• Served as Chief Executive Officer of PerkinElmer, Inc., a multinational corporation focused on human and environmental health, from January 2008 until his retirement in December 2019

• One of the primary architects of PerkinElmer's transformation into a global technology leader

• Joined PerkinElmer in 1999 and held a variety of positions, including Executive Vice President & Chief Financial Officer, with responsibility for business development and information technology, in addition to his oversight of the finance function

• Served as PerkinElmer’s President of Life and Analytical Sciences, and President & Chief Operating Officer

• Prior to joining PerkinElmer, held several global financial executive positions, including Vice President & Treasurer, for over 19 years with AlliedSignal, Inc. (now Honeywell International Inc.)

Professional Experience

• President, LNG and Net-Zero Solutions and Chief Sustainability Officer of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra (formerly Sempra Energy) from November 2021 until her retirement in April 2022

• Previously held a number of leadership roles at Sempra LNG, a predecessor of Sempra Infrastructure, including as President, Chief Operating Officer and Chief Sustainability Officer

• Prior to joining Sempra in 2018, served as Executive Vice President & Chief Strategic Development Officer of CH2M (now Jacobs Engineering)

• Earlier in her career, spent more than 20 years at Fluor Corporation in a range of leadership roles, including President of the Government Group and Senior Vice President of Project Operations for the Energy & Chemicals Group

Other Public Company Boards • West Pharmaceutical Services, Inc. (2020-present) • NuVasive, Inc. (2016-2023) • PerkinElmer, Inc. (2006-2019); Chairman (2009-2019)

Other Public Company Boards

• Fluor Corporation (2024-present)

• Hess Corporation (2022-present)

• Evoqua Water Technologies Corporation (2020-2023)

• Infraestructura Energetica Nova, S.A.B. de C.V (2020-2021)

Xylem 2024 Proxy Statement | 10

Victoria D. Harker, 59 Independent Director Director since 2011	Mark D. Morelli, 60 Independent Director Director since 2022
Committees: • Audit (Chair) • Nominating & Governance	Committees: • Audit • Leadership Development & Compensation (Chair)

Qualifications, Attributes and Skills

Ms. Harker brings to our Board extensive global business experience with a wide-ranging management and financial background and experience in the digital transformation of businesses. Ms. Harker’s deep experience as both a recently sitting CFO and director of other public companies provides additional critical skills, including with respect to governance, strategic and transformative transactions, cybersecurity, operations, risk management, capital allocation, audit and compliance.

Qualifications, Attributes and Skills

Mr. Morelli brings extensive leadership experience and global perspectives, together with a deep background in industrial technology and innovation, business operations, manufacturing, and strategy. With nearly two decades of experience leading companies through transformative growth and innovation, he brings expertise in building smart and sustainable solutions, managing climate-related risks, shaping high-performance teams, and advancing diversity, equity and inclusion in the workplace.

Professional Experience

• Served as Executive Vice President & Chief Financial Officer of TEGNA, Inc., a media company innovating in the digital age, from June 2015 when TEGNA spun off from Gannett Co., until December 2023, followed by her retirement from the company in March 2024

• CFO of Gannett from July 2012 to June 2015

• Prior to joining Gannett in 2012, served as the CFO and President of Global Business Services of the AES Corporation, a diversified, multinational power generation and utility company

• Prior to joining AES in 2006, held several key leadership roles including Acting CFO and Treasurer of MCI and CFO of MCI Group, a unit of World-Com Inc.

• Member of the American University Advisory Council for the Kogod School of Business

• Member of the board of the State Council of Higher Education for Virginia

• Served as a trustee on the Board of Visitors of the University of Virginia (2012 – 2016) and continues to serve on a number of advisory boards

Professional Experience

• President & Chief Executive Officer of Vontier Corporation, a global industrial technology company focused on smarter mobility, since January 2020

• Served as President & Chief Executive Officer of Columbus McKinnon Corporation, a leading designer, manufacturer and marketer of intelligent motion solutions for material handling, from February 2017 to January 2020

• Prior to joining Columbus McKinnon, served as President & Chief Operating Officer of Brooks Automation, Inc., and President & Chief Executive Officer of Energy Conversion Devices, Inc.

• Served in a number of roles with United Technologies Corporation, including President, Carrier Commercial Refrigeration

• Began his career as a U.S. Army officer and helicopter pilot

Other Public Company Boards • Philip Morris International (2024-present) • Huntington Ingalls Industries (2012-present) • Stride, Inc. (2020-2022)	Other Public Company Boards • Vontier Corporation (2020-present) • Columbus McKinnon (2017-2020)

Xylem 2024 Proxy Statement | 11

Jerome A. Peribere, 69 Independent Director Director since 2013	Matthew F. Pine, 52 President & Chief Executive Officer Director since 2024
Committees: • Nominating & Governance (Chair)

Qualifications, Attributes and Skills

As a former President & CEO of a large public company and a seasoned director, Mr. Peribere brings extensive knowledge of leadership, strategy, sustainability, risk management, sales and marketing, and executive compensation. Given his deep experience with global industrial companies, he also brings to our Board expertise in manufacturing and operations, growth, integration of acquisitions, technology and product development.

Qualifications, Attributes and Skills

Mr. Pine brings to our Board valuable global leadership experience, and expertise in sales and marketing, business operations, supply chain, product management, innovation, technology, digital transformation and risk management, as well as extensive knowledge of the water industry and other relevant industries. He also brings deep experience leading and executing complex strategic transactions, including acquisitions and joint ventures. Mr. Pine is passionate about the future of water and inclusivity in the workplace. He has led employee network groups throughout his career and served as executive sponsor for the inaugural network group for Xylem’s Black and African-American colleagues, the Maji Network. He also champions Xylem’s reverse mentoring and sponsorship programs to advance an inclusive workplace that fosters learning through a diversity of perspectives.

Professional Experience

• President & Chief Executive Officer of Sealed Air, a global manufacturer of protective and specialty packaging for food and consumer goods, from 2013 until his retirement in 2017

• Led the transformation of Sealed Air from a products-based company to a knowledge-based company, with a more unified organization through the company’s rebranding, and renewed commitments to creating customer value and sustainability

• Previously served as the President & Chief Operating Officer of Sealed Air

• From 1977 through 2012, held various leadership roles at The Dow Chemical Company, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials from 2009 through August 2012

Professional Experience

• President & Chief Executive Officer of Xylem from January 2024 to present

• Joined Xylem in 2020, served as Chief Operating Officer from January 2023 to December 2023 and previously led the Applied Water Systems and Measurement & Control Solutions segments, and the Americas Commercial Team

• Prior to joining Xylem, held senior leadership roles at United Technologies Corporation, a multinational conglomerate, including President of Carrier Residential from 2018 to 2020

• Earlier in his career, held a number of sales and marketing leadership roles at Vestas Wind Systems, Lennox International Inc., and Trane Residential & Light Commercial Systems

• Member of the U.S. Business Roundtable

• Member of the World Economic Forum’s Alliance of CEO Climate Leaders

Other Public Company Boards • Ashland Global Holdings Inc. (2018-present)

Xylem 2024 Proxy Statement | 12

Lila Tretikov, 46 Independent Director Director since 2020	Uday Yadav, 61 Independent Director Director since 2020
Committees: • Nominating & Governance	Committees: • Audit • Nominating & Governance

Qualifications, Attributes and Skills

Ms. Tretikov is a leading expert on artificial intelligence and business transformation and brings extensive innovation and technology and cybersecurity experience to our Board, as well as experience in climate accounting and measurement and evaluation of climate technology. She also brings valuable perspectives related to her experience applying a cross-disciplinary approach to creating solutions that address some of the world's most challenging problems and empower humanity through technology. Ms. Tretikov founded a company in the field of computational genomics while at college and has numerous patents and articles to her name in the field of technology-enabled business transformations.

Qualifications, Attributes and Skills

Mr. Yadav brings to our Board valuable global leadership experience and expertise in business operations, strategy and risk management, as well as extensive knowledge of emerging markets. He also brings more than 20 years of industrial experience and global P&L leadership serving diverse sectors, including heavy industry, aerospace, and automotive, and deep experience in deploying new product and service solutions and developing new business models, including energy transition linked to climate change.

Professional Experience

• Former Corporate Vice President & Deputy Chief Technology Officer of Microsoft, a technology company, from April 2020 to January 2024

• Joined Microsoft in April 2018 as Corporate Vice President, Artificial Intelligence, Perception & Mixed Reality

• Served as Senior Vice President of Engie SA, a multinational energy company, and CEO and vice chairman of the Terrawatt Initiative, a non-profit organization launched by Engie and other multinationals with a mission to alter the Earth’s ecology through energy transition to CO2-negative systems, from December 2016 to December 2019

• Earlier in her career, held a number of leadership positions at technology companies and non-profit organizations, including as CEO and Executive Director of The Wikimedia Foundation and founder and CEO of a business that was ultimately acquired by Ameritrade

• Co-founder of nam.R SA, a Paris-based software company

Professional Experience

• Chief Executive Officer, TK Elevator, provider of elevator and escalator technology, since May 2022

• President & Chief Operating Officer, Electrical Sector, for Eaton, a power management company, from July 2019 to May 2022

• Joined Eaton in 1999 and held corporate-wide roles as well as leadership positions in all of the company’s operating groups, including in India, China, Europe and the United States

• Prior to joining Eaton, worked at Aeroquip-Vickers, which was acquired by Eaton, and Lucas Engineering & Systems, based in the UK

• Served on the board of Hopewell, a therapeutic farm community addressing mental illness

**Note that after more than 12 years of service, Mr. Steven R. Loranger will retire from the Board as of the 2024 Annual Meeting, in line with the Board’s retirement age policy. Mr. Lynn C. Swann will also retire from the Board as of the 2024 Annual Meeting after a year of service, in line with the Board’s retirement age policy. The Board thanks Messrs. Loranger and Swann for their valuable service. Accordingly, the size of the Board will be reduced to ten directors as of the Annual Meeting.

Other Public Company Boards • SOPHiA Genetics SA (2023-present) • Volvo Cars AB (2021 – present) • nam.R SA (2018 – 2023)

Xylem 2024 Proxy Statement | 13

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditor that audits the Company’s financial statements and internal control over financial reporting. The Committee has appointed Deloitte & Touche LLP (“Deloitte”) to continue to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte has served as the Company’s independent auditor since 2011. The Audit Committee believes this tenure results in enhanced audit quality and audit plans focused on key risk areas and operational efficiencies gained by leveraging Deloitte’s deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal control over financial reporting. The Audit Committee periodically considers the rotation of the Company’s independent auditor because the Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. The Audit Committee believes that any concerns with Deloitte’s tenure are mitigated by the Committee’s thorough oversight, including ongoing engagement with Deloitte, as well as the mandated rotation of the audit partner every five years. The Audit Committee annually conducts a comprehensive evaluation of Deloitte’s performance and independence in determining whether to reappoint the firm, carefully considering factors including:

•  the firm’s integrity and independence, including controls and processes for monitoring and maintaining independence, as well as objectivity and professional skepticism displayed in reports and presentations

• professional qualifications, expertise, experience and performance of key engagement team members
• global capabilities, resources, and technical expertise, particularly given our footprint and complexity of global operations
• historical and 2023 performance, including responsiveness, engagement, quality, quality control procedures, efficiency and coordination of services provided
• industry-specific experience and insights
• extent, quality, clarity and candor of communications
• report on quality, including the results of the peer review program
• annual client service assessment results and management’s feedback regarding overall performance
• external data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s (“PCAOB”) inspection results on the independent auditor and its peer firms
• compliance with applicable laws and professional standards, pending litigation or judgments
• robust and good faith negotiations, and the degree to which the fees charged for audit and non-audit services are competitive and appropriate

• length of time serving in this role, including the positive and negative impacts of longer tenure on independence and objectivity, and from changing auditors, as well as the desired balance of experience with fresh perspectives from the mandatory rotation of the audit partner

• alignment with the Company’s values and commitment to diversity, equity and inclusion

In conjunction with the mandated rotation every five years of the independent auditor’s lead engagement partner, the Audit Committee oversees and participates in the selection of the lead engagement partner. The selection process is fulsome and starts with management interviews of multiple candidates who meet professional, industry and personal criteria, including diversity of thought and background, experience with complex global clients, and industry-specific experience, among others. Management recommends a finalist candidate to the Committee. The Committee Chair then interviews the finalist and, in consultation with the Committee, considers management’s recommendation. The Committee approves the appointment of the new lead audit engagement partner. The current lead audit engagement partner, selected in 2021, is expected to serve in this capacity through the end of the 2025 audit.

Fees of Audit and Other Services

In considering the appointment of the independent auditor, the Committee carefully considers the competitiveness and appropriateness of the independent auditor’s fees, including impact on audit quality. The aggregate fees for

Xylem 2024 Proxy Statement | 14

professional services rendered by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the years ended December 31, 2023 and 2022 were approximately as follows:

	2023	2022
	(In thousands)
Audit Fees (1)	$8,426	$7,010
Audit-Related Fees (2)	130	68
Tax Compliance Services	13	31
Tax Planning and Consulting Services	95	83
Total Tax Fees (3)	108	114
All Other Fees (4)	4	3
Total	$8,668	$7,195

(1)
Fees for audit services consisted of: audit of the Company’s annual financial statements and internal controls over financial reporting; reviews of the Company’s quarterly financial statements; statutory and regulatory audits, consents and other services related to SEC matters, and; financial accounting and reporting consultations. The increase in audit service fees between 2022 and 2023 is due to: a) an agreed upon inflationary increase, and b) incremental audit work following the Company’s acquisition of Evoqua Water Technologies Corp.
(2)
Fees for audit-related services consisted of: audits and other attest work related to subsidiaries (other than statutory audits), and; other miscellaneous attest services.
(3)
Fees for tax services consisted of tax compliance and tax planning and consulting services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and review amounts to be included in tax filings.Tax planning services are services and advice rendered with respect to the tax impact of regulatory changes and proposed transactions or services that alter the structure of a transaction to obtain an anticipated tax result. Such services include tax advice related to intra-group structuring.
(4)
Fees related to the Company’s subscription to research tools and assistance with market-based research.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditor. The Audit Committee has adopted a policy for the pre-approval of certain services provided by the independent auditor. Under the policy, pre-approval is generally provided for specific categories of audit, audit-related, tax and other services incremental to the normal auditing function, subject to approval by the Chief Financial Officer or Chief Accounting Officer. These categories include the following: employee benefit plan audits; acquisition and disposition services, including due diligence; audits of subsidiaries and other attest services unrelated to the consolidated audit; tax compliance and certain tax planning advice work; accounting consultations and support related to generally accepted accounting principles in the United States; and reviews and consultations on internal control matters. To minimize relationships that could impair, or appear to impair, the independent auditor’s objectivity, the policy also restricts the types of non-audit services that the firm may provide to the Company.

Audit, audit-related and non-audit services that have not been pre-approved under the policy must be specifically pre-approved by the Audit Committee. In addition, if fees for any audit or non-audit services pre-approved under the policy exceed a pre-determined aggregate amount during any fiscal year, any additional proposed audit or non-audit services to be performed by the independent auditors must be specifically pre-approved by the Audit Committee. The Committee Chair is authorized to pre-approve audit and non-audit services up to $100,000 on behalf of the Committee between meetings, provided such decisions are presented to the full Committee at its next regularly scheduled meeting. All audit, audit-related and non-audit services described above were pre-approved by the Audit Committee. The Committee considers non-audit fees and services when assessing auditor independence.

The Audit Committee has determined that continued retention of Deloitte as our independent auditor for 2024 is in the best interests of the Company and its shareholders. Deloitte’s appointment for 2024 is being submitted for shareholder ratification to solicit the opinion of shareholders, which shall be taken into consideration in future deliberations. If the shareholders do not ratify the appointment, the Committee will reconsider the appointment and consider this when appointing the independent auditor for the fiscal year ending December 31, 2025.

Representatives of Deloitte attended all meetings of the Audit Committee in 2023 and are expected to be present during the virtual Annual Meeting, when they will have the opportunity to make a statement, if desired, and are expected to be available to respond to pertinent questions.

Our Board of Directors recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2024

Xylem 2024 Proxy Statement | 15

AUDIT COMMITTEE REPORT

Xylem’s Audit Committee reports to and acts on behalf of the Board of Directors. The Committee represents and assists the Board in fulfilling its responsibility to oversee: the integrity of the Company’s financial statements, reporting processes and controls; the independent auditor and annual independent audit of the Company’s financial statements; the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements. Descriptions of the Committee’s primary responsibilities and the independence and financial expertise of the Committee’s members are included under “Board Committees — Audit Committee” (see page 30).The Committee operates under a written charter adopted by the Board, which can be found on the Company’s website, www.xylem.com, under “About Xylem,” then “Investors” and then “Corporate Governance.” The Committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to reflect the evolving role of the Committee.

Overview of Committee’s Key 2023 Topics and Actions. The Audit Committee met seven times in 2023. Meeting agendas are established by the Audit Committee Chair in consultation with the Committee. During 2023, the Committee fulfilled each of its duties and responsibilities as outlined in its charter, including, among other things:

•
Met with senior members of the Company’s financial management team at each Committee meeting;
•
Received updates no less than quarterly on management’s framework and process to assess the adequacy of internal controls over financial reporting, and management’s conclusions on the effectiveness thereof;
•
Reviewed with the independent auditors the Company’s internal controls assessment process, management’s assessment of the internal controls over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal controls over financial reporting;
•
Reviewed with management and the independent auditors the Company’s earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, prior to filing with the SEC;
•
Held separate executive sessions during its regular meetings with the Company’s General Counsel, Chief Ethics & Compliance Counsel, Chief Financial Officer (“CFO”), Chief Internal Auditor and the independent auditors, during which candid discussions regarding compliance matters, financial management, accounting, auditing and internal controls issues took place;
•
Reviewed the scope and plans for the internal auditor and independent auditors’ audits;
•
Reviewed significant accounting policies, the impact of new accounting pronouncements, and new or potential SEC rulemaking and disclosure requirements, including as respects cybersecurity;
•
Reviewed with the independent auditors the two 2023 Critical Audit Matters;
•
Reviewed with management, including the General Counsel and Chief Internal Auditor, and the independent auditors, significant risks and exposures identified by management;
•
Reviewed the Company’s compliance with legal and regulatory requirements;
•
Reviewed matters related to the Company’s acquisition of Evoqua, including transaction-related financial disclosures, integration, and compliance with the Evoqua SEC judgment requirements;
•
Reviewed the overall adequacy and effectiveness of the Company’s legal, regulatory, business ethics and anti-corruption programs, including the Company’s Code of Conduct;
•
Reviewed the Company’s cybersecurity program, including risk posture, mitigations and controls;
•
Reviewed the Company’s tax rates, controversies and strategy, including relevant legislative and regulatory updates;
•
Reviewed the Company’s hedging program and policy governing the use of swaps;
•
Reviewed the Company’s capital structure, liquidity, ratings, debt covenant compliance, leverage targets, and counterparty risk assessment related to the 2023 banking crisis;
•
Reviewed the Company’s material litigation and claims;
•
Reviewed the Company’s enterprise risk management program, processes and internal audit results;

Xylem 2024 Proxy Statement | 16

•
Reviewed the performance and effectiveness of the Company’s internal audit function, including the annual performance review of the Chief Internal Auditor; and
•
Participated in the selection and onboarding of the Company’s new CFO.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of Xylem’s independent registered public accounting firm, including assessment of the firm’s qualifications, performance and independence. The Committee is responsible for appointing, compensating, and overseeing the work of the independent auditor, including periodically reviewing and evaluating the performance of the lead audit engagement partner, overseeing the required rotation of the lead audit engagement partner every five years, and reviewing and considering the selection of the current lead audit engagement partner who commenced with the 2021 fiscal year. Annually, the Committee evaluates Deloitte’s performance in determining whether to reappoint the firm. Deloitte has served as Xylem’s independent registered public accounting firm since 2011.

The Audit Committee recognizes the importance of maintaining the independence of Xylem’s auditor. In 2023, the Committee concluded that many factors contribute to the continued support of Deloitte’s independence, such as oversight by the PCAOB through the establishment of audit, quality, ethics and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; and PCAOB and SEC requirements for lead audit engagement partner rotation. The Committee received and reviewed the written disclosures and letter from Deloitte required by the PCAOB regarding independence. The Committee discussed with Deloitte the firm’s independence from Xylem and management and related matters. The Committee also considered the limitations imposed by regulations and the Committee on non-audit services provided by Deloitte, reviewed the nature and amount of fees paid to Deloitte for non-audit services, and evaluated the compatibility of such services with maintaining Deloitte’s independence (see page 14 for details on Deloitte’s 2023 fees for audit and non-audit services). To promote independence, the Committee consults separately and jointly with Deloitte, the Company’s internal auditors and management. The Committee believes that the services provided by Deloitte in 2023 are compatible with, and do not impair, Deloitte’s independence. Therefore, the Committee concurs with Deloitte’s conclusion that they are independent from Xylem and its management. As detailed in Proposal 2, the Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Oversight of the Internal Audit Function. The Chief Internal Auditor reports directly to the Audit Committee. Under his direction, our Internal Audit function is responsible for preparing and executing an annual audit plan, conducting internal audits intended to evaluate the Company’s internal controls, including effectiveness, and compliance with regulatory requirements.

Review and Recommendation Regarding Financial Statements. Management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and internal controls, and implementation of procedures designed to assure compliance with accounting standards and applicable laws and regulations. Xylem’s independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with US GAAP, and expressing an opinion on the Company’s internal controls over financial reporting.

The Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with management and Deloitte. The Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the Committee received from Deloitte the written disclosures required by the PCAOB concerning independence and has discussed with Deloitte its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for 2023 filed with the SEC.

This report is provided by the following independent directors who compose the Audit Committee of the Company’s Board of Directors:

Victoria D. Harker, Chair Jeanne Beliveau-Dunn	Earl R. Ellis Mark D. Morelli	Uday Yadav

(See Proposal 1- Election of Directors for the biography of each Audit Committee member standing for re-election, including areas of expertise.)

Xylem 2024 Proxy Statement | 17

PROPOSAL 3 — ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation. As part of that commitment, and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, our shareholders are being asked to approve a non-binding advisory resolution on the 2023 compensation of our NEOs as disclosed in this Proxy Statement. This proposal provides shareholders the opportunity to express their views on our 2023 executive compensation program and policies. In considering your vote, you should review the information on our compensation policies and decisions regarding the NEOs presented in the “Compensation Discussion and Analysis” section.

At our 2023 Annual Meeting of Shareholders, our shareholders approved our 2022 NEO compensation, with approximately 83.1% of votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome signals our shareholders’ support of our executive compensation program. Similarly, during our annual outreach of shareholders to solicit their input on a range of topics related to executive compensation and governance matters, our top shareholders expressed strong support of our executive compensation program. As a result, we continued our general approach to our executive compensation program through fiscal year 2023.

The Company’s Leadership Development & Compensation Committee (“LDCC”) considers the following when designing the executive compensation program:

• alignment of executive and shareholder interests by providing incentives linked to key financial and non-financial performance metrics, including sustainability priorities, which the LDCC believes will help drive long-term shareholder value creation;

• the ability of executives to drive long-term shareholder value creation without taking undue business risk;
• the creation of a clear link between an executive’s compensation and his/her/their individual contribution and performance (pay-for-performance);
• the competitive nature of the industries in which we operate and our need to attract and retain the most creative and talented industry leaders; and
• comparability to the practices of peers in the industries in which we operate and other similar companies generally.

The Board recommends you vote FOR the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

While the results of the vote are advisory in nature, the Board and the LDCC value feedback from shareholders and will carefully consider the outcome of the vote as part of the ongoing evaluation of the Company’s executive compensation philosophy and design. For a description of our annual shareholder outreach efforts regarding compensation and governance, see “Shareholder Engagement Program” in the “Corporate Governance” section.

The Board has adopted a policy of providing for annual advisory votes on executive compensation. Unless the Board modifies its policy on the frequency of holding such advisory votes in consideration of the results of our Say on Frequency proposal (Proposal 4), the next such advisory vote will occur in 2025.

Our Board of Directors recommends that you vote FOR the Advisory Vote to Approve Named Executive Officer Compensation

Xylem 2024 Proxy Statement | 18

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 3 above, our shareholders are being asked to cast an advisory vote to approve the compensation of our named executive officers, as reported in this Proxy Statement. In accordance with SEC rules, at least once every six years the Company is required to ask shareholders to cast a non-binding advisory vote on how frequently our shareholders should be asked to cast an advisory vote on the compensation of our named executive officers. Shareholders may vote to have the advisory vote on executive compensation every year, every two years, or every three years. Shareholders may also abstain from voting. Our prior say-on-frequency vote occurred in 2018. At that meeting, shareholders agreed with the Board's recommendation that advisory votes on executive compensation should occur every year.

After careful consideration of the frequency alternatives, the Board believes that these advisory votes should continue to occur every year so shareholders may annually express their views on our executive compensation program. An annual shareholder vote allows our shareholders to provide us with direct and immediate feedback regarding the effectiveness of our compensation programs, and provides our LDCC with the opportunity to consider shareholder views as part of its regular compensation review. The Board values the opportunity to receive feedback and will continue to consider the outcome of these votes in making executive compensation decisions.

Our Board of Directors recommends that you vote for "1 YEAR" on the Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

Xylem 2024 Proxy Statement | 19

CORPORATE GOVERNANCE

Role of The Board

of t Board ersethe interests of all shareholders in the long-tealth and overall success of the Company’s business and financial strength Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders Oversee the Company’s strategy and risk Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and their internal controls, and the Company’s compliance with applicable laws and regulations

•
Oversee the interests of all shareholders in the Company’s long-term health, business, financial strength and overall success
•
Serve as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders
•
Oversee the Company’s strategy and risk management
•
Oversee the proper safeguarding of the Company’s assets, the maintenance of appropriate financial and internal controls, and the Company’s compliance with applicable laws and regulations
•
Manage CEO development, succession and selection, and Board succession, in conjunction with the appropriate committees

Oversight of Strategy

One of the Board’s key responsibilities is overseeing the Company’s strategy. The Board has deep knowledge and expertise in this area and regularly discusses our strategic priorities and businesses. Believing that oversight of our strategy is a continuous process, the Board’s approach includes the following:

•
Each director participates in a comprehensive orientation program upon joining the Board (see the “Director Orientation and Continuing Education” section) where he/she/they gain an understanding of Xylem’s strategy, businesses and operations.
•
At each of its meetings, the Board receives information and updates from our President & CEO, Chief Strategy & External Affairs Officer, Chief Growth & Innovation Officer, business Presidents and other senior leaders, as appropriate, with respect to the Company’s strategy, execution and competitive landscape, including updates on key areas such as digital, innovation and technology, research and development, sustainability, human capital management, and operations, including supply chain.
•
Matters of strategy are also discussed at committee meetings, as appropriate, given each committee’s specific focus and expertise.
•
One Board meeting per year is dedicated to an intensive review and discussion of the Company’s strategic plans. During this meeting, the Board engages with the President & CEO, Chief Strategy & External Affairs Officer, Chief Growth & Innovation Officer, Chief People & Sustainability Officer (“CP&SO”), business Presidents, other senior leaders and members of management regarding long-range strategy, business objectives, competitive landscape, market opportunities, customer and economic trends, innovation and technology, key talent considerations and other developments. This review also includes our strategic approach to sustainability and human capital management matters, given their importance to Xylem’s strategy and business.
•
The independent directors hold regularly scheduled executive sessions without management to discuss strategy.
•
The Board’s engagement on oversight of strategy continues between meetings in a variety of ways. For example, our directors may from time-to-time visit our business locations, including research and development facilities, or business locations of our strategic innovation partners around the globe.

Our directors also have the opportunity to understand and assess how we are communicating our strategy to investors through periodic shareholder engagement updates, as well as Investor Days, most recently held in September 2021 and next planned for May 30, 2024.

While the Board and its committees oversee the development and evolution of the Company’s strategy, management is responsible for executing the strategy, and does so with a long-term mindset and focus on assessing both the opportunities for, and risks to, the Company and its stakeholders.

Xylem 2024 Proxy Statement | 20

Oversight of Risk

Management is responsible for day-to-day management of the Company’s risks, including the creation of appropriate risk management programs, policies and practices. Management conducts an enterprise risk management (“ERM”) program, which is an evergreen process using a widely accepted framework to identify, assess, monitor and communicate the Company’s strategic, operational, financial, compliance and reputational risks over the short-, intermediate- and long-term. Through the ERM program, we seek to identify and mitigate risks, and enable improved decision-making and prioritization of time and resources. Risk assessments are conducted annually and also as needed in line with changes to our business and external factors. We continue to monitor our risks throughout the year, including to understand how internal and external factors may impact our risk profile and inform our mitigation plans. The ERM process also informs the Company’s disclosure and discussion of risks in its SEC filings. The Board and its committees work with management, our internal and independent auditors, as well as other external advisors, to incorporate ERM into the Company’s strategy, strategic planning and business operations.

As an integral and ongoing part of its work, the Board oversees management’s approach to risk management and execution of its risk management responsibilities. This oversight includes the following:

•
Throughout the year, the Board discusses risk in general terms and in relation to the strategy, businesses and corporate functions, as well as specific proposed actions.
•
The Board receives regular updates from management on the Company’s financial and operating results, strategic and annual operating plans, and key enterprise risks, and provides appropriate input and perspectives.
•
Management periodically reports to the Board and its committees on specific risks as they arise or as requested by the Board.
•
The Company’s independent directors hold regularly scheduled executive sessions without management present to discuss risks facing the Company and management’s approach to managing and mitigating them.

The Board has delegated responsibility for oversight of certain risk categories to its committees based on each committee’s expertise and applicable regulatory requirements, as summarized below. Each committee regularly receives updates on these matters from management and reports on them to the full Board so that the Board has the information necessary to fulfill its risk oversight responsibilities.

Board / Committee	Key Areas of Risk Oversight
Board	• Significant commercial and capital markets risks • Significant legal or reputational matters • Strategy and execution of strategic priorities • Capital deployment, including M&A	• Markets, customers and competitive landscape • Talent and culture; and CEO succession planning (assisted by N&G and LDCC) • Innovation and technology • Supply chain
Audit Committee

• Financial statements and financial risks

• Accounting, controls and financial disclosures

• Tax strategy and related risks

• Swaps and derivative transactions

• Liquidity, credit ratings, debt covenant compliance and leverage targets

•    Effectiveness of the Code of Conduct

• Business ethics and anti-corruption program

• Enterprise risk assessment and risk management processes and policies

• Cybersecurity controls and reporting

• Product safety

Leadership Development & Compensation Committee	• Executive compensation philosophy and program design • Executive development and leadership • Succession planning for senior management	• Human capital initiatives related to talent management and development, and diversity, equity and inclusion • Non-employee director compensation
Nominating & Governance Committee	• Board composition and refreshment • Annual Board and committee assessments • Compliance programs: Anti-harassment, conflict minerals, data privacy, environmental, health & safety and trade compliance	• Corporate governance • Business continuity, disaster recovery and crisis management • Sustainability, corporate citizenship and social value creation

Xylem 2024 Proxy Statement | 21

Oversight of Cybersecurity

The Board recognizes the importance of maintaining the trust and confidence of our customers, suppliers, employees and shareholders. In line with its broader strategic oversight, the Board oversees cybersecurity, including strategy and processes. To assist with oversight of cybersecurity, the Board has delegated to the Audit Committee responsibility to oversee certain aspects of cybersecurity related to controls and reporting. As part of its independent oversight of the key risks facing the Company, the Board and Audit Committee devote considerable time and attention to the oversight of management’s approach to cybersecurity and related risk mitigation, including strategy, controls, resources, policies, standards, processes and practices. At least semi-annually, the Audit Committee or full Board receive reports from the Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”). Such reports include updates on the Company’s cybersecurity risk profile, assessments of the Company’s enterprise and product security programs, management’s strategy for managing risks, measures implemented to identify and mitigate cybersecurity risks, the status of projects to strengthen the Company’s cybersecurity posture, the emerging cybersecurity threat landscape, and other relevant topics. We have protocols and processes by which certain cybersecurity incidents, as specified by our Cybersecurity Incident Response Plan, are escalated within the Company and, as appropriate, to the Audit Committee.

The Board receives a report on the results of the Company’s annual ERM Program risk assessment, as well periodic updates on the ERM program, including ongoing monitoring of the Company’s risks, as appropriate. The ERM program has identified cybersecurity as one of the Company’s primary risks.

Additional information regarding our approach to cybersecurity is available in the Item 1C. Cybersecurity of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

Oversight of Human Capital Management

Our colleagues around the globe are united in a shared purpose – to solve water – and, as such, are key to the Company’s success and execution of our strategy. We seek to foster a high-impact culture in which our colleagues are inspired to innovate, empowered to lead, and accountable to deliver – creating an environment that is mission-driven, people-centered, diverse, equitable and inclusive.

We are committed to a workplace that creates a sense of belonging for everyone: where all our colleagues feel involved, respected, valued, heard, connected, able to bring their authentic selves to the workplace, and empowered to do their best work. We believe that Xylem is strongest when we embrace the power of diversity, equity and inclusion to drive innovation, make us more competitive, positively impact employee and customer satisfaction and the Company’s performance, better serve the communities in which we operate, create value for our shareholders and other stakeholders, and advance social equity.

Our commitment to fostering a global, diverse, equitable and inclusive environment starts with our Board of Directors and senior leadership team members, who represent a broad spectrum of backgrounds, identities and perspectives. The Board, through its Nominating & Governance Committee, assesses and manages board composition and refreshment, including consideration of a diverse mix of director experiences, skills, qualifications, viewpoints and education, as well as race, ethnicity, gender and global origin. (See “Board Composition and Refreshment”). We believe that the diversity of our Board and senior leadership enhances our ability to evolve and execute our business strategy and to attract and retain diverse and highly-qualified talent, and also fuels our commitment to foster an environment of inclusion and provide our colleagues with equitable access to opportunities.

The Board, with the assistance of its committees, provides oversight of the Company’s human capital strategy and approach, including with respect to culture, diversity, equity and inclusion, talent management and talent development, as follows:

Xylem 2024 Proxy Statement | 22

Board / Committee	Key Areas of Human Capital Oversight
Board	• Succession planning for the Board, CEO and senior leadership team • Culture and talent management and development to enable achievement of the Company’s strategy
Audit Committee	• Implementation and effectiveness of the Code of Conduct (see “Code of Conduct”) • Business ethics and anti-corruption program
Leadership Development & Compensation Committee

•    Leadership development and succession planning for senior leadership team

•    Leadership development for potential internal CEO succession candidates

•    Approach to talent management and development, and diversity equity and inclusion

Nominating & Governance Committee

•    Anti-harassment program

• Board succession planning and process, including director searches

•    Data privacy program

• External market scans for CEO succession talent

•    Environmental, health, safety and security programs

•    Sustainability program, including Watermark, our corporate social responsibility program

Additional information regarding our approach to human capital management is available in the “Human Capital Management” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

Oversight of CEO and Leadership Succession Planning

The Board has primary responsibility for CEO succession planning and selection, as well as oversight of succession planning for the senior leadership team. Key Board and committee activities around succession planning include:

•
The Board, with the assistance of the Nominating & Governance Committee, maintains current contingency plans in the event the CEO is unable to serve for any reason.
•
The Board periodically updates the CEO selection criteria and competencies, most recently in 2021 with the assistance of a third-party advisor.
•
The Nominating & Governance Committee assists the Board with CEO succession planning by conducting periodic external market scans for potential succession talent.
•
The LDCC assists the Board with CEO succession planning by focusing on potential internal succession candidates and their development plans.
•
The Board regularly discusses with the CEO recommendations and evaluations of the senior leadership team members, including potential successors to the CEO and senior leadership team roles.
•
The LDCC oversees succession planning for senior leadership team roles. Together with the CEO and CP&SO, the Board and LDCC regularly review senior leadership talent, including readiness to take on additional leadership roles, and developmental opportunities needed to prepare senior leaders for greater responsibilities.

In connection with Patrick K. Decker’s retirement from the Company in March 2024, effective January 1, 2024 the Board appointed Matthew F. Pine to serve as the Company’s President and CEO and as a director on the Board. The Board and LDCC are working closely with Mr. Pine on his CEO onboarding and continued professional development.

Corporate Governance Policies and Practices

We periodically assess our governance framework and our governance approach is informed by various perspectives. We participate in corporate governance organizations and other associations, including the World Economic Forum, the Business Roundtable, the National Association of Corporate Directors, the G100 and the Society for Corporate Governance, that provide valuable opportunities to interact with investors, peer companies,

Xylem 2024 Proxy Statement | 23

policy makers and other interested parties. These interactions provide opportunities for dialogue and knowledge sharing around corporate governance policy and practices.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, together with the Company’s articles of incorporation, by-laws, Code of Conduct and Board committee charters, provide a governance framework for the Company and set out general principles regarding the functions and responsibilities of the Board, its committees and directors.

The Corporate Governance Principles, which are reviewed by the Board periodically and were last updated in November 2023, emphasize the importance of Board composition, including diversity, and director performance and effectiveness. Among other things, our Corporate Governance Principles expressly state our commitment to actively seek highly qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are selected as part of each Board search.

The Corporate Governance Principles provide that directors must be able to devote the time required to prepare for and attend regularly scheduled Board and committee meetings, and participate in other matters necessary for sound corporate governance, including continuing education, site visits and communication with management.

To help assure that directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that directors who are executive officers of public companies may not serve on more than three public company boards, including their own board and our Board. Directors that are not executive officers of public companies may serve on no more than four public company boards (including our Board). However, as provided in the Corporate Governance Principles, even when directors have not exceeded these guidelines, any new or proposed directorships or affiliations are reviewed with respect to actual or potential conflicts or other concerns, including the effect on such director’s ability to devote the time required for service on our Board. Accordingly, the Nominating & Governance Committee exercises careful judgment on outside director commitments based on each director’s particular circumstances, taking account of his/her/their experience, the depth and quality of his/her/their leadership and engagement with management and other Board members, and the timing of other board commitments.

The Corporate Governance Principles also provide that when a director retires, or his/her/their principal occupation significantly changes, that director will offer to tender his/her/their resignation. The Nominating & Governance Committee will make a recommendation to the Board whether to accept or reject the offer to tender resignation. The Corporate Governance Principles are available on our website at www.xylem.com, by selecting “About Xylem,” then “Investors” and then “Corporate Governance.” A copy of the Corporate Governance Principles will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Code of Conduct

Our Code of Conduct sets out Xylem’s vision and values, and requires all of our directors, officers and employees to act ethically and honestly. In 2021, our Code of Conduct underwent an update to enhance its content around relevant topics, including cybersecurity, data privacy, reputation, use of social media, and sustainability, as well as a refresh of the design of the document. The Code of Conduct, which is available in 25 languages, can be found on our website at www.xylem.com, by selecting “About Xylem” and then “Our Code of Conduct.” We will disclose within four business days any substantive changes in, or waivers of, the Code of Conduct granted to our directors or executive officers by posting such information on our website rather than by filing a Current Report on Form 8-K. A copy of the Code of Conduct will be provided free of charge to any shareholder upon written request to our Corporate Secretary.

Related Party Transactions

We have a written policy that governs the reporting, review and approval or ratification of transactions with related parties. The policy covers, but is not limited to, the related party transactions and relationships required to be disclosed under SEC rules. The policy supplements our Code of Conduct, which addresses potential conflict of interest situations. Under our policy, directors and executive officers are required to promptly notify the Chair of the Nominating & Governance Committee and our Corporate Secretary of any actual or potential related party

Xylem 2024 Proxy Statement | 24

transactions so that the transaction can be reviewed and considered for approval or ratification by the Nominating & Governance Committee.

In reviewing related party transactions, the Nominating & Governance Committee will consider the relevant facts and circumstances, including:

•
Whether terms or conditions of the transaction are generally similar to those available to third parties;
•
The level of interest or benefit to the related party;
•
The availability of alternative suppliers or customers; and
•
The benefit to the Company.

Any Nominating & Governance Committee member who is a related party with respect to a transaction under review may not participate in the deliberations about the transaction or vote on its approval or ratification.

The policy provides pre-approval for certain types of transactions that the Nominating & Governance Committee has determined do not pose a significant risk of conflict of interest, either because a related party would not have a material interest in a transaction of that type or due to the nature, size or degree of significance of the transaction to Xylem.

Since January 1, 2023, there have been no related party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Political Activities

Xylem believes that transparent and responsible participation in the public policy process is an important means of enhancing long-term shareholder value. Furthermore, as a thought leader and a leading, global water technology company committed to solving the world’s water challenges, Xylem believes it has a responsibility to participate in the public policy process. Accordingly, we engage in public policy advocacy on issues that are core to our businesses through ongoing, constructive and transparent interactions with government officials, policymakers, industry and trade associations and other stakeholder groups. These engagements are grounded in and guided by our unwavering commitment to strong corporate governance, compliance with our Code of Conduct, and respect and adherence to applicable laws in the jurisdictions in which we operate globally.

We have a written Political Activities policy, which specifies, among other things, that:

•
Lobbying activities by or on behalf of Xylem will comply with applicable laws, including with respect to registration and the filing of required information;
•
Neither Xylem, nor anyone on its behalf, will make any direct or indirect political contributions in support of candidates or campaigns for political office, political causes or political views; and
•
Xylem will not form, maintain, support or sponsor any Political Action Committees.

We believe that involvement in industry and trade associations is beneficial to our business, and, therefore, we participate as a member in a number of these organizations. Our participation in an organization may be, in whole or in part, to advance collaborative and constructive approaches to industry engagement with policymakers and other stakeholders to help advance the Company’s public policy agenda and related business goals. We pay membership dues to a number of trade associations and industry groups that may use these funds at their discretion to fund political activities. However, our membership in an organization does not imply the Company’s endorsement of all of the policy positions of that particular group. We review these memberships annually to assess their business value and alignment with the Company’s overall public policy agenda. A copy of our Political Activities policy can be found on our website at www.xylem.com, under “About Xylem.”

Xylem 2024 Proxy Statement | 25

Director Independence

Our Corporate Governance Principles require a majority of our Board to be comprised of directors who are independent, in accordance with the listing standards of the New York Stock Exchange (“NYSE”). The Board conducts an annual review and has determined that 11 of our 12 current directors (Jeanne Beliveau-Dunn, Earl R. Ellis, Robert F. Friel, Lisa Glatch, Victoria

D. Harker, Steven R. Loranger, Mark D. Morelli, Jerome A. Peribere, Lynn C. Swann, Lila Tretikov and Uday Yadav) meet the independence requirements in the NYSE’s listing standards. In addition, nine of 10 director nominees are independent. Markos I. Tambakeras, who served as a director until May 18, 2023, was determined to be independent during the time he served on the Board. Patrick K. Decker, who served as a director until December 31, 2023, was not independent because he served as our President & CEO through that date. Matthew F. Pine is not independent because he has served as our President & CEO since January 1, 2024.

All of our directors are independent, with the exception of our CEO

Board Leadership Structure

Since the Company’s spinoff from its former parent in October 2011, our Board has been led by an independent Chair. The Board will consider the continued appropriateness of this structure as necessary to meet the best interests of the Company and its shareholders, and in light of the evolving needs of the Company. The Board believes that our current leadership structure strengthens the Board’s role in oversight of the Company. The Board also believes that the current structure allows our CEO to focus on executing the strategy and managing the business, while leveraging our independent Chair’s experience to drive accountability at the Board level.

Mr. Friel currently serves as our independent Chair, and will continue in that role contingent upon his successful re-election at the 2024 Annual Meeting. The Board believes Mr. Friel is well suited to serve as independent Chair given his significant managerial, operational and global experience, as well as his board leadership experience. As a result of his broad-based and relevant experience, and his deep knowledge of our business, our Board believes Mr. Friel is well positioned to carry out the responsibilities of the independent Chair, lead the Board and provide constructive, independent, and informed guidance and oversight to management.

Among Mr. Friel’s responsibilities as the independent Chair are the following:

•
Oversees the Board’s annual meeting calendar and work plan;
•
In consultation with the CEO and other directors, sets the agenda for Board meetings, and chairs and leads the discussion at each meeting;
•
Initiates and presides over the independent directors’ executive sessions without management;
•
Has the authority to call meetings of the Board and the independent directors, set the meeting agendas, and chair and lead the discussions;
•
Chairs the Annual Shareholder Meeting;
•
Participates in engagements with our shareholders, upon request and as appropriate;
•
Assists with the formulation of the Company’s strategy and drives Board oversight of management’s execution;
•
Provides guidance and oversight to and liaises with management;
•
Works with the LDCC to enable the independent directors’ annual performance review of the CEO;
•
With all of the other directors, participates in the annual Board and committee assessment process;
•
Performs such other functions and responsibilities as set forth in the Company’s Corporate Governance Principles or as requested by the Board from time to time.

In connection with the annual review of our Corporate Governance Principles, in November 2023 the Board amended the Corporate Governance Principles to provide that if the Board decides to appoint an individual as Board

Xylem 2024 Proxy Statement | 26

Chair who is not an independent director, the independent directors will also appoint a Lead Independent Director. The Lead Independent Director will have the following rights and responsibilities:

•
Call meetings of the Board and the independent directors;
•
Preside at executive sessions of the independent directors;
•
Preside at Board meetings in the Board Chair’s absence;
•
Review and approve Board meeting agendas;
•
Act as a liaison between the independent directors and the Board Chair;
•
Be available for consultation and direct communication with shareholders, if requested and as appropriate;
•
Perform such other duties as assigned to him/her/them from time to time by the Board.

Board Effectiveness

The effectiveness of the Board and its committees is critical to Xylem’s success and the protection of the long-term interests of our shareholders and other stakeholders. In the spirit of continuous improvement, each year our Nominating & Governance Committee initiates a comprehensive assessment of the effectiveness of the Board and each of our committees, and, at its option individual directors, using either a self-assessment or third-party advisor and facilitator. The objective of the annual assessment process is to identify and assess areas where the Board functions effectively and areas where it can improve.

The self-assessment process includes the following steps:

1 Surveys

Surveys solicit each director's opinions on a variety of topics, including:

- Board and committee performance and effectiveness, including sufficiency of time and attention to strategy and key issues
- Board size, composition, processes, and meeting logistics, including quality of meeting agendas, minutes, materials and presentations
- Board dynamics, culture and leadership, as well as relationship with, and access to, management
- Director education and other resources

2 Interviews

The Chair of the Nominating & Governance Committee holds one-on-one meetings with each director to solicit additional feedback, including with respect to:

- Effectiveness of individual directors
- Areas for Board focus
- Effectiveness of new director onboarding program

3 Review and Dialogue

- The Chair of the Nominating & Governance Committee reviews the responses to the surveys and one-on-one interview feedback, and shares the aggregated results with the Board Chair
- Aggregated results of the Board and committee surveys are shared with all directors
- Each fall, the Board Chair and Chair of the Nominating & Governance Committee summarize the annual assessment results for the full Board and facilitate a dialogue among all of the directors

On a periodic basis (most recently, in 2021), the Nominating & Governance Committee engages a third-party advisor to facilitate and assist with the assessment of the effectiveness of the Board and its committees. This most recent facilitated process included in-depth interviews by a third-party advisor of each director and several senior leaders. Prior to the interviews, the third-party advisor aligned with the Nominating & Governance Committee on the interview framework and topics, which included the survey topics outlined above, among others. The advisor then presented her findings to the full Board and facilitated a robust discussion around areas for continued focus and improvement. The advisor also provided feedback to individual directors, as applicable.

Xylem 2024 Proxy Statement | 27

Board Composition and Refreshment

Board Tenure

When assessing the appropriate balance of experience, continuity and fresh perspectives with respect to director nominees and candidates, the Board considers, among other factors, length of tenure. The average tenure of the director nominees is approximately 5.4 years. Following the Annual Meeting, assuming all director nominees are elected, there will be six directors, comprising 60% of the Board, who joined within the last four years, adding valuable fresh perspectives to the Board’s deliberations. The remaining four director nominees, comprising 40% of the Board, have served between 6.75 and 12.5 years and bring a wealth of experience and knowledge concerning Xylem.

The Board has established a director retirement age policy of 72, as reflected in our Corporate Governance Principles. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals. The Board further believes that it is important to balance refreshment with the need to retain directors who have, over time, developed significant insights into the Company, its operations and evolution, and who continue to make valuable contributions that benefit our shareholders and other stakeholders.

Board Refreshment

On a regular basis, careful consideration is given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and backgrounds represented on the Board. The Nominating & Governance Committee is responsible for identifying and evaluating potential director candidates, and reviewing and making recommendations with respect to the Board and committees’ composition. The Nominating & Governance Committee seeks to identify candidates who possess the experience, skills, qualifications and attributes that will provide a broad range of personal characteristics to the Board, including diversity of thought and background, C-suite experience, financial expertise, experience in key strategic areas including technology and innovation, global business and cybersecurity. In fulfilling its refreshment responsibilities, the Board and the Nominating & Governance Committee use an evergreen process as follows:

Board Refreshment

Board Composition & Retirement

The Nominating & Governance Committee regularly reviews the board size, diversity profile and composition, including tenure and upcoming retirements given the Board’s mandatory retirement age of 72. The average tenure of the director nominees is approximately 5.4 years.

Director Recruitment

In identifying and evaluating candidates, the Nominating & Governance Committee considers whether and to what extent attributes and experiences complement the existing Board, including the impact on Board composition from upcoming director refreshment, Xylem’s evolving strategy and diverse and global businesses and operations.

Board & Committee Assessments Through its annual assessment process, the Board evaluates whether the mix of directors is appropriate given the Company’s strategy and continuing evolution.

Committee Rotation

The Nominating & Governance Committee considers the periodic rotation of committee members and committee chairs in order to enhance perspectives and broaden and diversify the views and experience represented on the board.

Director Onboarding

All new directors participate in a comprehensive orientation program to provide them with a strong foundation in Xylem’s strategic and financial performance, executive compensation program, culture, approach to sustainability and corporate governance policies and practices.

Xylem 2024 Proxy Statement | 28

Board Diversity

Xylem and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders and other stakeholders. As set forth in our Corporate Governance Principles, our Board actively seeks to consider a diverse group of candidates for membership on the Board, taking into account diversity in terms of viewpoints, professional experience, education and skills, as well as race, ethnicity, gender and nationality. Our Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool of candidates from which Board nominees are selected as part of each Board search. Our Nominating & Governance Committee reviews its effectiveness in balancing diversity considerations when assessing the composition of the Board, and our entire Board considers diversity when conducting the annual Board assessment. After extensive searches, over the past four years we have added five independent directors who are standing for election at the Annual Meeting. Each brings additional diverse and fresh perspectives as well as deep experience to our Board:

➣
Lila Tretikov (2020) brings global perspectives and experience in innovation and technology, including artificial intelligence and business transformation.
➣
Uday Yadav (2020) brings global perspectives and leadership experience, together with expertise in operations, strategy and industrial transformation.
➣
Mark Morelli (2022) brings leadership experience and global perspectives, along with expertise in industrial technology and innovation.
➣
Earl Ellis (2023) brings extensive business experience with a broad financial expertise and background.
➣
Lisa Glatch (2023) brings strategic and financial perspectives from senior leadership roles in the public and private sectors, including in the energy, environmental and water industries.

Our 10 director nominees reflect the Board’s careful approach to succession planning, resulting in a balanced mix of attributes, skills, experience, diverse viewpoints and backgrounds in our boardroom. Forty percent of our nominees self-identify as women, 20% self-identify as ethnically/racially diverse, and 40% self-identify national origins outside the US:

4 of 10 Nominees are Women	2 of 10 Nominees are ethnically or racially diverse	4 of 10 Nominees have origins outside the U.S.

The Nominating & Governance Committee considers recommendations of director candidates from many sources, including shareholders and third-party search firms. Shareholders who wish to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, resume and biographical information to the attention of our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003. The Nominating & Governance Committee and Board use the same criteria for evaluating candidates regardless of the referral source.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as members of the Board and the particular committees on which they will serve. This orientation program includes one-on-one meetings with management and other directors, and extensive written materials, all of which provide new directors with a strong foundation in Xylem’s strategy, strategic plans, industry, business, financial performance, executive compensation program and corporate governance policies and practices. The orientation program may also include visits to Xylem sites, and in 2023 included two director site visits as part of orientation.

Our Board believes that director education is vital to the ability of our directors to fulfill their roles and supports directors’ continuous learning. We have continuing education programs to help directors enhance their skills and knowledge in order to better perform their duties, and recognize and deal appropriately with issues, risks and opportunities that may arise. These programs are typically part of regular Board and committee meetings and may be provided by management or qualified third parties on various topics. The directors also periodically visit Xylem

Xylem 2024 Proxy Statement | 29

sites or those of our innovation partners; such visits provide them with an opportunity to see firsthand the execution and impact of the Company’s strategy, and engage with Xylem employees, customers and partners to deepen their understanding of our business, products, services and solutions, culture and the competitive landscape in which we operate. In addition, the Board encourages directors to participate in external continuing education programs, and the Company pays for all reasonable expenses incurred by directors to attend such programs.

Board Meetings

Attendance

Regular attendance at Board meetings and attendance at each Annual Shareholder Meeting is expected of each director. In 2023, there were eight Board meetings and 15 committee meetings. Average attendance of our directors at Board and applicable committee meetings in 2023 (held during the period that each director served) was more than 98% and none of the director nominees attended fewer than 94% of the total number of Board and applicable committee meetings. All of our directors who stood for re-election at the virtual Annual Meeting held in 2023 were present at the Meeting.

We also encourage our directors to visit our sites outside of meetings, and we periodically hold meetings at various sites so that our directors can meet with employees, customers, partners and other stakeholders, or visit our facilities.

Executive Sessions

The independent directors hold regularly scheduled executive sessions without Company management present. In 2023, there were seven meetings during which such sessions were held. Robert F. Friel, independent Board Chair, presided over these executive sessions, during which the directors discussed the Company’s management of matters related to operations; strategy, M&A, including the acquisition of Evoqua, and other strategic matters; CEO succession planning and selection; leadership succession planning and talent development; Board succession planning; and other key governance topics.

Management Participation in Board and Committee Meetings

Key members of management regularly attend and participate in Board meetings, presenting on important topics. Regular attendees include the Chief Operating Officer (in 2023); Chief Financial Officer; General Counsel; Chief People & Sustainability Officer; Chief Growth & Innovation Officer; Chief Strategy & External Affairs Officer; Chief Operations & Supply Chain Officer; business Presidents; and the Corporate Secretary. In addition, other senior leaders and executives also participate periodically in the Board and committee meetings, as appropriate.

Board Committees

Our Board has established three committees to assist in discharging its duties: the Audit Committee, the Leadership Development & Compensation Committee, and the Nominating & Governance Committee. Written charters of these committees are approved by the Board and are reviewed at least annually and updated, as appropriate. Each committee’s charter is available on our website at www.xylem.com by selecting “Investors” and then “Corporate Governance.” Outlined below are brief descriptions of each committee’s membership and responsibilities.

AUDIT COMMITTEE
Chair: Victoria D. Harker	Members: Jeanne Beliveau-Dunn, Earl R. Ellis, Mark D. Morelli, and Uday Yadav
# 2023 Meetings: 7

Purpose

The primary purpose of the Committee is to assist the Board with oversight of the Company’s financial reporting processes and controls, independent auditor, internal audit function, and compliance with legal and regulatory requirements.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

• Determining the appointment, compensation, evaluation and termination of the independent auditor.

• Reviewing and discussing with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements of the Company.

Xylem 2024 Proxy Statement | 30

• Overseeing the performance of the Company’s internal audit function.

• Reviewing the scope of audits to be performed by the internal audit function and monitoring progress.

• Reviewing significant findings or unsatisfactory internal audit reports, audit problems or difficulties encountered by independent auditors in the course of the audit work.

• Reviewing significant issues regarding the Company’s accounting principles and internal controls.

• Discussing policies and processes with respect to risk assessment and risk management.

• Reviewing the business ethics and anti-corruption program, and the implementation and effectiveness of the Company’s Code of Conduct.

• Reviewing and recommending capital expenditures >$25M, and periodically reviewing their performance.

• Reviewing capital structure, liquidity, credit ratings, debt covenant compliance and leverage targets.

• Overseeing certain aspects of the Company’s cybersecurity program related to controls and reporting, as well as the Company’s the product safety program.

Additional information on the Audit Committee’s processes and procedures for consideration in the ratification of our independent auditor can be found in the Audit Committee Report on page 16.

Independence and Financial Expertise

The Board of Directors has determined that each of the five members of the Audit Committee meets the independence requirements of the NYSE and SEC, and our Corporate Governance Principles (including those applicable specifically to audit committee members). All members of the Audit Committee are financially literate and the Board of Directors has determined that two Audit Committee members, Earl R. Ellis and Victoria D. Harker are “audit committee financial experts” under SEC rules.

LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE
Chair: Mark D. Morelli	Members: Jeanne Beliveau-Dunn, Lisa Glatch and Steven R. Loranger[1]
# 2023 Meetings: 5

Purpose

The primary purpose of the Committee is to provide oversight of compensation, benefits, development and succession for the CEO, executive officers and other senior leadership team members.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

• Approving and overseeing administration of the Company’s executive compensation program, including incentive plans and equity-based compensation plans.

• In consultation with the Board’s independent directors, setting annual performance goals for the CEO, evaluating CEO performance against such goals, and approving annual CEO compensation actions.

• Approving individual compensation actions for executive officers and other senior leadership team members.

• Overseeing the establishment and administration of the Company’s benefit programs and severance policies for executive officers and other senior leadership team members.

• Overseeing succession planning for executive officers and other senior leadership team members, as well as the Company's leadership and development programs.

• Making recommendations to the Board concerning the compensation of non-employee directors.

• Reviewing the Company's approach to human capital management, including related to talent management and development programs and diversity, equity and inclusion.

• Engaging an outside compensation consultant and reviewing and assessing the consultant’s performance and independence, on an annual basis.

Independence and Outside Directors

The Board of Directors has determined that each member of the LDCC meets the independence requirements of the NYSE (including those applicable specifically to compensation committee members) and our Corporate Governance Principles. The Board has also determined that all four LDCC members are “non-employee directors” under SEC rules.

1 Retiring from the Board of Directors with his term ending at the 2024 Annual Meeting.

Xylem 2024 Proxy Statement | 31

Compensation Risk Oversight

To assist the Board with its risk oversight responsibilities, the LDCC regularly considers the risks associated with the Company's compensation programs. In addition, each year our management team undertakes a comprehensive review of the Company's compensation policies and practices and presents the results of this review to the LDCC. Following the presentation of the results of the 2023 review, the LDCC concluded that the overall structure of our compensation program is designed with the appropriate balance of risk and reward in relation to our overall business strategy, and that there were no compensation-related risks reasonably likely to have a material adverse effect on the Company. The following table summarizes the risk mitigation factors for each element in our executive compensation program:

Compensation Element	Risk Mitigation Factors
Base Salary	• Fixed component, representing a relatively small percentage of total compensation
Annual Incentive Plan (“AIP”)	• Determined based on multiple performance factors to align executives globally on key business priorities
• Regular assessment of the pay and performance relationship of AIP performance targets and range of potential payouts for appropriate pay-for-performance alignment
• Final payouts made after a validation process to confirm business results and applicable earned payout
• Capped performance scores and awards payable to any individual
• Payouts for executive officers & senior leadership team members subject to a clawback policy
Long-Term Incentive Plan (“LTIP”)	• LTIP awards are valued on the effective date of the grant

• Balanced mix of performance metrics (two internal absolute metrics totaling 50% and one external relative metric totaling 50%) intended to facilitate pay-for-performance based on Company goals and directly linked to delivering shareholder value

• Regular assessment of the relationship of LTIP performance targets and range of potential payouts to enable appropriate pay-for-performance alignment
• Re-pricing or exchange of stock options without shareholder approval is prohibited
• Stock ownership guidelines applicable to senior leadership team members (see “Stock Ownership Guidelines” section)
• Payouts for executive officers & senior leadership team members subject to a clawback policy
• Strong insider trading policy, including prohibition of hedging, pledging or shorting of our securities

See “Compensation Discussion and Analysis” section for additional information on the LDCC’s role and responsibilities.

LEADERSHIP DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Leadership Development & Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Leadership Development & Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Leadership Development & Compensation Committee of the Company’s Board of Directors:

Mark D. Morelli, Chair Jeanne Beliveau-Dunn	Lisa Glatch Steven R. Loranger

Xylem 2024 Proxy Statement | 32

NOMINATING & GOVERNANCE COMMITTEE
Chair: Jerome A. Peribere	Members: Victoria D. Harker, Lynn C. Swann[1], Lila Tretikov and Uday Yadav
# 2023 Meetings: 3

Purpose

The primary purpose of the Committee is to see that the Board of Directors is appropriately constituted to meet its fiduciary obligations to our shareholders, and to take a leadership role in shaping the corporate governance of the Company.

Responsibilities

The responsibilities of the Committee are set forth in its charter and include the following:

• Developing, reviewing, updating and recommending Corporate Governance Principles to the Board.

• Evaluating and making recommendations to the Board concerning composition, governance and structure of the Board of Directors.

• Making recommendations to the Board regarding the composition of Board committees, including the chairs.

• Evaluating and making recommendations to the Board of Directors concerning the qualifications and retirement age of directors.

• Administering the annual Board and committee assessments.

• Conducting searches for prospective directors and identifying, evaluating and proposing nominees for election to our Board of Directors.

• Reviewing corporate governance developments, including shareholder engagement strategy.

• Leading the CEO succession process to evaluate, screen and recommend to the Board potential external candidates, and recommending to the Board contingency plans in the event the CEO is unable to serve for any reason.

• Overseeing specialty compliance programs and other risks, including anti-harassment, business continuity, crisis response, conflict minerals, data privacy, environmental, health and safety, physical security, and trade compliance.

• Reviewing the Company’s corporate social responsibility and sustainability programs and related activities.

Independence

The Board of Directors has determined that each member of the Nominating & Governance Committee meets the independence requirements of the NYSE listing standards and our Corporate Governance Principles.

1 Retiring from the Board of Directors with his term ending at the 2024 Annual Meeting.

Shareholder Engagement Program

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens its role as an active, informed and engaged fiduciary. Our Board views engagement as a year-round conversation with shareholders about creating long-term sustainable value. Accordingly, the Board seeks to maintain a framework for deep, frequent, and productive conversations with the Company’s shareholders.

We engage with a wide range of constituents, including institutional shareholders, retail shareholders, proxy advisory firms, and sustainability rating organizations. We pursue multiple avenues for shareholder engagement, including the Annual Meeting, in-person and virtual meetings, quarterly earnings calls and other investor conferences and presentations. We participate in corporate governance organizations and other associations that provide valuable opportunities to convene with a variety of investors, peer companies, policy makers and other interested parties in promoting knowledge and positive dialogue around corporate governance policy and practices, including various investor roundtables and other engagements. In addition, we periodically hold Investor Days, next planned for May 30, 2024, to meet with shareholders and present and discuss our long-term strategy and financial objectives. Our engagement program involves members of our Board of Directors and senior management, as well as employees from a number of different functions in the Company, including Investor Relations, Legal, Executive Compensation and Sustainability.

Xylem 2024 Proxy Statement | 33

In December 2023, we invited our largest shareholders to engagement meetings. A number of shareholders declined invitations for engagement, noting that they had no concerns with our governance and compensation practices.

These engagement meetings are an opportunity to discuss key aspects of the Company’s governance profile, compensation philosophy, and performance around sustainability and social value creation, among other things. These meetings also provide a forum for management to solicit feedback regarding the practices and policies that are important to our shareholders. Topics discussed in these engagement meetings included:

• Board Oversight of Risk, including Cybersecurity

• Board Policy on Outside Directorships

• Board-Shareholder Engagement

• Board Succession and Composition

• CEO and Senior Leadership Succession

• Corporate Governance Profile

   • Board Leadership Structure

• Strategy

• Disclosure and Transparency

• Diversity, Equity and Inclusion

• Executive Compensation Philosophy and Metrics

• Sustainability Approach, Goals & Social Value Creation

• Supply Chain Equity and Transparency

Board Composition, Diversity and Succession Board Evaluation Process Corporate Governance Profile Policy on Outside Directorships Board Oversight of Risk, including Cybersecurity Board Oversight of Strategy CEO and Senior leadership succession Sustainability Goals and Social Value Creation Diversity and Inclusion Board-Shareholder Engagement Disclosure and Transparency Executive Compensation Philosophy and Metrics Share Ownership Threshold to Call Special Meetings

Engagement meetings may include our independent Board Chair, to provide our shareholders with the Board's perspective on corporate governance, including board succession, board composition and diversity, and the Board's oversight of critical areas such as strategy, risk management, cybersecurity, sustainability and corporate transactions.

Management reviews the key themes and insights from all shareholder engagement meetings, as well as broader governance trends, with the Board, which the Board considers in making decisions regarding our governance practices and policies and executive compensation. We may from time to time hold follow-up conversations with shareholders to address important issues that will be considered at the Annual Shareholders Meeting. The outreach and engagement by our management team may also include additional director participation when the topic or the nature of the shareholder request makes this a more meaningful outreach approach.

We engage with shareholders throughout the year to update them and solicit their feedback on a range of topics, including corporate governance, executive compensation, sustainability and social value creation, performance, and strategy for long-term growth.

Xylem 2024 Proxy Statement | 34

Communicating With The Board Of Directors

The Board has established a process to facilitate communication between shareholders and other interested parties with the Company’s independent directors. Communications intended for the Board, or for any individual member or members of the Board, should be sent by:

Mail:	E-mail:

Xylem Inc.	independentdirectors@xylem.com
Attn: Corporate Secretary
301 Water Street SE
Washington, DC 20003

In general, any shareholder communication delivered to management for forwarding to the Board or specific directors will be forwarded in accordance with the shareholder’s instructions. Correspondence addressed to “Non-Employee Directors” will be forwarded to our independent Board Chair. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or directors, nor will abusive, threatening or otherwise inappropriate materials.

Commitment to Sustainability

At Xylem, sustainability is at the center of who we are and what we do. As a leading global water technology company, we address one of the world’s most urgent sustainability challenges – responsible stewardship of our shared water resources. Technology is playing an increasingly important role in helping the world solve water issues. We have a long history of innovation and are focused on the powerful capabilities of smart technology, integrated management and data analytics.

Our Board of Directors, primarily through its Nominating & Governance Committee, provides oversight of the Company’s approach to sustainability and corporate social responsibility. In addition, the LDCC oversees the Company’s approach to talent management and development, including how the Company advances diversity, equity and inclusion. The Board and its committees regularly discuss with management our approach to sustainability, including risks and opportunities, implications for the Company’s strategy our progress in meeting our sustainability-related commitments and our sustainability reporting.

:Serving Our Customers We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience.

Building a Sustainable Company

We know that in order to be a company that advances sustainability, we need a strong foundation and to execute with discipline today while also focusing on the future. We adhere to and champion responsible business practices.

Empowering Communities

We are a company that is committed to creating both economic and social value. We strive every day to have a social impact and solve water for communities in need, including those affected by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

Serving Our Customers We provide innovative technologies, solutions and expertise that help our customers solve major water challenges like water affordability, scarcity and resilience. Building a Sustainable Company We know that in order to be a company that advances sustainability, we have to be a company with a strong foundation that executes with discipline today while also focusing on the future. We adhere to and champion responsible business practices, including promoting diversity and inclusion, and look to be a standard-setter in all that we do. Empowering Communities We are a company that is committed to creating both economic and social value. We strive every day to create social impact and solve water for communities in need, including those impacted by water-related disasters, recognizing that water challenges dramatically affect the quality of life and economic prospects for millions of people around the globe every day.

We appreciate the important role we play in helping our customers meet their own sustainability goals. Our products and solutions allow our customers to transport, treat, and test water more sustainably than in the past. This also enables our customers to realize greater water and energy efficiencies, to have access to more affordable solutions and to build communities that are more resilient against the adverse impacts of climate change.

We pursue a shared value approach that requires business, environmental and social aims to mutually thrive. Our shared value approach is designed to increase economic and social value by:

•
Helping our customers solve major water challenges associated with water scarcity, affordability and resilience against the effects of climate change;

Xylem 2024 Proxy Statement | 35

•
Supporting our customers’ climate mitigation efforts through energy efficient technology and digital solutions;
•
Minimizing negative environmental and social impacts across our value chain;
•
Using technology and alternative business models that benefit society and the communities in which they are implemented;
•
Elevating awareness of global water issues through strategic partnerships; and
•
Providing education and access to safe water to enable healthy lives and build resilient communities through our corporate social responsibility program, Xylem Watermark.

Our 2022 Sustainability Report is available on Xylem’s website where you can learn more about our 2025 goals and other important sustainability performance information. Our 2025 Sustainability Goals are aligned with the United Nations Sustainable Development Goals, not only to substantiate our contribution to achieving global objectives but also to underscore our commitment to building a sustainable future.

Each year, we assess and monitor the risks and opportunities related to the impact of climate change on our business. In 2021, we also performed a climate scenario analysis under the Task Force on Climate-related Financial Disclosures framework, and improved Sustainability Accounting Standards Board aligned-disclosures in our Sustainability Report. We also make our Federal Employer Information EEO-1 Report available on our website.

We also drive our sustainability strategy through Xylem Watermark, our corporate social responsibility program, with a mission to provide education and access to safe water and to enable healthy lives, build resilient communities and inspire and attract the next generation of leaders. Watermark also continues to expand its humanitarian disaster response, youth empowerment and skills-based volunteering. We are proud of the program’s expanded strategy to engage a larger ecosystem of stakeholders, as well as the fact that approximately 89% or legacy Xylem colleagues participated in volunteerism activities in 2023. This employee-led volunteerism and broad engagement enhances the Company’s commitment to employee retention, recruiting, and collaboration in the communities in which we live and work.

In 2023, we continued to align our sustainability, operational and financing strategies across our value chain, adding to our suite of green financing tools a new revolving credit facility that ties the facility fees and interest rates to certain sustainability-related key performance indicators. This follows the addition in 2021 of a demand deposit account that links yield on deposits to achievement of certain of our 2025 Sustainability Goals; and our completion in 2020 of a $1 billion Green Bond offering, the proceeds of which were allocated to projects that help improve water accessibility, water affordability and water systems resilience.

Annual Incentive Plan compensation for our President & Chief Executive Officer and senior leadership team was tied to progress on several Sustainability goals, including: advancements in Xylem’s Women in Leadership representation, using merit-based hiring, promotions and diverse candidate slates to attract and retain the most qualified talent; improvement in our injury frequency rate; achievement of 100% process water recycling in certain of our major facilities; and enabling our customers to reduce water demand. Also, further underscoring Xylem’s continued commitment to sustainability, in 2021, the Company augmented its sustainability-linked compensation for all of our named executive officers (“NEOs”), as well as a broader group of executives, with a special, one-time grant of performance share units with goals that are based on five of our 2025 Sustainability Goals.

In 2021, Xylem committed to preliminary science-based targets aligned to limiting global temperature increase to 1.5ºC above pre-industrial level, in line with the Paris Agreement, by 2030 and net zero greenhouse gas (“GHG”) emissions (Scope 1, 2 and 3) before 2050. These goals span across our value chain, and include Scope 1, 2 and 3 emissions. As a result of the acquisition of Evoqua, we are currently aligning our updated baseline emissions and targets. Efforts already underway to reduce our GHG emissions include our 2025 Sustainability Goal to reach 100% renewable energy in our major facilities and our commitment to move towards electric and hybrid vehicles across our global fleet. These actions align with the efforts of our customers to expand access to clean water, sanitation, and efficient use of water with reduced environmental impact. We will provide further updates in our forthcoming 2023 Sustainability Report.

Xylem 2024 Proxy Statement | 36

Xylem’s ongoing commitment to sustainability and the results we have achieved have led to our inclusion on several of the world’s most prestigious sustainability equity indexes. In 2023, Xylem continued to benefit from external assessment of our sustainability program through a number of indices to inform on areas for our continued focus.

We are also proud signatories to the following:

•
American Business Act on Climate Pledge
•
Business Roundtable Pledge
•
CDP Climate Change and Water Security
•
Charta der Vielfalt (Germany)
•
Human Rights Campaign Foundation’s Global Business Coalition
•
Human Rights Campaign Foundation’s Business Coalition for the Equality Act
•
Time to Vote
•
United Nations Global Compact
•
United Nations CEO Water Mandate
•
United Nations Women’s’ Empowerment Principles
•
United Nations (UN75) Uniting Business Statement
•
“We Are Still In” Declaration
•
World Business Council for Sustainable Development WASH at the Workplace

As a signatory to each of these compacts, pledges and mandates, Xylem is committed to continuous progress against their core elements; this helps us better understand and manage our own opportunities and risks in the environmental and social domains with a focus on long-term value creation.

Xylem 2024 Proxy Statement | 37

STOCK OWNERSHIP

Certain Beneficial Owners

Set forth below is information regarding any person known to the Company as of February 15, 2024 to be the beneficial owner of more than five percent of our outstanding common stock as of December 31, 2023. As of December 31, 2023, the Company had 241,468,924 shares of common stock outstanding. In providing the information below, we have relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. (1) 50 Hudson Yards New York, New York 10001	24,255,217	10.1
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	28,047,688	11.6

(1)
As of December 31, 2023, BlackRock, Inc. had sole voting power with respect to 21,690,536 shares and sole dispositive power with respect to 24,255,217 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024.
(2)
As of December 31, 2023, The Vanguard Group had sole dispositive power with respect to 27,062,906 shares, shared voting power with respect to 298,538 shares and shared dispositive power with respect to 984,782 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.

Directors and Named Executive Officers

The following table shows the number of shares of our common stock beneficially owned by each director and NEO, and by all current directors and executive officers as a group as of March 6, 2024. The percentage calculations below are based on an outstanding share number of 241,817,250 as of that date. The number of shares beneficially owned by each director or NEO has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the power to vote, or the power to transfer, and any shares the person has the right to acquire within 60 days by the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power, or shares those powers with his/her/their spouse.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)	Percentage of Class
Jeanne Beliveau-Dunn	5,718	*
Patrick K. Decker	946,405	*
Earl R. Ellis	251	*
Robert F. Friel	29,970	*
Lisa Glatch	5,963	*
Victoria D. Harker	19,099	*
Steven R. Loranger (2)	80,592	*
Mark D. Morelli	2,237	*
Jerome A. Peribere (3)	25,989	*
Lynn Swann	16,997	*
Lila Tretikov	4,632	*
Uday Yadav	4,590	*
Franz Cerwinka	35,451	*
William Grogan	—	*
Matthew Pine	211,520
Sandra Rowland	17,108	*
Hayati Yarkadas	3,051	*
All Current Directors and Executive Officers as a Group (19 persons)	654,100	*

*Less than 1%

Xylem 2024 Proxy Statement | 38

(1)
The shares shown include the following vested but deferred restricted stock units (“RSUs”): Jeanne Beliveau-Dunn, 5,717; Robert F. Friel, 8,289; Steven R. Loranger, 12,238; Mark D. Morelli, 1,812 and all directors as a group, 28,056.
(2)
Shares shown for Steven R. Loranger include 46,407 shares held in the Steven R. Loranger Revocable Trust of which Mr. Loranger is the trustee and disclaims beneficial ownership, and 21,947 held in the Steve and Betsy Loranger Foundation.
(3)
Shares shown for Jerome A. Peribere include 24,160 shares held in the Jerome A. Peribere 2016 Revocable Trust of which Mr. Peribere is the trustee.

Stock Ownership Guidelines

The LDCC has adopted stock ownership guidelines to encourage directors, NEOs and our other most senior executives to build their ownership positions in our common stock over time. We believe that stock ownership guidelines are an important governance feature because they promote senior executive and director commitment to the Company, strengthen the alignment between executive compensation and shareholder interests, minimize excessive risk-taking to achieve short-term returns at the expense of long-term value creation, and build an ownership mentality among the Company’s senior executives and directors. Our guidelines currently provide for the stock ownership levels for directors and senior executives as follows:

Chief Executive Officer	6 X Annual Base Salary
NEOs and Other Senior Leadership Team Members	3 X Annual Base Salary
Chief Accounting Officer	1 X Annual Base Salary
Directors	5 X Annual Cash Retainer

It is expected that all shares acquired through the vesting of RSUs or performance share units (“PSUs”) and through the exercise of stock options will be held until the applicable ownership level is met. In addition to this expectation, the Company requires executives subject to the guidelines retain a minimum of 50% of the net (after-tax) shares acquired through the vesting of RSUs and PSUs to meet the applicable ownership level.

Compliance with the guidelines is monitored periodically. Shares counted toward these guidelines include any shares held directly or indirectly, including unvested time-based restricted stock units. Unearned performance awards and unexercised options are not counted toward these guidelines. We take the individual’s tenure into account in determining compliance. A director or executive is given five years from the date he/she/they first become subject to a particular level of stock ownership to meet the applicable requirement. As of March 6, 2024, all directors and executives have met, or are on track to timely meet, the ownership guidelines.

Insider Trading and Policy on Rule 10b5-1 Trading Plans

Our directors, executive officers and other senior leadership team members are subject to our robust insider trading policy. The policy includes earnings-related blackout periods, as well as Company-initiated blackout periods from time to time, as circumstances may warrant. Our insider trading policy allows directors, executive officers and other senior leadership team members to enter into Rule 10b5-1 trading plans in compliance with SEC rules for sales of Company securities.

Prohibition on Hedging, Pledging and Shorting Xylem Stock

Our insider trading policy prohibits employees, including executive officers, and directors from engaging in any hedging transactions with respect to Company securities. This includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of Company securities. Our insider trading policy also prohibits short sales of Company securities and derivative or speculative transactions in Company securities and the pledging of, or using as collateral, Company securities in order to secure personal loans or other obligations.

Xylem 2024 Proxy Statement | 39

DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. Compensation for our non-employee directors is set by the Board at the recommendation of the LDCC.

Guiding Principles

Our non-employee director compensation program is based on the following principles:

•
Fairly compensate directors for their time and effort with a compensation program consistent with peer companies.
•
Pay directors solely in the form of cash and equity.
•
Align the interests of our directors with our shareholders by providing at least 50% of the total value in equity and establishing robust stock ownership guidelines.
•
Impose pay limits on non-employee director compensation.
•
Have a transparent process by which directors can evaluate the compensation program in a deliberate and objective way.

Each non-employee director receives an annual cash retainer and an annual equity award in the form of RSUs, which are granted on the annual shareholder meeting date and vest the day before the next annual shareholder meeting. To reflect their additional responsibilities, the chair of each committee receives an additional cash retainer. The independent Board Chair receives an additional retainer consisting of cash and RSUs. Mr. Pine, as an employee director, does not receive any compensation for his service as a director.

Review Process

The Board delegated to the LDCC the responsibility to review and recommend any proposed changes in non-employee director compensation. In connection with such review, the LDCC periodically engages its external compensation consultant, Pearl Meyer, to assist with benchmarking and analysis regarding non-employee director compensation (generally every three years). The compensation review consists of analysis of competitive market data from the peer group used for our executive compensation benchmarking, and a selected group of general industry companies that are similarly situated to Xylem from a revenue and market capitalization perspective. The last review was conducted in 2022 and, based on peer benchmarking, the Board approved several changes reflected in the table below in order to remain competitive with our peer group.

The following table sets forth our 2023 non-employee director compensation program.

Compensation Element	Amount
Standard Board Compensation
Annual Cash Retainer*	$105,000
Annual Equity Award*	$165,000
Excess Meeting Fee	$2,000 for in person attendance $1,000 for telephonic attendance
Board and Committee Chair Retainers
Independent Board Chair*	$140,000
($70,000 in cash; $70,000 in RSUs)
Audit Committee Chair*	$25,000
LDCC Chair*	$20,000
All other Committee Chairs*	$15,000

* The compensation for a director who joins or leaves the Board during the year (or assumes additional responsibilities) is pro-rated for the months of service completed.

Xylem 2024 Proxy Statement | 40

Director Compensation Limit Policy

Our Board compensation policy limits the total annual compensation for non-employee directors to $750,000 per year. This limit is inclusive of the value of the applicable annual cash retainer(s), excess meeting fees (if any) and the grant date fair value of the annual equity award.

Deferred Compensation Plan for Directors

Directors have the ability to defer up to 100% of their annual compensation as follows:

•
Cash retainers: may be deferred until earliest of termination of the director’s Board service, a specified distribution date, or death; deferred amounts could be credited with a fixed rate of interest, or adjusted periodically based on the value of our common stock until paid.
•
Settlement of RSUs: deferred until termination of the director’s Board service or an earlier specified distribution date.

Other Board Compensation

The Company reimburses directors for certain expenses incurred in connection with attending Board, committee and shareholder meetings, including travel, hotel accommodations, meals and other reasonable incidental expenses for the director (and his/her/their spouse or domestic partner, if specifically invited to attend). The Company may also from time to time provide directors and their spouses or domestic partners with token gifts of nominal value. Directors are reimbursed for reasonable expenses associated with other Company-related business activities, including participation in director education programs.

Directors are eligible to participate in the Company’s matching gifts program on the same terms as our employees. Under this program, the Company will match or, in certain cases, double match, up to $10,000 in annual donations made to Xylem Watermark, the Company’s corporate social responsibility program, or its non-profit partners.

Indemnification and Insurance

We indemnify our directors to the fullest extent permitted by law and maintain insurance to protect the directors from liabilities, including certain instances where the Company could not otherwise indemnify them. All directors are covered under a non-contributory group travel insurance policy that provides travel assistance benefits and services, including medical insurance, evacuation coverage and accidental death and dismemberment coverage. Non-employee directors also participate in a non-contributory group life insurance plan that provides $100,000 of coverage.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Jeanne Beliveau-Dunn	103,750	165,000	2,396	271,146
Earl R. Ellis	95,417	190,000	5,215	290,632
Robert F. Friel	173,125	235,000	5,762	413,887
Lisa Glatch	78,750	165,000	331	244,081
Victoria D. Harker	127,500	165,000	2,758	295,258
Steven R. Loranger	107,500	165,000	1,236	273,736
Mark D. Morelli	118,750	165,000	1,258	285,008
Jerome A. Peribere	118,750	165,000	3,762	287,512
Lynn C. Swann	78,750	165,000	721	244,471
Markos I. Tambakeras (4)	28,750	—	10,515	39,265
Lila Tretikov	103,750	165,000	90	268,840
Uday Yadav	103,750	165,000	396	269,146

(1)
The amounts represent cash compensation received in respect of service on our Board, as applicable, in 2023. Fees earned may be paid, at the election of the Director, in cash or deferred cash. Non-employee directors may irrevocably elect deferral into an interest-bearing cash account or an account that tracks the performance of Xylem common stock.

Xylem 2024 Proxy Statement | 41

(2)
All directors, other than Ms. Glatch and Mr. Swann, received an annual equity grant of 1,580 shares of restricted stock units ("RSUs") on May 18, 2023 (grant date), the date of the Company’s 2023 Annual Meeting. Mr. Friel received an additional 670 RSUs, for his role as the Independent Board Chair. Ms. Beliveau-Dunn, Mr. Friel, Mr. Loranger and Mr. Peribere elected to defer their 2023 RSUs. Ms. Glatch and Mr. Swann received an annual equity grant of 1,633 shares of RSUs on May 24, 2023 (grant date), the date of their respective appointments to the Board. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with FASB ASC 718, “Compensation—Stock Compensation”, and are calculated using a price per unit of $104.43 and $101.06, the closing market prices of the Company’s common stock as reported by the NYSE on May 18, 2023 and May 24, 2023, respectively, the aforementioned grant dates. Mr. Ellis also received 249 RSUs as a pro-rata grant of the annual director equity retainer upon joining the Board on March 9, 2023 (grant date) with a grant date fair value of $100.48 per share, the closing market price of Xylem’s common stock on the grant date. Assumptions used in the valuations are discussed in Note 17 to the Company’s audited consolidated financial statements for the year ended December 31, 2023, in the Annual Report on Form 10-K filed with the SEC on Feb 28, 2024.
(3)
Amounts shown are comprised of the annual premium for group life insurance provided to non-employee directors described in “Indemnification and Insurance,” and matching contributions to Xylem Watermark, our corporate social responsibility program, that Xylem made on behalf of directors who contributed up to a maximum of $10,000. All Other Compensation provided in excess of $1,000 pertaining to Watermark matching contributions are as follows: Ms. Beliveau-Dunn $2,000, Mr. Ellis $5,000, Mr. Friel $5,000, Ms. Harker $2,500, Mr. Peribere $3,000 and Mr. Tambakeras $10,000. All Other Compensation provided in excess of $1,000 pertaining to group life insurance premiums are as follows: Mr. Loranger $1,236.
(4)
Markos I. Tambakeras retired from the Board of Directors effective May 18, 2023.

DIRECTOR STOCK AND OPTION AWARDS OUTSTANDING AT 2023 FISCAL YEAR END

The following table reflects stock awards for non-employee directors outstanding as of December 31, 2023 (no stock options were outstanding).

Name	Outstanding Stock Awards(1)	Outstanding Other Deferred Shares(2)
Jeanne Beliveau-Dunn(3)	1,580	7,548
Earl R. Ellis	1,580
Robert F. Friel(3)	2,250	8,289
Lisa Glatch	2,820
Victoria D. Harker	1,580
Steven R. Loranger(3)	1,580	12,238
Mark D. Morelli (3)	1,580	1,812
Jerome A. Peribere (3)	1,580
Lynn C. Swann	2,820
Lila Tretikov	1,580
Uday Yadav	1,580

(1)
Amounts shown reflect unvested RSUs granted to all non-employee directors, other than Ms. Glatch and Mr. Swann, for Board service in the 2023-2024 year, starting May 18, 2023. The amounts shown for Ms. Glatch and Mr. Swann reflect unvested RSUs granted for Board service in the 2023-2024 year, starting May 24, 2023 (the effective date of their appointment to Xylem's Board in connection with Xylem's acquisition of Evoqua on May 24, 2023) and a 2023 award under the 2017 Evoqua Water Technologies Equity Plan for Board service prior to the acquisition.
(2)
The amounts shown reflect vested but deferred RSU's that the non-employee director previously elected to defer in Xylem's Deferred Compensation Plan for Directors.
(3)
The non-employee director elected to defer the 2023 stock award in Xylem's Deferred Compensation Plan for Directors. Ms. Beliveau-Dunn and Messrs. Friel, Loranger and Peribere have elected to defer settlement at vesting in May 2024.

Xylem 2024 Proxy Statement | 42

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation programs and philosophy for our Named Executive Officers (“NEOs”) in 2023:

NEO	Position
Patrick K. Decker(1)	President & Chief Executive Officer (“CEO”)
William K. Grogan(2)	Senior Vice President ("SVP") & Chief Financial Officer (“CFO”)
Matthew F. Pine(3)	SVP & Chief Operating Officer (“COO”) and President & CEO Designate
Hayati Yarkadas	SVP & President, Europe, Water Infrastructure (“WI”) and Global Services (“GS”)
Franz W. Cerwinka	SVP & President, Applied Water Systems (“AWS”) and Global Process Transformation (“GPT”)
Sandra E. Rowland(4)	Former SVP & CFO
(1)
Mr. Decker was President & CEO through December 31, 2023, and thereafter served as an advisor until his retirement on March 31, 2024.
(2)
Mr. Grogan joined the Company on September 18, 2023 to serve as SVP & CFO effective October 1, 2023.
(3)
Mr. Pine became President & CEO effective January 1, 2024.
(4)
Ms. Rowland served as SVP & CFO until September 30, 2023, and thereafter served as an advisor until her departure on March 31, 2024.

Executive Summary

Business Performance for 2023

Key Financial Results for 2023 • Revenue was $7.4 billion, up 33% on a reported basis and 12% organically* • Earnings Per Share were $2.79, up 42%; $3.78 on an adjusted* basis, up 20%

*Non-GAAP financial measures that exclude certain items. For a description of the items excluded from non-GAAP measures and reconciliations of GAAP to non-GAAP measures, please see Appendix A.

2023 was a transformational year for Xylem. We delivered on our Revenue and Earnings per Share targets for the year, while also announcing and executing several key "game changing" developments that will greatly benefit the water sector, our customers, our shareholders, and the communities in which we operate.

Key accomplishments in 2023 were as follows:

•
Drive Customer Success:
o
We closed the largest acquisition in the history of our company in May 2023 with the addition of Evoqua, creating the world’s most advanced platform of capabilities to address customers’ and communities’ critical water challenges. As the world’s largest pure-play water technology company, and with the combination of complementary portfolios and end market exposure, we are positioned strongly for growth.
o
We also announced a commercial partnership with Idrica to make digital technology easier for customers to deploy and use via our combined water data management and analytics platform.
o
We established a new partnership with Lorentz to accelerate deployment of solar-powered pumping solutions.
o
We helped many customers with their water challenges in 2023, including partnering with Scottish Water to use sustainable water technology in order to reduce energy consumption by 60% and cut greenhouse gas emissions; and helping the City of Toronto implement its wet weather flow master plan.
•
Grow in Emerging Markets: We grew revenue 3% (organically) in emerging markets through acceleration of our geographic and channel expansion, continued investments in local capabilities, and notable breakthrough project wins in India and Africa. We continued expanding our local product capabilities and

Xylem 2024 Proxy Statement | 43

opened a manufacturing plant in Egypt to serve the local market and region. We also initiated the integration of legacy Evoqua’s business and teams.
•
Strengthen Innovation and Technology: We launched several new products to better serve our customers including Cordonel®, an innovative, patented ultrasonic water meter that measures low-to-high-volume flow with proven accuracy. In our second year after launching the Xylem Innovation Labs Incubator and Accelerator Program, we accepted 10 new startups with a focus on solutions that promote advanced industrial treatment, regulatory compliance, a digital workforce, and water system sustainability and decarbonization. Also, Xylem won WEFTEC’s 2023 Innovative Technology Award for our Flygt 4200 Compact Adaptive Mixers series.
•
Build a High Impact Culture: As part of the integration of Evoqua, we re-defined and activated our high impact culture, including through the redesign of processes and the upskilling of leaders. We are accelerating our cultural transformation to drive an environment where colleagues are inspired to innovate, empowered to lead and accountable to deliver. Our high impact culture is a key enabler in advancing sustainability and executing on our long-term business strategy.
•
Cultivate Leadership and Talent Development: We continued to elevate human capital awareness and equip colleagues to practice inclusion and allyship through important, unique learning experiences, such as our monthly Xplore DE&I series, inclusive leadership training and Employee Network Group (“ENG”) events. Our reverse mentoring and sponsorship programs engage leaders in the experience of underrepresented groups, increasing their visibility and advancement. Engaging in our seven ENGs, offering contemporary benefits, such as our new U.S. LGBTQ+ benefits guide, and supporting flexible work highlight ways we build an inclusive workplace that attracts and retains the best talent. Xylem was named one of the Best Companies to Work For in our sector by U.S. News’ inaugural rankings, and one of Newsweek’s America's Greatest Workplaces for Diversity.
•
Sustainability: We continued our progress toward our 2025 Sustainability Goals including the achievement of our 2025 CO2e emissions reduction goal well ahead of schedule. We were one of 11 companies that joined forces to support the United Nations (UN) Water Action Agenda, pledging to collectively invest $11 billion in water innovation over the next five years. We also worked with Manchester City Football Club to launch a new 'Water Heroes' website where football fans are invited to engage with educational resources and to add their name to a statement emphasizing the need for governing bodies to honor their commitments to treating wastewater. Lastly, our Watermark program continued to make a positive difference in the world with 89% of legacy Xylem colleagues volunteering their time in their local communities.

CEO Pay-for-Performance Summary

The following graph illustrates CEO pay-for-performance alignment over the last five years. Xylem’s Total Shareholder Return (“TSR”) performance indexed to 2019 is compared with CEO compensation as disclosed in the Summary Compensation Table, excluding amounts reported in the "All Other Compensation" column (“SCT Pay”).

Xylem 2024 Proxy Statement | 44

2023 Executive Compensation Highlights

Based on our executive total rewards philosophy, the LDCC took the following compensation actions in 2023:

•
Base Salary: The LDCC provided base salary merit increases of 2.5% to 4.0% for our NEOs based on a review of market median data and performance. Mr. Pine received a base salary increase of 20.2% for his promotion to COO. See additional details in the “Our Executive Compensation Program” section under the “Base Salary” subsection.
•
Annual Incentive Plan (“AIP”) Compensation: Our AIP is linked to the Company’s annual financial performance and strategic objectives. For the 2023 performance year, the AIP continued to measure Team Performance with equal weighting for three key financial metrics, as well as individual performance objectives, where environmental and human capital-related objectives are also included.

Metric definitions and additional details are provided in “Elements of Our Executive Compensation Program – Overview” on page 48.

For 2023, the LDCC approved a Team Performance score of 165% based on the overall performance against the financial metrics. Actual AIP awards for the NEO’s ranged from 163% to 171% of target and are described in detail in “Our Executive Compensation Program” under the “Annual Incentive Plan” subsection.

•
Long-Term Incentive Plan (“LTIP”) Compensation: Our LTIP awards are designed to align executive pay with long-term value creation for our shareholders. The 2023 annual LTIP awards for NEOs were composed of (1) 50% Performance Share Units (“PSUs”), of which 25% are earned based on a 3-year TSR metric relative to the S&P 500 (excluding financial services companies) (“rTSR”), 12.5% are earned based on a pre-set third year adjusted EBITDA metric, and 12.5% are earned based on a pre-set third year Revenue metric, (2) 25% time-based Stock Options, and (3) 25% time-based Restricted Stock Units (“RSUs”). We introduced adjusted EBITDA as a replacement for Return on Invested Capital (“ROIC”) in 2023, primarily due to the acquisition of Evoqua.

The value of 2023 LTIP awards for NEOs, as disclosed in the Summary Compensation Table, was set to generally align with market median and to reflect individual performance and long-term potential. Additional details about LTIP awards are in “Our Executive Compensation Program” under the “Long-Term Incentive Plan” subsection.

Xylem 2024 Proxy Statement | 45

2023 Advisory Vote to Approve Executive Compensation

Each year, the LDCC considers results from the annual shareholders advisory vote on executive compensation as well as feedback from shareholder engagement, when reviewing the design of executive compensation programs. At our 2023 Annual Meeting, our shareholders continued to express support (83.1%) for the compensation program for our NEOs. The LDCC believes this result conveyed our shareholders’ support of the existing executive compensation program designs.

2023 Shareholder Engagement

Our Board values the input and insights of the Company’s shareholders and believes that effective Board-shareholder communication strengthens the Board’s role as an active, informed and engaged fiduciary. We make a concerted effort to engage with shareholders throughout the year to solicit their input on a range of topics related to executive compensation and governance matters. The Board considered feedback from shareholders through the say-on-pay vote and direct engagement and as a result did not make any changes to the structure of the executive compensation program for 2023. For more information, see the “Shareholder Engagement” section on page 33.

2024 Modifications to Executive Compensation

The LDCC decided to implement AIP and LTIP design changes for 2024 after taking into consideration the Company’s strategic priorities, market analysis, and thorough discussions with management.

•
Decrease in AIP Individual Objectives (“IO”) Maximum: Starting in 2024, the Team Performance metrics and the overall AIP award will continue to be capped at 200% of target, while the IO component will be capped at 150% of target (versus 200% of target as in prior years) to align with the incentive designs applicable to the broader employee base, where IO scores are also capped at 150%.
•
Increase in Maximum Payout for PSUs: Starting in 2024, for all of the PSU metrics, the maximum payout opportunity will be increased from 175% to 200% to better align with market practice and provide additional upside for superior performance aligned with long-term shareholder value creation. Maximum targets will be set accordingly, including an increase in the maximum rTSR performance from the 75th percentile to the 83rd percentile level of performance for the 2024-2026 PSU award cycle.

Best Practices

Our executive compensation program incorporates the following practices:

What We Do
✓	Pay-for-Performance: A significant portion of our NEO pay is performance-based and variable.
✓	Double-Trigger Change of Control Provision: We have adopted double-trigger vesting upon a change of control for our severance plans and LTIP awards
✓

Peer Group Selection: We conduct an annual review of our compensation peer companies (Peer Group) to validate and assess whether the number of companies is appropriate and each company remains comparable.

✓

Annual Compensation Risk Assessment: Annually, we conduct a global risk assessment of incentive-based compensation to identify any issues that could have a material adverse impact on the Company. No material adverse risks were identified in the 2023 annual compensation risk assessment.

✓

Balanced Compensation Design: Our executive compensation program is designed to align with the Company’s business strategy and shareholders’ interests in the context of market practices. We provide balanced short- and long-term incentives, cash and equity, and fixed and variable pay.

✓

Compensation Benchmarking: We conduct benchmarking exercises on a regular basis to validate that our compensation programs are competitive and include a balanced portfolio approach for fixed versus variable compensation.

✓

Clawback: We have a compensation recoupment policy that applies to any incentive-based compensation received by executive officers as required by SEC Rule 10D-1. In addition, starting in 2024, our long-term incentive agreements provide for recoupment at the LDCC’s discretion of time-based and incentive-based equity compensation related to violations of Company policy or conduct materially adverse to the best interests of the Company.

✓	Proactive Management of Share Utilization: Throughout the year, we regularly review and project share utilization to enable reasonable overhang and annual run rate levels.
✓	Stock Ownership Guidelines: All directors, NEOs and other senior leadership team members are expected to hold stock valued at a multiple of base salary/cash retainer.
✓	Insider Trading Policy: We have a robust insider trading policy.
✓	Engagement of an Independent Compensation Consultant: The LDCC engages an independent compensation consultant to advise on executive officer and director compensation matters.
✓	Say on Pay: We conduct an annual shareholder advisory vote.

Xylem 2024 Proxy Statement | 46

What We Don’t Do
✗	No Executive Perquisites: We do not provide any perquisites for our NEOs.
✗	No Special Retirement Plan for NEOs: We do not provide any retirement benefits to NEOs, other than the benefits available to the broader population of salaried employees.
✗

No Tax Gross-Ups: Tax gross-ups are not provided except in the case of taxable relocation expenses or non-permanent international assignment support. We do not provide Section 280G excise tax gross-ups under our plans.

✗	No Fixed-Term Employment Contracts: We do not have a fixed-term employment contract with any of our NEOs.
✗

No Re-pricing of Stock Options or Cash Buy-Outs of Underwater Stock Options: Our equity incentive plan prohibits the re-pricing or exchange of outstanding stock options that are priced above the prevailing market price with lower-priced stock options, stock or cash, without shareholder approval.

✗

Prohibition on Pledging, Hedging and Shorting: We have an anti-shorting, pledging, and hedging policy that prohibits our employees and directors from pledging Xylem securities, purchasing financial instruments, or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of Xylem securities.

Our Executive Compensation Program

Philosophy and Objectives

Our executive compensation program is based on the following principles:

•
Linked to Our Strategy: Compensation should be simple, flexible, and sustainable to support Xylem’s ongoing business transformation, including increasing our focus on technology, positioning us as a leader in integrating sustainability into our business strategy, and advancing our “One Company” execution.
•
Long Term: Design of compensation programs should reward executives for balanced long-term growth and profitability, emphasize pay-for-performance, and should be reasonable, fair, fully disclosed, and strongly-aligned with long-term shareholder value creation.
•
Market Competitive: Target compensation (base salary, target annual incentive compensation and target long-term incentive compensation) opportunities should generally reflect the market median (with flexibility on long-term incentive compensation, as needed, to attract, retain or motivate key talent), and may be adjusted for individuals performance, strategic impact, level of responsibility, potential, industry or functional expertise, tenure, internal pay equity, or special recruitment considerations for newly-hired executives. Actual compensation and incentive award payouts should vary with annual and long-term performance, both at the Company and individual level.
•
Avoids Excessive Risk: Compensation should be designed and structured so that unnecessary or excessive risk-taking behaviors are discouraged.

NEO Total Direct Compensation Mix

To align compensation levels for our NEOs with the Company’s performance and shareholder interests, our pay mix emphasizes variable compensation, including performance-based annual and long-term incentive awards. The following chart illustrates the 2023 target compensation mix for our NEOs. The percentages of total target compensation reflected in charts below were calculated using each NEO’s fiscal year 2023 base salary, target annual incentive compensation and target long-term incentive compensation.

Xylem 2024 Proxy Statement | 47

Compensation Benchmarking

Executive compensation is benchmarked using the compensation levels and practices for the NEOs at companies in our Peer Group and data from multiple broad-based compensation surveys. Each year, the LDCC reviews and selects companies to comprise the Peer Group for the next performance year based on the following criteria: business attributes, extent of global presence, revenue size, market capitalization and talent pool. In August 2022, the LDCC reviewed the Peer Group and made the decision to remove Enovis Corporation (formerly known as Colfax Corporation) based on analysis against our Peer Group selection criteria. Our 2023 Peer Group includes the following companies:

2023 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Ingersoll Rand Inc.	USD Billions
Ametek, Inc.	Lincoln Electric Holdings, Inc.	Percentile	Revenue*	Market Capitalization**
Crane Co.	Parker-Hannifin Corporation	25th	$4.2	$12.4
Donaldson Company, Inc.	Pentair Ltd.	50th	$6.2	$25.9
Dover Corporation	Rockwell Automation, Inc.	75th	$8.4	$40.7
Flowserve Corporation	Roper Technologies, Inc.
Fortive Corporation	Snap-On, Inc.	Xylem	$7.4	$27.6
IDEX Corporation	TE Connectivity	Percentile Rank	68%	52%
Illinois Tool Works Inc.		* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2023. **As of December 29, 2023, the last trading day of 2023.

In August 2023, the LDCC reviewed the current Peer Group and removed Crane Co. and Donaldson Company, Inc. and added Trane Technologies, plc, Ecolab Inc., and Veralto Corporation for the 2024 performance year based on analysis against our Peer Group selection criteria.

2024 Peer Group		Xylem vs. Peer Group
Agilent Technologies, Inc.	Lincoln Electric Holdings, Inc.	USD Billions
Ametek, Inc.	Parker-Hannifin Corporation	Percentile	Revenue*	Market Capitalization**
Dover Corporation	Pentair Ltd.	25th	$4.8	$17.4
Ecolab Inc.	Rockwell Automation, Inc.	50th	$6.7	$33.4
Flowserve Corporation	Roper Technologies, Inc.	75th	$13.8	$52.5
Fortive Corporation	Snap-On, Inc.
IDEX Corporation	TE Connectivity	Xylem	$7.4	$27.6
Illinois Tool Works Inc.	Trane Technologies, plc	Percentile Rank	60%	44%
Ingersoll Rand Inc.	Veralto Corporation	* Based on reported GAAP revenues for the most recent four quarters ended on or prior to December 31, 2023. **As of December 29, 2023, the last trading day of 2023.

In addition to using the Peer Group for benchmarking NEO compensation, the LDCC uses data from multiple broad-based compensation surveys for assessing the competitiveness of our NEOs’ compensation. Survey data sources include Aon Hewitt’s Total Compensation Measurement and Willis Towers Watson’s Compensation Data Bank. Each survey includes approximately 500 to 1,000 participants. The LDCC does not select the companies that participate in these broad-based surveys and does not consider the specific participants in the surveys as a factor in its compensation determinations. Available information regarding compensation levels at our Peer Group companies and in surveys is weighted equally in developing “market median” consensus data.

Our NEOs’ target compensation opportunity is designed to approximate the market median (with flexibility on long-term incentive compensation, as needed, to attract, retain or motivate key talent), and may be adjusted for other factors such as outstanding performance, strategic impact, level of responsibility, potential, industry or functional expertise, tenure, internal pay equity, or special recruitment considerations for newly-hired executives. Our NEOs’ actual compensation is intended to vary on a yearly basis in accordance with actual annual and long-term performance.

Elements of Our Executive Compensation Program — Overview

Our executive compensation program offers a mix of compensation elements with a significant focus on variable pay. As an executive’s grade increases, the proportion of variable pay increases. There are three core elements of the compensation program for our NEOs for 2023:

Xylem 2024 Proxy Statement | 48

Elements	Key Role		Purpose
Base Salary	•	Fixed component of compensation.	Designed to be competitive with our Peer Group, and the markets from which we recruit, allowing us to attract and retain the best talent.
Annual Incentive Plan	•	Variable component of compensation.	Designed to link pay to Xylem’s annual financial performance and strategic growth objectives, including our sustainability and human capital priorities, as well as individual results.
	•	A cash incentive plan intended to recognize results in a single performance year.
Long-Term Incentive Plan	•	Variable component of compensation.	Designed to link pay to long-term performance, to align executive incentives with shareholder value, and to help facilitate stock ownership and share retention.
	•	50% of the LTIP award is provided as PSUs based on a three-year relative TSR metric (25%), a pre-set third year adjusted EBITDA metric (12.5%), and pre-set third year Revenue metric (12.5%).
	•	The other 50% of the LTIP award is provided as time-based RSUs (25%) and stock options (25%).
	•	The amount of the LTIP award is based on factors such as strategic impact of the role, potential, retention risks, performance, and competitiveness with market median.

Base Salary

Base salary is a fixed and core element of our executive compensation program designed to be competitive in the marketplace in order to attract and retain the best talent. Key factors that help determine base salary include:

•
Level and consistency of individual performance.
•
Proficiency in the position, including skill set and knowledge for the position.
•
Tenure in the position.
•
Specific recruitment circumstances for newly-hired executives.

Base salaries are reviewed annually for potential merit increase. For 2023, the average global merit increase was 4.5%. In February 2023, the LDCC provided the following base salary increases for our NEOs based on a review of market median data and performance.

Name(1)	2022 Base Salary ($)	2023 Base Salary ($)	Increase %
Patrick K. Decker	1,150,000	1,196,000	4.0%
Matthew F. Pine(2)	540,600	650,000	20.2%
Hayati Yarkadas(3)	584,705	599,328	2.5%
Franz W. Cerwinka	535,810	550,000	2.6%
Sandra E. Rowland	728,280	750,130	3.0%

(1)
Mr. Grogan joined the Company on September 18, 2023, to serve as CFO effective on October 1, 2023.
(2)
Mr. Pine's salary increase was effective as of January 1, 2023, including additional salary adjustment to reflect expanded scope and responsibilities due to promotion to COO.
(3)
Converted from Swiss Francs (CHF) to US Dollars (USD).

Annual Incentive Plan

Our AIP is a cash-based incentive program designed to link compensation to Xylem’s annual financial performance and strategic growth objectives, including our sustainability and human capital priorities, as well as individual results.

The “Target AIP Award” opportunity for our NEOs (expressed as a percentage of base salary) is set to generally align with market median. Actual “AIP Payout” is determined as follows:

Base Salary ($)	X	Target AIP Award (% of Salary)	X	(	Team Performance (Weighted 75%)	+	Individual Performance (Weighted 25%))	=	AIP Payout ($)

Each AIP performance metric and the overall AIP award is capped at 200% of target and results are interpolated between points for Team Performance results.

Xylem 2024 Proxy Statement | 49

For Mr. Pine, the LDCC increased the Target AIP Award as a percentage of base salary from 75% to 80% for 2023 to better align with the market median for his promotion to the COO role. For the other NEOs, the 2023 AIP target awards as a percentage of base salary were unchanged from 2022.

Team Performance Metrics (75%)

For 2023, financial metrics were selected to reflect the importance of top line growth, profit, and management of free cash flow as the foundation for building shareholder value.

The performance targets for the financial metrics were based on internal operating plans that were established taking into consideration the high end of the range of the 2023 guidance we communicated to shareholders and only based on legacy Xylem (excludes Evoqua). This supports performance targets that are challenging, but achievable in order to motivate our NEOs and broader employee base.

Definition, weighting, and payout percentage for each performance metric based on actual performance relative to target performance are summarized below:

			Actual Performance vs. Target for Payout Levels
Metric	Weighting	Target	Below Threshold (0% of Target)	Threshold Payout (50% of Target)	Target Payout (100% of Target)	Maximum Payout (200% of Target)
Organic Revenue (1)	25%	$5,800MM	<94.4% of Target	94.4% of Target	100% of Target	104% of Target
Adjusted EBITDA (2)	25%	$1,040MM	<90.6% of Target	90.6% of Target	100% of Target	106.7% of Target
Free Cash Flow Conversion (3)	25%	105%	<80%	80%	105%	130%

(1)
Defined as revenue excluding the impact of fluctuations in foreign currency translation as compared to target and contributions from acquisitions and divestitures.
(2)
Defined as earnings before interest, taxes, depreciation and amortization expense, adjusted to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
(3)
Defined as Free Cash Flow (net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures) divided by net income, excluding the gain on sale of businesses and other non-recurring significant non-cash impacts, such as non-cash impairment charges and significant deferred tax items. Our definition of Free Cash Flow Conversion does not consider certain non-discretionary cash payments, such as debt.

Individual Objectives (“IO”) (25%)

For 2023, financial and non-financial IOs for NEOs were used to align closely with the Company’s Core Strategic Pillars and Sustainability Framework, as described in the Proxy Statement Summary.

IO scores are designed to be differentiated based on the assessment of the individual’s performance against IOs. There is no specific weighting assigned to each goal and the evaluation is non-formulaic. From a design perspective, actual IO scores can range from 0% to 200% of target in 2023. Higher IO scores are intended to be given to individuals with the highest performance relative to their financial and non-financial strategic objectives; and the lowest IO scores are intended to be given to individuals who have underperformed relative to their financial and non-financial strategic objectives. Each year, management and the LDCC review individual performance and set the distribution and range of IO scores.

To emphasize total Xylem performance and align the overall pool with business results, the Company funded the IO portion of the AIP award pool based on the 2023 overall Team Performance results with a floor of 90% of target. The IO pool funding floor recognizes that there may be significant performance contributions to current and future results even if current-year Team Performance based on our three financial metrics is below 90%. From a design perspective, individual IO scores can still range from 0% to 200% of target in 2023, keeping within the IO pool funding in total, and as such no portion of the AIP award is guaranteed to be paid.

2023 AIP Awards Paid in 2024 (based on legacy Xylem results)

Xylem 2024 Proxy Statement | 50

The LDCC evaluated Xylem’s actual Team Performance against the pre-established metrics and considered the following results in determining the actual Team Performance score, overall IO funding, and awards for NEOs:

Team Performance Metrics	Weighting	2023 Target Performance	2023 Actual Performance	Actual vs. Target	Actual Payout %
Organic Revenue ($MM)	25%	5,800	6,203	107%	200%
Adjusted EBITDA ($MM)	25%	1,040	1,155	111%	200%
Free Cash Flow Conversion	25%	105%	102%	-3% delta	94%
Team Performance Score:					165%

For 2023, we overachieved our revenue growth and adjusted EBITDA metrics based on strong execution on healthy demand across our business, with drop through on overdrive in adjusted EBITDA performance. We fell slightly short of target for free cash flow conversion primarily due to higher than planned working capital levels. The performance above resulted in a Team Performance score of 165% and an overall Company IO funding of 165% of target.

The LDCC reviewed the NEOs’ performance in 2023. Each NEO had IOs that were linked to the strategic priorities listed above under “Individual Objectives” and included the following, as applicable:

•
Deliver 2023 financial targets for organic revenue, adjusted EBITDA, and free cash flow conversion, including for a particular segment or region;
•
Continue to deploy the Xylem strategy to drive customer success, grow in emerging markets, deliver continuous improvement, strengthen innovation and technology, cultivate leadership and talent development, and integrate sustainability into everything we do;
•
Advance our progress in the areas of sustainability and human capital management, including safety and diversity and inclusion, as well as the activation of our high impact culture; and
•
Integrate Evoqua, including tracking to our integration scorecard.

In February 2024, the LDCC determined the 2023 AIP payouts for all NEOs. In determining IO performance scores for NEOs, the LDCC considered the management team’s strong performance in exceeding its overall financial commitments for 2023 (Team Performance score of 165%), and in delivering against non-financial dimensions, including: achievement of meaningful improvements in our injury frequency rate; progress against Women in Leadership representation goals, using merit-based hiring, promotions and diverse candidate slates to attract and retain the most qualified talent; the achievement of full process water recycling in certain major facilities, as well as achievement of our water saving goal; and the achievement of the Evoqua integration scorecard. The LDCC awarded Mr. Decker an IO performance score of 100%, which recognizes management’s delivery of financial and non-financial goals, as well as Mr. Decker’s strategic leadership on the Evoqua transaction and execution of the CEO succession plan and transition. Mr. Pine was awarded an IO performance score of 115% based on his strong leadership in driving Xylem’s operational performance in his new role as COO in 2023, as well as the onboarding of Mr. Grogan. Mr. Grogan, Mr. Yarkadas, and Ms. Rowland were awarded IO performance scores of 100% to recognize their leadership and meaningful contributions in their individual functional, segment, and commercial areas. The LDCC decided to award Mr. Cerwinka an IO performance score of 95% largely based on the 2023 financial results for Emerging Markets. Mr. Cerwinka led the Emerging Markets region until May 1, 2023, and continues to lead the Applied Water Systems segment and our Global Process Transformation initiatives.

The following table summarizes the actual AIP awards paid to the NEOs in March 2024:

Name	Base Salary ($)	Target AIP Award (% of Salary)	Target Annual Incentive ($)	Range of Potential Payouts Based on Team & Individual Results ($)	Total Team & Individual Performance Score (%)	Actual AIP Payout ($)
Patrick K. Decker	1,196,000	125%	1,495,000	0 - 2,990,000	165%	2,466,750
William K. Grogan	725,000	80%	580,000	0 - 1,160,000	165%	275,301
Matthew F. Pine	650,000	80%	520,000	0 - 1,040,000	171%	890,175
Hayati Yarkadas	599,328	75%	449,496	0 - 898,992	165%	741,669
Franz W. Cerwinka	550,000	65%	357,500	0 - 715,000	163%	582,502
Sandra E. Rowland	750,130	80%	600,104	0 - 1,200,208	165%	990,172

(1)
Mr. Grogan’s AIP award was pro-rated based on his September 18, 2023 start date.

Xylem 2024 Proxy Statement | 51

Long-Term Incentive Plan

Our LTIP is designed to link an executive’s compensation to long-term shareholder value creation. The 2023 LTIP awards for NEOs included the following components:

Components	% of Award	Vesting Period	Rationale
PSUs	50%	Performance-based vesting that cliff vests at the end of three years.

Three balanced performance criteria (relative TSR, adjusted EBITDA and Revenue) are designed to provide pay-for-performance linkage. Cliff vesting supports long-term alignment with shareholder value and retention of the Company’s NEOs.

RSUs	25%	Time-based vesting in three annual installments.	Three-year vesting supports long-term alignment with shareholders, in conjunction with our stock ownership guidelines, and retention of the Company’s NEOs.
Stock Options	25%	Time-based vesting in three annual installments.

Three-year vesting supports long-term alignment with shareholder value and retention of the Company’s NEOs. Actual value materializes only if the share price appreciates over the stock options’ exercise price before the stock options expire. Supports share price performance and long-term alignment with shareholder value creation over the ten-year life of the option.

PSU awards underscore our pay-for-performance philosophy, provide alignment with key long-term financial metrics, and strengthen the performance-based aspects of our compensation program for executive officers and other direct reports to the CEO. The LDCC also considers RSUs and stock options to be performance-based, at-risk pay because their value depends on stock price performance. The mix and balance of LTIP awards were chosen based on the LDCC’s belief in performance-based compensation elements in the context of the Company’s business strategy, as well as market trends and relevant practices among peer companies. The target LTIP award value for each NEO is established each year to be generally in alignment with the market median value for long-term incentives, but also considers potential, performance, retention, and certain other considerations.

Performance Share Units

PSUs are stock awards that are settled in shares of Xylem’s common stock subject to three-year cliff vesting and performance requirements. New for 2023, adjusted EBITDA was introduced as a metric, in lieu of ROIC due to the challenge of setting three-year ROIC targets for the combined company following the acquisition of Evoqua, an also since it aligns with our efforts to build long-term value for shareholders by focusing on profitable growth. All performance metrics are based on the combined Company (legacy Xylem and Evoqua).

Key elements of the 2023 PSU awards are as follows:

•
Relative TSR (rTSR): 50% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) based on three-year Xylem TSR relative to companies in the S&P 500 Index (excluding financial services companies). We believe rTSR helps us to further align with shareholder interests, and along with adjusted EBITDA and organic Revenue, provides a balanced approach to address both internal and external performance. The potential payout levels (as a percentage of the target number of shares) based on actual performance are summarized below (results are interpolated between Threshold - Target and Target - Maximum). Payouts are capped at 100% of target if Xylem’s 2023-2025 TSR is negative.

Performance Level	2023-2025 Relative TSR Rank	Payout as a % of Target
Maximum	75th Percentile and Above	175%
Target	50th Percentile	100%
Threshold	25th Percentile	25%
Below Threshold	Below 25th Percentile	0%

The LDCC selected the companies in the S&P 500 Index (excluding financial services companies) as the benchmark for rTSR in order to reflect the broader investment focus of our shareholders. Similar to the multiple broad-based compensation surveys in our compensation benchmarking, the S&P 500 is not a self-selected customized benchmark and provides a more comprehensive and relevant comparison for our stock price performance.

•
Adjusted EBITDA: 25% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) contingent upon the achievement of a pre-set third year adjusted EBITDA target. We believe adjusted EBITDA is a metric that aligns with our efforts to build long-term value for shareholders

Xylem 2024 Proxy Statement | 52

by focusing on earnings growth. The adjusted EBITDA performance target for the 2023-2025 performance cycle was designed to be sufficiently challenging and aligned with the Company’s strategic plan and historical performance. The 2025 target adjusted EBITDA represents a 15.9% compound annual growth rate (“CAGR”) over 2022 actual performance. Potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between Minimum - Target and Target – Maximum; no payout if results are below Minimum):

Performance Level	2023-2025 Adjusted EBITDA*	Payout as a % of Target
Maximum	$2,006MM	175%
Target	$1,824MM	100%
Minimum	$1,459MM	50%

*Defined as earnings before interest, taxes, depreciation, and amortization expense, adjusted to exclude share-based compensation charges, restructuring and realignment costs, special charges and gain or loss from sale of businesses.

•
Revenue: 25% of the PSUs were granted at target (100%) with actual payout (0%-175% of the target number of shares) contingent upon the achievement of a pre-set third year revenue target. We believe Revenue is a metric that aligns with our efforts to build long-term value for shareholders by focusing on growth. The Revenue performance target for the 2023-2025 performance cycle was designed to be sufficiently challenging and aligned with the Company’s strategic plan and historical performance. The 2025 target Revenue represents a 6.7% CAGR over 2022 actual performance. Potential payout levels as a percentage of target based on actual performance are summarized below (results are interpolated between Minimum - Target and Target – Maximum; no payout if results are below Minimum):

Performance Level	2023-2025 Revenue	Payout as a % of Target
Maximum	$9,426MM	175%
Target	$8,768MM	100%
Minimum	$7,891MM	50%

Key elements of the 2023 PSUs were as follows:

•
Earned PSUs will be settled in shares upon vesting.
•
Holders of PSUs do not have voting rights.
•
Dividend equivalents are accrued and paid in cash only if and to the extent PSUs vest.
•
If an employee resigns or their employment is terminated prior to vesting, the PSUs are forfeited entirely, including any accrued dividend equivalents.
•
If an employee qualifies for retirement, dies or becomes disabled, a pro-rated portion of the PSUs vests based on actual performance.
•
PSUs will vest in full (assuming target performance) upon a termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

On March 1, 2024, the LDCC determined payouts for the 2021 PSUs for all NEOs. The 2021 PSUs were earned at 107.7% of target based on performance over the 2021-2023 performance period (excluding Evoqua) as shown below.

Status of 2021 PSU Award for Completed Performance Cycle in 2023

Performance Metric	Performance Level	Payout	Actual Result	Actual Payout
ROIC	Maximum: 12.35% Target: 11% Minimum: 9.2%	175% 100% 0%	11.6%	133.3%
rTSR	Maximum: 75th Percentile Target: 50th Percentile Threshold: 25th Percentile	175% 100% 25%	44th Percentile	82%
			Total Final Payout: 107.7% of target

Xylem 2024 Proxy Statement | 53

Restricted Stock Units

RSUs are stock awards that are settled in shares of Xylem’s common stock subject to vesting requirements.

Key elements of the 2023 RSU awards were as follows:

•
RSUs awarded as part of the annual LTIP award vest in three equal annual installments.
•
RSUs will be settled in shares upon vesting.
•
Holders of RSUs do not have voting rights.
•
Dividend equivalents are accrued and paid in cash only upon vesting/settlement of the awards.
•
If an employee resigns or their employment is terminated prior to vesting, the RSUs are forfeited entirely, including any accrued dividend equivalents.
•
If an employee qualifies for retirement, a pro-rated portion of the RSUs vest and applicable dividends will be paid upon retirement.
•
If an employee dies or becomes disabled, the RSUs vest in full.
•
RSUs will vest in full upon termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

Stock Options

Non-qualified stock options permit participants to purchase shares of Xylem’s common stock in the future at a price equal to the stock’s value on the date the stock options were granted, which is the stock option exercise price.

Key elements of the 2023 non-qualified stock option awards were as follows:

•
Stock options vest in three equal annual installments with a 10-year term and cannot be exercised prior to vesting.
•
If an employee resigns or their employment is terminated prior to vesting, the unvested portions of the stock options are forfeited entirely. The vested portions of the stock options expire the earlier of three months following the termination date or the original expiration date.
•
If an employee qualifies for retirement, a pro-rated portion of the unvested stock options vest and remain exercisable until the earlier of three years following the retirement date or the original expiration date.
•
If an employee dies or becomes disabled, the unvested portions of the stock options vest in full and remain exercisable until the earlier of three years following the death or disability date or the original expiration date.
•
The unvested stock options will vest in full upon termination of employment by the Company without “cause” or by the employee for “good reason” within two years of a change of control, or if the buyer does not assume or replace the awards in connection with a change of control.

Earnings Black-Out Period and Timing of Stock-Based Grants

The Company’s Insider Trading policy specifies a quarterly blackout period during which individuals designated as insiders under the policy are prohibited from trading in the Company’s securities. In consideration of the timing around when the Company and its insiders may be in possession of quarterly performance related material non-public information, the trading blackout period commences several weeks prior to the end of each fiscal quarter and re-opens several market trading days following our earnings releases.

The Company also follows an annual equity grant blackout calendar applicable to the award of options and other equity awards to NEOs, other executives and directors. The LDCC makes its annual compensation cycle decisions related to NEOs’ LTIP awards at the Committee’s annual first quarter meeting, typically in February. In consideration of our equity grant blackout calendar, annual LTIP awards to NEOs are granted no earlier than the second trading

Xylem 2024 Proxy Statement | 54

day following the Company’s filing of its Annual Report on Form 10-K. In addition, the Committee takes into consideration the annual equity grant blackout calendar with respect the timing of any off-cycle LTIP awards to NEOs and other executives.

The LDCC does not consider the possible possession of material non-public information when it determines the number, price or timing of LTIP awards granted to NEOs. Rather, the LDCC uses market competitive data, potential, individual performance, retention and certain other considerations when it awards equity grants to NEOs under the LTIP. In general, LTIP awards are granted to NEOs, other executives and directors on the approved grant effective date, during an open trading window and in alignment with the annual equity grant blackout calendar. For new hire NEOs, LTIP awards are granted on the later of the LDCC approval date or the start of employment, or other applicable date as required by our equity grant blackout calendar.

Additional Compensation Elements

The primary focus of our executive compensation program is on base salary, AIP and LTIP awards, but we also provide other limited benefits that are market-competitive and deemed necessary to attract, motivate and retain a high-quality management team.

Retirement and Benefit Plans

NEOs (excluding Mr. Yarkadas) participate in the same U.S. retirement and benefit plans as the broader population of salaried employees, as applicable.

•
Retirement plans generally include the tax-qualified retirement savings plan, the non-qualified retirement savings plan, and the deferred compensation plans. We do not provide defined benefit retirement plans to the U.S. salaried population.
•
Benefit plans generally include group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance, and short- and long-term disability insurance.

Mr. Yarkadas participates in the same retirement plan as the broader population of Switzerland-based salaried employees, as applicable.

Executive Perquisites

The Company does not provide any perquisites to NEOs with the exception that Mr. Yarkadas is eligible for and receives a car allowance on terms consistent with local Swiss policy that is aligned to market practice.

Severance Plan Arrangements

Xylem offers severance plan arrangements to provide transitional assistance to NEOs who are terminated from the Company either without cause or following a change of control. Xylem maintains two severance plans for its senior executives - the Xylem Senior Executive Severance Pay Plan and the Xylem Special Senior Executive Severance Pay Plan. These plans are described in more detail in the “Potential Post-Employment Compensation” section.

COMPENSATION Decision-Making Process

Role of the Leadership Development & Compensation Committee

The LDCC is responsible for the design of our compensation program to enable the Company to attract, motivate and retain executive and other top talent critical to our long-term success. The LDCC reviews management performance, internal succession planning, executive development and talent management programs and initiatives, including DE&I, on a regular basis. Its role includes providing overall direction for the total rewards philosophy and overseeing the total rewards programs for our NEOs and broader executive population. The LDCC annually reviews NEOs’ compensation structure to confirm that it properly aligns with the Company’s strategic and business objectives and maintains a strong link to long-term shareholder value creation. During the first quarter of each year, the LDCC reviews executive and company performance for the prior three-year period when determining PSU payout and annual performance for the prior year when determining AIP payout. The LDCC also approves compensation actions

Xylem 2024 Proxy Statement | 55

(currently in February), including base salaries, AIP targets and LTIP target awards for the current year, as well as payout of performance-based incentives for the prior performance cycles (typically on or about March 1). The LDCC is provided with tally sheets, which provide a comprehensive picture of an NEO’s total compensation and context for making pay decisions. The LDCC establishes the total compensation for NEOs after seeking input from the CEO and CP&SO regarding individual NEOs’ performance, as well as the LDCC’s independent compensation consultant. CEO compensation decisions are determined by the LDCC, in consultation with the full Board’s independent directors, based on performance against objectives and market benchmarking factors. The LDCC also has oversight of the establishment and administration of executive benefit programs and severance policies. For a full discussion of LDCC authority and responsibilities, please refer to the LDCC charter that is on our website at www.xylem.com, under "About Xylem,” then “Investors” and then “Corporate Governance.”

Role of the Compensation Consultant

The LDCC has retained Pearl Meyer as its independent compensation consultant each year since 2011. In fiscal year 2023, Pearl Meyer only performed executive officer and director compensation services at the direction of the LDCC. Prior to engaging Pearl Meyer each year, the LDCC reviews Pearl Meyer’s independence. The LDCC has determined that Pearl Meyer is independent and Pearl Meyer’s work does not raise any conflicts of interest pursuant to the SEC’s rules and the NYSE listing standards. In 2023, at the request of the LDCC, Pearl Meyer attended all regular LDCC meetings and also met with the LDCC without management present at these meetings. Pearl Meyer provided the LDCC with assessments of and recommendations on our executive compensation philosophy and program design, and assisted with the selection of our Peer Group. At the direction of the LDCC, Pearl Meyer also worked with management to review the results of the annual executive benchmarking exercise, as well as the results of the benchmarking exercise of our non-employee director compensation program. The LDCC has sole authority to retain and terminate the compensation consultant, and is directly responsible for overseeing and compensating the consultant.

Role of Management

Management routinely provides the LDCC with current and projected results of performance-based compensation plans, and external survey data that the LDCC may consider in making decisions around total rewards for NEOs. At the request of the LDCC, Committee meetings are regularly attended by the President and CEO, the SVP, CP&SO and the Vice President, Global Compensation, Benefits & Wellness. Management is responsible for leading discussions about the Company’s performance, succession planning, leadership development and total rewards programs. The CEO makes recommendations to the LDCC regarding total compensation to be paid to the Company’s executive officers and other senior leadership team members, other than himself, but all decisions are ultimately made by the LDCC.

Additional Information

Change of Control Agreements

Our NEOs do not have stand-alone change of control agreements. However, many of the Company’s short- and long-term incentive plans, severance arrangements and non-qualified deferred compensation plans provide additional or accelerated benefits in connection with a change of control. These benefits are described in detail in the “Potential Post-Employment Compensation” section. The Company does not provide any tax gross-ups related to Section 280G of the IRC.

Consideration of Tax and Accounting Impacts

The LDCC annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. The LDCC believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates and rewards the executive talent necessary for our success. Consequently, the LDCC may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Clawback Policy

We maintain a policy that provides for recoupment of any incentive-based compensation due to material non-compliance with any financial reporting requirement under the US federal securities laws, where the Company is required to either a) prepare an accounting restatement of the Company’s financial statements or b) make any

Xylem 2024 Proxy Statement | 56

correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the then-current period or left uncorrected in the then-current period. Our policy was updated to comply with the NYSE’s final listing standards implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act clawback requirements and related SEC rules, as appropriate. The clawback policy covers all current and former executive officers, and is in addition to any other recovery rights provided under applicable law. A copy of our policy is provided as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2023.

In addition, starting in 2024, our equity grant agreements provide for recoupment of time-based and performance-based equity compensation related to violations of Company policy or conduct materially adverse to the best interests of the Company.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for our NEOs for each of the years shown.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Patrick K. Decker	2023	1,188,923	—	5,205,980	1,687,514	2,466,750	276,282	10,825,450
President and CEO	2022	1,146,154	—	4,406,169	1,562,505	1,797,594	1,236,443	10,148,865
	2021	1,118,616	—	6,225,020	1,499,996	1,420,313	177,725	10,441,670
William K. Grogan	2023	195,192	350,000	3,792,692	—	275,301	11,712	4,624,898
SVP and CFO
Matthew F. Pine	2023	647,896	—	1,542,460	500,006	890,175	105,413	3,685,950
SVP and COO	2022	535,892	—	846,034	300,005	513,198	73,436	2,268,567
	2021	507,308	—	1,141,233	274,990	395,983	54,197	2,373,711
Hayati Yarkadas(6)	2023	596,891	—	1,311,059	425,003	741,669	119,889	3,194,510
SVP and President,	2022	543,388	—	846,034	300,005	517,536	115,920	2,322,884
Europe, WI and GS	2021	556,117	—	933,774	224,994	433,206	94,066	2,242,156
Franz W. Cerwinka	2023	547,817	—	578,399	187,495	582,502	592,579	2,488,792
SVP & President, AWS & GPT
Sandra E. Rowland	2023	746,769	—	1,311,059	425,003	990,172	121,586	3,594,588
Former SVP and CFO	2022	726,083	—	1,198,503	425,004	710,801	100,582	3,160,973
	2021	710,231	—	1,763,607	425,001	576,912	77,229	3,552,980

(1)
The amount represents a sign-on cash award to offset forfeited near term vesting equity award with prior employer.
(2)
Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the PSU and RSU awards. For Mr. Grogan, the amount represents one-time make-whole awards to offset forfeited equity award with prior employer. Assuming the maximum performance is achieved for the 2023 PSU award, the maximum grant date fair value is $6,157,348 for Mr. Decker; $1,824,686 for Mr. Grogan; $1,824,320 for Mr. Pine; $1,550,635 for Mr. Yarkadas; $684,035 for Mr. Cerwinka; and $1,550,635 for Ms. Rowland. A discussion of the awards and assumptions used in calculating the 2023 values may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024.
(3)
Amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the stock option awards. A discussion of assumptions used in calculating the values of 2023 stock option awards may be found in Note 17 to the Consolidated Financial Statements in the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024.
(4)
Amounts represent AIP awards earned for each performance year.
(5)
Amounts represent items specified in the “All Other Compensation Table” below.
(6)
Mr. Yarkadas is based in Switzerland and his cash compensation (comprised on the amounts disclosed in the Salary, Non-Equity Incentive Plan Compensation, and All Other Compensation columns) are provided in Swiss Francs. We converted his 2023 cash compensation to U.S. dollars based on the daily average exchange rate of 1.124 USD for 1.000 Swiss Franc during 2023.

ALL OTHER COMPENSATION TABLE

Name	Company Contribution to Tax-Qualified Retirement Savings Plan ($)(a)	Company Contribution to Non-Qualified Retirement Savings Plan ($)(b)	Other ($)(c)	Total All Other Compensation ($)
Patrick K. Decker	23,100	232,797	20,385	276,282
William K. Grogan	11,712	—	—	11,712
Matthew F. Pine	23,100	82,313	—	105,413
Hayati Yarkadas	—	—	119,889	119,889
Franz W. Cerwinka	23,100	56,022	513,456	592,579
Sandra E. Rowland	23,100	98,486	—	121,586

(a)
These amounts include contributions in fiscal year 2023, as well as contributions for the 2023 AIP award earned in 2023 and paid in 2024.

Xylem 2024 Proxy Statement | 57

(b)
These amounts include contributions in fiscal year 2023, as well as contributions for the 2023 AIP award earned in 2023 and paid in 2024. Xylem contributions are unfunded and participants have access to the same investment funds available to participants in the tax-qualified retirement savings plan.
(c)
For Mr. Decker, the amount consists of relocation reimbursement related to the 2022 global headquarter relocation to Washington, DC that carried over into 2023. The amount for Mr. Yarkadas includes car and child education allowances ($35,732) and retirement contributions ($84,157) aligned with local Swiss policy that is aligned to market practice. The amount for Mr. Cerwinka consists of expatriate benefits he received in connection with his international assignment in Singapore and subsequent repatriation back to the U.S. These benefits include housing, cost-of-living, transportation, and tax equalization payments. Over 65% of the expatriate benefit, in the amount of $335,110, is in the form of tax equalization payment. This is consistent with benefits provided for other employees working on non-permanent international assignment. All of the benefits are provided under and administered in accordance with the Company’s applicable broad-based benefit, relocation and retirement policies.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding equity and non-equity awards made to our NEOs during the year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Awards ($)(6)
Patrick K. Decker		—	1,495,000	2,990,000							—
PSU - TSR	3/1/23				—	16,693	29,213				1,830,888
PSU - EBITDA	3/1/23				—	8,347	14,607				843,798
PSU - REV	3/1/23				—	8,347	14,607				843,798
RSU	3/1/23							16,693			1,687,495
Option	3/1/23								58,070	101.09	1,687,514
William K. Grogan		—	580,000	1,160,000							—
PSU - TSR	9/18/23				—	5,237	9,165				542,553
PSU - EBITDA	9/18/23				—	2,619	4,583				250,062
PSU - REV	9/18/23				—	2,619	4,583				250,062
RSU	9/18/23							28,802			2,750,015
Matthew F. Pine		—	520,000	1,040,000
PSU - TSR	3/1/23				—	4,946	8,656				542,477
PSU - EBITDA	3/1/23				—	2,473	4,328				249,996
PSU - REV	3/1/23				—	2,473	4,328				249,996
RSU	3/1/23							4,946			499,991
Option	3/1/23								17,206	101.09	500,006
Hayati Yarkadas		—	449,496	898,992							—
PSU - TSR	3/1/23				—	2,802	4,904				307,323
PSU - EBITDA	3/1/23				—	1,401	2,452				141,627
PSU - REV	3/1/23				—	1,401	2,452				141,627
RSU	3/1/23							2,802			283,254
Option	3/1/23								9,750	101.09	283,335
PSU - TSR (7)	3/1/23				—	1,402	2,454				153,771
PSU - EBITDA (7)	3/1/23				—	701	1,227				70,864
PSU - REV (7)	3/1/23				—	701	1,227				70,864
RSU (7)	3/1/23							1,402			141,728
Option (7)	3/1/23								4,875	101.09	141,668
Franz W. Cerwinka		—	357,500	715,000							—
PSU - TSR	3/1/23				—	1,855	3,246				203,456
PSU - EBITDA	3/1/23				—	927	1,622				93,710
PSU - REV	3/1/23				—	927	1,622				93,710
RSU	3/1/23							1,855			187,522
Option	3/1/23								6,452	101.09	187,495
Sandra E. Rowland		—	600,104	1,200,208							—
PSU - TSR	3/1/23				—	4,204	7,357				461,095
PSU - EBITDA	3/1/23				—	2,102	3,679				212,491
PSU - REV	3/1/23				—	2,102	3,679				212,491
RSU	3/1/23							4,204			424,982
Option	3/1/23								14,625	101.09	425,003

(1)
Amounts reflect the annualized minimum, target, and maximum payment levels, respectively, if an award payout is achieved under the 2023 AIP described under “Compensation Discussion and Analysis - Annual Incentive Plan.” These potential payments are based on achievement of specific performance metrics and are completely at risk.
The amount under Threshold shown is 0% of the Target amount, which is comprised of the Team Performance and IO components. Team Performance payouts begin at 50% of the Target amount if the Threshold payout level is met. If the Threshold payout level is not met, no award will be paid. Based on design, IO payout can range from 0% to 200%.
(2)
Amounts reflect the number of PSUs granted in 2023, which was determined using the closing price of Xylem stock on the grant date. The lines represent the normal 2023 annual awards which vest in full at the end of the three-year restriction period following the grant - March 1, 2023 (“Annual Grant Date”) - to the extent that they are earned based on pre-set relative TSR, adjusted EBITDA, and organic Revenue performance goals and provided that the executive remains an employee as of the vesting date.

Xylem 2024 Proxy Statement | 58

(3)
Amounts reflect the number of RSUs granted in 2023, which was determined using the closing price of Xylem stock on the grant date. The 2023 annual awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of the vesting date.
(4)
Amounts reflect the number of stock options granted in 2023, which was determined using the binomial lattice value on the grant date. These awards vest in three equal installments on each of the first, second, and third anniversaries of the grant date provided that the executive remains an employee as of each vesting date. The options expire ten years after the grant date.
(5)
The stock option exercise price equals the closing price of Xylem stock on the grant date.
(6)
Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for PSU, RSU and stock option awards granted to the NEOs in 2023.
(7)
Mr. Yarkadas received a special one-time retention equity grant approved by the LDCC, which has the same mix and vesting as his annual grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding all outstanding stock options, unvested RSU and PSU awards held by each NEO as of December 31, 2023.

	Option Awards					RSU Awards		PSU Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Number of Unearned Shares or Units of Stock that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)(4)
Patrick K. Decker	2/24/16	138,581	—	37.47	2/24/26	33,590	3,841,352	167,725	19,181,031
	2/21/17	126,761	—	48.33	2/21/27
	2/21/18	85,128	—	75.18	2/21/28
	2/20/19	87,925	—	74.07	2/20/29
	2/27/20	93,575	—	80.66	2/27/30
	3/1/21	43,104	21,551	102.23	3/1/31
	3/1/22	26,225	52,451	86.76	3/1/32
	3/1/23	—	58,070	101.09	3/1/33
William K. Grogan	9/18/23	—	—	—	—	28,802	3,293,797	18,331	2,096,333
Matthew F. Pine	5/7/20	14,635	—	63.55	2/27/30	8,148	931,805	37,898	4,334,015
	5/7/20	145,856	—	63.55	5/7/30
	3/1/21	7,902	3,951	102.23	3/1/31
	3/1/22	5,035	10,071	86.76	3/1/32
	3/1/23	—	17,206	101.09	3/1/33
Hayati Yarkadas	3/1/21	6,466	3,232	102.23	3/1/31	7,243	828,309	33,759	3,860,679
	3/1/22	—	10,071	86.76	3/1/32
	3/1/23	—	9,750	101.09	3/1/33
	3/1/23	—	4,875	101.09	3/1/33
Franz W. Cerwinka	6/12/20	11,914	—	64.16	2/27/30	3,593	410,895	17,670	2,020,741
	3/1/21	4,310	2,156	102.23	3/1/31
	3/1/22	2,727	5,455	86.76	3/1/32
	3/1/23	—	6,452	101.09	3/1/33
Sandra E. Rowland	3/1/21	12,212	6,107	102.23	3/1/31	8,855	1,012,658	44,967	5,142,426
	3/1/22	7,133	14,267	86.76	3/1/32
	3/1/23	—	14,625	101.09	3/1/33

(1)
All stock option awards vest in three equal installments over the three-year period following the grant date.
(2)
The following table provides the vesting schedule (vesting typically occurs on the applicable anniversary of the grant date):

	Grant	Vesting Schedule (#)
Name	Date	2024	2025	2026
Patrick K. Decker	3/1/21	21,551	—	—
	3/1/22	26,225	26,226	—
	3/1/23	19,356	19,357	19,357
Matthew F. Pine	3/1/21	3,951	—	—
	3/1/22	5,035	5,036	—
	3/1/23	5,735	5,735	5,736
Hayati Yarkadas	3/1/21	3,232	—	—
	3/1/22	5,035	5,036	—
	3/1/23	3,250	3,250	3,250
	3/1/23	1,625	1,625	1,625
Franz W. Cerwinka	3/1/21	2,156	—	—
	3/1/22	2,727	2,728	—
	3/1/23	2,150	2,151	2,151
Sandra E. Rowland	3/1/21	6,107	—	—
	3/1/22	7,133	7,134	—
	3/1/23	4,875	4,875	4,875

Xylem 2024 Proxy Statement | 59

(3)
The following table provides the vesting schedule (vesting typically occurs on the applicable anniversary of the grant date):

	Grant	Vesting Schedule (#)
Name	Date	2024	2025	2026
Patrick K. Decker	3/1/21	4,891	—	—
	3/1/22	6,003	6,003	—
	3/1/23	5,564	5,564	5,565
William K. Grogan	9/18/23	9,600	9,601	9,601
Matthew F. Pine	3/1/21	896	—	—
	3/1/22	1,153	1,153	—
	3/1/23	1,648	1,649	1,649
Hayati Yarkadas	3/1/21	733	—	—
	3/1/22	1,153	1,153	—
	3/1/23	934	934	934
	3/1/23	467	467	468
Franz W. Cerwinka	3/1/21	489	—	—
	3/1/22	624	625	—
	3/1/23	618	618	619
Sandra E. Rowland	3/1/21	1,385	—	—
	3/1/22	1,633	1,633	—
	3/1/23	1,401	1,401	1,402

(4)
Market values were determined based on the Company’s closing stock price of $114.36 on December 29, 2023, the last trading day of 2023.
(5)
Amounts reflect the 2021 PSU awards that became vested in early 2024 with payout at 107.7% of target and 2022 and 2023 unvested PSUs estimated at 175% of target.

The following table provides the vesting schedule (vesting occurs on the three-year anniversary of the grant date, other than with respect to the one-time special sustainability PSUs granted in 2021, which vest on the five-year anniversary of the grant date):

	Grant	Vesting Schedule (#)
Name	Date	2024	2025	2026
Patrick K. Decker	3/1/21	31,591	—	—
	3/1/21	—	—	14,673
	3/1/22	—	63,034	—
	3/1/23	—	—	58,427
William K. Grogan	9/18/23	—	—	18,331
Matthew F. Pine	3/1/21	5,792	—	—
	3/1/21	—	—	2,690
	3/1/22	—	12,104	—
	3/1/23	—	—	17,312
Hayati Yarkadas	3/1/21	4,739	—	—
	3/1/21	—	—	2,201
	3/1/22	—	12,104	—
	3/1/23	—	—	9,810
	3/1/23	—	—	4,905
Franz W. Cerwinka	3/1/21	3,159	—	—
	3/1/21	—	—	1,467
	3/1/22	—	6,554	—
	3/1/23	—	—	6,490
Sandra E. Rowland	3/1/21	8,950	—	—
	3/1/21	—	—	4,157
	3/1/22	—	17,145	—
	3/1/23	—	—	14,715

OPTION EXERCISES AND STOCK VESTED

The following table provides the values realized by our NEOs upon the exercise of Xylem stock options and the vesting of PSUs and RSUs in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)(2)
Patrick K. Decker	255,595	17,460,424	47,577	4,863,046
William K. Grogan	—	—	—	—
Matthew F. Pine	—	—	26,632	2,831,148
Hayati Yarkadas	11,111	292,879	10,206	1,052,445
Franz W. Cerwinka	—	—	8,637	902,364
Sandra E. Rowland	23,148	390,690	12,483	1,275,703

(1)
This amount reflects number of shares acquired upon exercise of stock options multiplied by the difference between the Xylem stock price on the date of exercise and the exercise price of stock options.
(2)
These amounts reflect the value realized upon the vesting of PSUs and RSUs based upon the closing price of Xylem stock on the date of vesting.

Xylem 2024 Proxy Statement | 60

Non-Qualified Deferred Compensation

Xylem Deferred Compensation Plan

The Xylem Deferred Compensation Plan is a deferred compensation plan that permits eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payments. Amounts deferred are unsecured general obligations of the Company and will rank with other unsecured and unsubordinated indebtedness of the Company. No NEOs elected to participate in the Deferred Compensation plan in 2023.

Xylem Supplemental Retirement Savings Plan

The Xylem Supplemental Retirement Savings Plan (“SRSP”) was established to provide retirement benefits that cannot be paid under the qualified retirement savings plan due to the Federal limits on the amount of benefits that can be paid and the amount of compensation that can be recognized under a tax-qualified retirement plan. These benefits are generally paid directly by Xylem. It is a non-qualified and unfunded plan with all amounts in the plan constituting a general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the plan, are paid out of the general assets of the Company.

The table below shows the activity within the SRSP (Non-Qualified Savings) for the NEOs for 2023. Mr. Yarkadas does not participate in the U.S. based SRSP. He participates in the local defined contribution retirement plan in Switzerland with an employer contribution of $84,157 in 2023.

2023 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Patrick K. Decker
Non-Qualified Savings	—	232,797	176,650	—	1,538,462
William K. Grogan
Non-Qualified Savings	—	8,430	—	—	—
Matthew F. Pine
Non-Qualified Savings	—	82,313	19,426	—	156,543
Franz W. Cerwinka
Non-Qualified Savings	—	56,022	12,689	—	106,242
Sandra E. Rowland
Non-Qualified Savings	—	98,486	28,216	—	222,234

(1)
Amounts consist of the contributions to the participants under the Xylem SRSP for the 2023 AIP, which were credited to the NEOs’ accounts in 2023. These amounts are reflected in the Non-Qualified Retirement Savings Plan and Deferred Compensation Plan contribution columns in the “All Other Compensation Table” and are included in the “Summary Compensation Table.”
(2)
The Company does not provide preferential or above-market rates as defined in applicable SEC rules. As a result, the aggregate earnings are not included in the Summary Compensation Table.
(3)
The amounts represent account balances at 2023 fiscal year end and exclude contributions that were credited in 2023, but not actually contributed until after the end of the year. The aggregate balance for SRSP that has been reported as compensation since 2012 is $1,397,885 for Mr. Decker; $8,430 for Mr. Grogan; $194,202 for Mr. Pine; $139,255 for Mr. Cerwinka; and $258,913 for Ms. Rowland.

Xylem 2024 Proxy Statement | 61

Potential Post-Employment Compensation

The Potential Post-Employment Compensation table included in this section reflects the amounts of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including death, disability, termination without cause or termination in connection with a change of control. The severance plans listed below apply to the Company’s senior executives, including NEOs (unless provided otherwise below), as defined by Section 409A of the IRC. The severance plans do not allow for excise tax gross-ups and include a cap on severance benefits.

The amounts shown in the Potential Post-Employment Compensation tables are estimates, assuming that the triggering event was effective as of December 31, 2023, and include amounts that would be earned through such date (or that would be earned during a period of severance). The Company’s obligation to continue severance payments ceases if the executive does not comply with Xylem’s Code of Conduct or applicable non-compete provisions. The amounts shown below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include: accrued salary and vacation pay; certain severance benefits as described below; and distributions of balances under the retirement savings plans.

Xylem Senior Executive Severance Pay Plan

The purpose of the Xylem Senior Executive Severance Pay Plan (“SESPP”) is to provide a period of transition following termination of employment for senior executives, but not including termination in connection with a change of control. The plan generally provides for severance payments if Xylem terminates a senior executive’s employment without cause. All NEOs are eligible to participate in this plan. Mr. Decker’s severance plan differs as described in the “Potential Post-Employment and Change of Control Compensation” section.

The amount of severance paid (“Severance Pay”) under this plan depends on the executive’s salary and years of service at the time of the termination of employment. The plan provides 12 months of base salary for executives who have performed up to three years of service and one additional month of salary for each additional year of service thereafter with a cap of 24 months of base salary, payable in the form of salary continuation or a lump sum as determined by the Company. The executive will also remain eligible for health and life insurance benefits at the same cost to the executive for the duration of the severance period.

For purposes of the SESPP, “cause” generally means an executive’s (1) willful and continued failure to substantially perform his/her/their duties or the willful engagement in conduct that materially injuries the Company or its Affiliates (as this term is defined in the SESPP), (2) acceptance of employment (or refusal or comparable employment) with a successor business, or (3) voluntarily termination of employment prior to the end of his/her/their employment term with the Company.

Xylem Special Senior Executive Severance Pay Plan

The purpose of the Xylem Special Senior Executive Severance Pay Plan (“SSESPP”) is to provide compensation in the case of termination of a senior executive’s employment in connection with a change of control (as defined in our equity compensation plan). All NEOs are eligible to participate in this plan.

Under this plan, if an NEO’s employment is terminated (i) without “cause” in contemplation of a change of control that ultimately occurs; or (ii) without “cause” or the NEO resigns for “good reason” within two years after a change of control, the following will be provided:

Benefit	CEO	Other NEO
“Severance Pay” as a multiple of annual base salary and most recent annual bonus paid or earned*	3 Times	2 Times
Continuation of health and life insurance benefits at the same cost to executive and level of coverage	3 Years	2 Years
Other Benefits	• Severance Pay times the current eligible percentage rate of Xylem’s contributions to applicable retirement savings plans • One year of outplacement services

*For any executive who is newly hired and has not yet completed a full performance year, “severance pay” shall equal the multiple of annual base salary and target annual bonus.

Xylem 2024 Proxy Statement | 62

Severance Pay and the Other Benefits described in the table shall be payable in lump sum within 30 days of a qualifying termination of employment.

In the event severance payments under the plan would constitute an “excess parachute payment” within the definition of Section 280G of the IRC, payments would be provided based on whichever option would provide a better after-tax benefit to the NEO:

•
the aggregate of all severance payments reduced so the present value of payments does not exceed the Safe Harbor Amount as defined by the IRC; or
•
the aggregate of all severance payments without a reduction.

For purposes of the SSESPP, “cause” generally means an executive’s willful and continued failure to substantially perform his or her duties or the willful engagement in conduct that materially injuries the Company or its Affiliates (as this term is defined in the SSESPP). “Good reason” generally means (1) a reduction in annual target total cash compensation (base salary and target bonus), (2) the assignment of any duties inconsistent with executive’s position, authority, duties or responsibilities, (3) any action by the Company or an Affiliate which results in a material diminution in position, authority, duties or responsibilities or (4) the Company or an Affiliate requiring the executive to relocate to a work location 50 miles or more from the location where the executive was principally working immediately prior to the Change in Control (as this phrase is defined in the SSESPP).

Potential Post-Employment and Change of Control Compensation

The following table reflects the estimated amount of compensation payable to each of the Company’s NEOs upon termination of employment under various scenarios. The amounts shown are calculated using an assumed termination date effective as of December 31, 2023. None of the NEOs are eligible for any additional payouts related to retirement eligibility. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes and may not represent the actual amount payable if an eligible termination event were to occur.

Name	Death/ Disability ($ in millions)(1)	Termination Not for Cause ($ in millions)(2)	Change of Control Termination Not for Cause/ With Good Reason ($ in millions)(3)
Patrick K. Decker	4.8	5.4	31.7
William K. Grogan	1.1	0.7	6.7
Matthew F. Pine	1.0	0.7	7.7
Hayati Yarkadas	0.9	0.6	6.8
Franz W. Cerwinka	0.5	0.6	4.6
Sandra E. Rowland	1.3	0.8	9.1

(1)
This is a potential lump-sum payment related to the acceleration of unvested equity awards which would have occurred if an NEO had died or become disabled as of December 31, 2023. Equity awards vest according to the terms described in “Our Executive Compensation Program - Long-term Incentive Plan”. The amounts shown reflect the market value of RSUs, PSUs (pro-rated based on actual performance), and unvested in-the-money stock options based on the Company’s December 29, 2023 closing price of $114.36.
(2)
The amounts shown consist of the following potential payments if an NEO had been terminated not for cause as of December 31, 2023:
a.
Severance Pay under the SESPP, except for Mr. Decker, who would be paid an amount equal to two times the total of his current annual salary and average AIP payout for 2021-2023 performance years based on the severance arrangement included in his letter of agreement filed with our Quarterly Report on Form 10-Q on April 29, 2014. The amounts are paid in the form of periodic payments according to the regular payroll schedule over the severance period.
b.
The Company’s portion of health and life insurance premium paid monthly for the duration of the severance period under the SESPP.
(3)
The amounts shown consist of the following potential payments upon termination not for cause or with good reason within two years of change of control:
a.
Severance Pay under the SSESPP, which is paid in the form of periodic payments according to the regular payroll schedule over the severance period.
b.
A lump-sum payment for unvested equity awards that would vest according to the terms described in “Our Executive Compensation Program — Long-term Incentive Plan.” The amount reflects the market value of RSUs, PSUs (assuming 107.7% payout for the 2021 award and target performance for the 2022 and 2023 annual awards and the 2021 one-time special PSU awards) and in-the-money stock options based on the Company’s December 29, 2023 closing price of $114.36.

Xylem 2024 Proxy Statement | 63

c.
A lump-sum payment equal to Severance Pay times the then current eligible percentage for the Company’s contribution to the Xylem retirement savings plans as provided under the SSESPP.
d.
The Company’s portion of health and life insurance premiums under the SSESPP.
e.
A lump-sum payment equal to the cost of outplacement services for one year following the termination under the SSESPP.
f.
Upon her termination on March 31, 2024, Ms. Rowland receives the following benefits aligned with the SESPP: (i) severance pay representing 12 months of salary, paid as continuation; and (ii) continued medical and dental coverage for a period of 12 months after the Termination Date. Following her termination, all unvested LTIP awards granted prior to 2024 valued at approximately $5.346 million are forfeited.

CEO Pay Ratio

Mr. Decker’s annual total compensation for 2023 was $10.8 million as disclosed in the Summary Compensation Table. The annual total compensation of the employee identified at median was $56,420. As a result, the ratio of these amounts was 192:1.

We identified the median compensated individual of all our employees (excluding the CEO) through the following process:

•
We used the global employee population active as of December 31, 2023, excluding legacy Evoqua employees. This included all full-time, part-time, temporary and seasonal workers.
•
To identify the median employee, we used the following consistently applied compensation measure for 2023: salary, annual incentive, commission, bonus, overtime pay, and grant date fair value of any long-term incentive awards. For regular full-time and part-time employees (other than temporary, seasonal or other non-permanent employees) who were not employed for the full year 2023, compensation was annualized.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Xylem 2024 Proxy Statement | 64

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following table and related information for compliance purposes. Neither the LDCC nor the executives of our Company directly use the information in this table or the related disclosures when making compensation decisions. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section above.

For purposes of this Pay versus Performance section, all references to “compensation actually paid” mean such amount as computed in accordance with Item 402(v) of Regulation S-K, which is different from pay amounts discussed in the Compensation Discussion and Analysis section and elsewhere in this proxy statement.

Pay Versus Performance Table:

	PEO (Mr. Decker)		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table ($)(1) (b)	Compensation Actually Paid (CAP) ($)(2) (c)	Average Summary Compensation Table ($) (3) (d)	Average Compensation Actually Paid (CAP) ($) (4) (e)	Total Shareholder Return ($) (5) (f)	Peer Group Shareholder Return ($) (6) (g)	Net Income ($MM) (7) (h)	Revenue ($MM) (8) (i)
2023	10,825,450	9,674,561	3,517,747	3,580,946	152	150	609	7,364
2022	10,148,865	7,158,884	2,564,752	2,074,148 [9]	145	127	355	5,522
2021	10,441,670	13,341,645	2,665,368	4,140,678 [9]	156	135	427	5,195
2020	8,830,352	18,812,821	3,105,833	5,162,622 [9]	131	111	254	4,876

(1)
The dollar amounts reported in column (b) are the amounts reported for Mr. Decker (the Company’s CEO) for each of the corresponding years in the “Total” column of the “Summary Compensation Table (SCT).”
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Decker, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Decker. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the SCT for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718.

Compensation Actually Paid to PEO ($M)	2023	2022	2021	2020
SCT Total	10,825	10,149	10,442	8,830
Less, value of “Stock Awards” and “Option Awards” reported in SCT	6,893	5,969	7,725	6,465
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	7,889	9,548	9,459	9,333
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(301)	(1,983)	2,297	4,256
Plus (less), change in fair value of equity awards granted in prior years that vested in the year	(1,845)	(4,587)	(1,131)	2,859
Compensation Actually Paid to Patrick K. Decker	9,675	7,159	13,342	18,813

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Decker) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2023, Mr. Grogan, Mr. Pine, Mr. Yarkadas, Mr. Cerwinka, and Ms. Rowland (ii) for 2022, Ms. Rowland, Ms. Capers, Mr. Yarkadas, and Mr. Pine; (iii) for 2021, Ms. Rowland, Mr. Colin Sabol, Mr. Pine, and Mr. Yarkadas; and (iv) for 2020, Ms. Rowland, Mr. Pine, Mr. Sabol, Mr. Yarkadas, and E. Mark Rajkowski (former CFO).
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Decker), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the “Summary Compensation Table” for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718.

Compensation Actually Paid to Non-PEO NEOs ($M)	2023	2022	2021	2020
Average SCT Total	3,518	2,565	2,665	3,106
Less, average value of “Stock Awards” and “Option Awards” reported in SCT	2,015	1,209	1,577	2,274
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	2,379	1,908	1,898	4,583 [9]
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(44)	(436) [9]	1,024 [9]	391
Plus (less), average change in fair value of equity awards granted in prior years that vested in the year	(256)	(753) [9]	130 [9]	241
Less, average prior year-end fair value for any equity awards forfeited in the year	-	-	-	885
Average Compensation Actually Paid to Non-PEO NEOs	3,581	2,074 [9]	4,141 [9]	5,163 [9]

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

Xylem 2024 Proxy Statement | 65

(6)
The peer group used for this purpose is the S&P 500 Industrials Index.
(7)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)
The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year.
(9)
Due to an administrative error in the valuation of Mr. Pine’s option grant in the 2022 Proxy disclosure, these numbers have been recalculated to reflect the correct amount.

Description of Certain Relationships between Information Presented in the Pay versus Performance Table

As described in more detail in the “Compensation Discussion and Analysis” section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, only one of those Company measures is presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Compensation Actually Paid and Net Income

Xylem 2024 Proxy Statement | 66

Compensation Actually Paid and Revenue

(*) Due to an administrative error in the valuation of Mr. Pine’s option grant in the 2022 Proxy disclosure, these numbers have been recalculated to reflect the correct amount.

Additional Financial Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important additional financial and non-financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Financial Performance Metrics	Non-Financial Performance Metrics
Organic Revenue	Women in Leadership Representation*
Adjusted EBITDA	Injury Frequency
Free Cash Flow %	Full Process Water Recycling & Water Saving

* This goal, which is not a quota, uses merit-based hiring, promotions and diverse candidate slates to attract and retain the most qualified candidates.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information related to the shares of Xylem common stock that may be issued under equity compensation plans as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders (1)	3,426,414	(2)	$69.34	(3)	5,315,663
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	3,426,414		$69.34		5,315,663

(1)
Includes the Xylem 2011 Omnibus Incentive Plan (Amended and Restated as of February 24, 2016) and the Evoqua Water Technologies 2017 Equity Plan. The ITT 2003 Equity Incentive Plan has no remaining outstanding securities.
(2)
The 2011 Omnibus Incentive Plan includes 2,150,464 stock options, 862,149 units of underlying RSUs, and 413,801 units of underlying PSUs at target.
(3)
Represents weighted average exercise price of outstanding stock options only.

Xylem 2024 Proxy Statement | 67

VOTING AND MEETING INFORMATION

Who is entitled to vote? You can vote if you owned shares of Xylem’s common stock as of the close of business on March 18, 2024, the record date. On the record date, 242,398,508 shares of Xylem common stock were outstanding. Each share is entitled to one vote.

What is the difference between a registered owner and a beneficial owner? If the shares you own are registered in your name directly with our transfer agent, Equiniti Trust Company, you are the “registered owner” and the shareholder of record with respect to those shares.

If the shares you own are held in a stock brokerage account, bank, one of Xylem’s employee retirement savings plans or by another holder of record, you are considered the “beneficial owner.” As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.

How do I vote? We encourage you to vote as soon as possible, even if you plan to attend this year’s virtual Annual Meeting to be held exclusively via webcast.

•
If you are a “registered owner,” you can vote either online during the Annual Meeting or by proxy.
•
If you are a “beneficial owner,” but do not hold your shares through one of Xylem’s employee retirement savings plans, you can vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and would like to vote online during the virtual Annual Meeting, you can use the control number indicated on your notice or the instructions that accompanied your proxy materials if your notice or instructions indicate that you may vote those shares at www.proxyvote.com; otherwise you will need to obtain a written proxy, executed in your favor, from the shareholder of record (your bank or broker).
•
If your shares are held through one of Xylem’s employee savings plans, you can vote by submitting voting instructions to your plan trustee, as described below. Your shares cannot be voted online during the Annual Meeting.

If you choose to vote by proxy, you can do so in one of three ways:

By Internet	By Telephone	By Mail
www.proxyvote.com	1-800-690-6903 (United States and Canada only)	Mark, date and sign your proxy card or voting instruction form and return it in envelope provided

How do I vote if I am a participant in one of Xylem’s employee retirement savings plans? If you participate in any of the Xylem retirement savings plans for employees, your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Xylem shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plan to vote these shares, in person or by proxy at the Annual Meeting. Xylem plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, at 51 Mercedes Way, Edgewood, New York 11717, or vote by telephone or the Internet. Instructions for shares in Xylem savings plan accounts must be received by Broadridge no later than 11:59 p.m. Eastern Time on May 13, 2024.

Can I vote by filling out and returning the Notice of Internet Availability of Proxy Materials? No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it.

How will my shares be voted at the online Annual Meeting? If you decide to vote by proxy, the persons indicated on your proxy card or voting instruction form (the “proxies”) will vote your shares in accordance with your instructions.

Xylem 2024 Proxy Statement | 68

If you appoint the proxies but do not provide voting instructions, they will vote as recommended by our Board of Directors. If any other matters not described in this Proxy Statement are properly brought before the Annual Meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

Can I revoke my proxy? You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or by casting a new vote on the Internet or by telephone. You can also send a written notice of revocation to our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003. You can also revoke your proxy by attending the online Annual Meeting and voting online during the Annual Meeting. If you are a registered owner, you can vote your shares online during the Annual Meeting. If you are a beneficial owner (other than a holder of shares through one of Xylem’s employee retirement savings plans), you should contact the bank, broker, trustee or other nominee that holds your shares for specific instructions on how to change or revoke your vote.

What is a quorum for the Annual Meeting? A quorum is required in order to hold a valid meeting. To have a quorum, shareholders entitled to cast a majority of votes at the online Annual Meeting must be present online at the Annual Meeting or by proxy. Broker non-votes and abstentions do not affect the determination of whether a quorum is present.

How do I attend and participate in the online Annual Meeting? The Annual Meeting is being held exclusively online via webcast. If you are a shareholder of record as of the close of business on March 18, 2024, you may attend, vote, ask questions and view the list of shareholders of record as of March 18, 2024 during the meeting, by logging into the meeting at www.virtualshareholdermeeting.com/XYL2024. To log in, you will need your unique 16-digit control number, which is found on your Notice, proxy card or the instructions that accompanied your proxy materials (in the box marked by an arrow). If you are a beneficial owner and have any questions about your control number, please contact the bank, broker, trustee or other nominee that holds your shares.

If you have questions during the Annual Meeting that are pertinent to Xylem and the meeting matters, you may type them at any point during the meeting into the dialog box provided (until the floor is closed to questions). As part of the online Annual Meeting, we will hold a live webcast Q&A session, during which we intend to answer all pertinent questions submitted in accordance with the meeting’s rules of conduct (to be provided at the start of the meeting), as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or Xylem’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The audio broadcast of the Annual Meeting will be archived and available for replay for at least one year at www.virtualshareholdermeeting.com/XYL2024.

What is broker discretionary voting? Under NYSE rules, brokerage firms may vote in their discretion on certain routine matters on behalf of beneficial owners who have not provided voting instructions. In contrast, brokerage firms are not permitted to vote in their discretion on non-routine matters. Of the matters to be voted on at the Annual Meeting as described in this Proxy Statement, only Proposal 2, the ratification of the appointment of the independent auditor, is expected to be considered to be “routine,” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct the bank, broker, trustee or other nominee that holds your shares how to vote your shares on all proposals to ensure that your vote is counted.

Xylem 2024 Proxy Statement | 69

What are the voting requirements to elect the directors and to approve the proposals to be voted on at the Annual Meeting?

Proposal	Vote Required (1)	Board Recommendation
Election of Directors	Majority of votes cast. Votes cast “for” a director must exceed the votes cast “against” that director	FOR (each nominee)
Ratification of the appointment of Deloitte & Touche LLP for 2024	Votes cast “for” the proposal must exceed votes cast “against” the proposal	FOR
Advisory vote to approve named executive officer compensation	Votes cast “for” the proposal must exceed votes cast “against” the proposal	FOR
Advisory vote on the frequency of future advisory votes to approve named executive officer compensation	Votes cast “1 YEAR” must exceed votes cast “2 YEARS” and “3 YEARS” (2)	1 YEAR

(1)
Abstentions and broker non-votes are not considered as votes cast and will have no effect on the vote outcome for these matters.
(2)
If none of the options receives a majority of votes cast, the option that receives the greatest number of votes will be considered the option selected by shareholders.

What if a director nominee fails to be elected by a majority of votes cast? Our By-laws provide that in uncontested elections, any director nominee who fails to be elected by a majority of votes cast, but who also is a director at the time, shall promptly provide a written resignation, as a holdover director, to the independent Board Chair or the Corporate Secretary. Our Nominating & Governance Committee will promptly consider the resignation and all relevant facts and circumstances concerning any vote, and the best interests of the Company and our shareholders, and will make a recommendation as to whether the Board should accept such resignation. The Board will act on the Nominating & Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

Who counts the votes? Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and an agent of Broadridge will act as one of our Inspectors of Election for the online Annual Meeting. The other Inspector of Election will be an employee of the Company.

Who will pay for the costs of this proxy solicitation? Xylem will pay the cost incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC to assist with the solicitation of proxies for a fee of $11,000. In addition, we may reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees also may solicit proxies in person, by mail, by telephone or through electronic communications. They will not receive any additional compensation for these activities.

I participate in a Xylem employee retirement savings plan and I am a shareholder of record of shares of Xylem common stock. How many proxy cards will I receive? You will receive only one proxy card. Your Xylem savings plan shares and any shares you own as the shareholder of record will be set out separately on the proxy card.

How many shares are held by participants in the Xylem employee retirement savings plans? As of the close of business on March 18, 2024, the record date, Fidelity Investments, the trustee of the Company stock in the Xylem employee retirement savings plans, held 222,502 shares of Xylem common stock (approximately 0.09% of the outstanding shares).

Where can I find the voting results? Preliminary results will be reported during the online Annual Meeting. We will timely report final results in a filing with the SEC via a Current Report on Form 8-K.

Xylem 2024 Proxy Statement | 70

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, we are using the Internet as our primary means of providing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our 2024 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023, and voting via the Internet. We expect to mail the Notice and to begin mailing our proxy materials on or about April 2, 2024.

Electronic Delivery of Proxy Materials. If you received a paper copy of this Proxy Statement and would like to receive future proxy statements and annual reports on Form 10-K electronically, you can submit your request at www.proxyvote.com, the Internet voting site hosted by Broadridge. Registering for electronic delivery enables you to receive Xylem’s Annual Report on Form 10-K and Proxy Statement more quickly and to access them at your convenience, while conserving natural resources and lowering printing and mailing costs.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.xylem.com) and select "About Xylem” and then select "Access Financial Information” under the “Investors” heading, and then select “SEC Filings.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules, are also available without charge to shareholders by writing to our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003.

HOUSEHOLDING – REDUCE DUPLICATE MAILINGS

To reduce duplicate mailings, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, beneficial shareholders who have the same address and same last name and who do not participate in electronic delivery or Internet access of proxy materials, will receive only one copy of the Company’s Annual Report on Form 10-K and Proxy Statement unless one or more of these shareholders notifies the Company that they wish to continue to receive individual copies. By reducing duplicate mailings, we are able to conserve natural resources and lower the costs of printing and distributing our proxy materials.

If you are currently receiving multiple copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution if you are a beneficial owner. If you are a registered owner, you may contact us by writing to our Corporate Secretary or by emailing investor.relations@xylem.com.

Each shareholder who participates in householding will continue to receive a separate proxy card or Notice. Your consent to householding is perpetual unless you revoke it. If your household received a single Notice of Annual Meeting of Shareholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Separate copies of the documents will be delivered promptly.

Xylem 2024 Proxy Statement | 71

2025 SHAREHOLDER PROPOSALS

Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in our proxy statement for the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), shareholder proposals must be submitted in accordance with SEC Rule 14a-8 and must be received by our Corporate Secretary at Xylem Inc., 301 Water Street SE, Washington, DC 20003 by no later than the close of business on December 3, 2024.

Director Nominations for Inclusion in our Proxy Materials (Proxy Access). In 2016, we amended our By-laws to permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of Xylem common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy materials director nominees constituting up to 20% of our existing Board or two nominees, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in our By-laws. Under our By-laws, notice of proxy access director nominees must be received by our Corporate Secretary at the address noted above no earlier than the close of business on November 3, 2024, and no later than the close of business on December 3, 2024. In the event that the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 150 calendar days prior to the 2025 Annual Meeting and (ii) not later than 120 calendar days prior to the 2025 Annual Meeting or 10 calendar days following the date on which public announcement of the 2025 Annual Meeting is first made, whichever is later.

Director Nominations and Other Proposals to be Brought Before the 2025 Annual Meeting of Shareholders. Under our By-laws, if a shareholder wishes to present other business or nominate a director candidate directly at the 2025 Annual Meeting, rather than for inclusion in our proxy statement, a timely notice of such business or nomination must be received by our Corporate Secretary at the address noted above no earlier than the close of business on December 3, 2024 and no later than the close of business on January 2, 2025. In the event that the date of the 2025 Annual Meeting is changed by more than 30 calendar days from the anniversary date of this year’s Annual Meeting, such notice must be received by the close of business (i) not earlier than 120 calendar days prior to the 2025 Annual Meeting and (ii) not later than 90 calendar days prior to the 2025 Annual Meeting or 10 calendar days following the date on which public announcement of the 2025 Annual Meeting is first made, whichever is later. Such notice must comply with the requirements of our By-laws. SEC rules permit management to vote proxies at its discretion in certain cases if the shareholder does not comply with the advance notice provisions of our By-laws.

Xylem 2024 Proxy Statement | 72

APPENDIX A

Xylem Inc. Non-GAAP Measures

Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue" defined as revenue, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.

“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustments to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.

"Adjusted Net Income" and “Adjusted EPS” defined net income and earnings per share, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.

“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.

“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.

“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem 2024 Proxy Statement | 73

Xylem Inc. Non-GAAP Reconciliation

Reported v. Organic and Constant Currency Revenue ($Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
			Change	% Change	Acquisitions / Divestitures		Change	% Change
	Revenue	Revenue	2023 v. 2022	2023 v. 2022		FX Impact	Adj. 2023 v. 2022	Adj. 2023 v. 2022
	2023	2022
Year Ended December 31
Xylem Inc.	7,364	5,522	1,842	33%	(1,177)	25	690	12%	34%
Water Infrastructure	2,967	2,364	603	26%	(362)	14	255	11%	26%
Applied Water	1,853	1,767	86	5%	-	10	96	5%	5%
Measurement and Control Solutions	1,729	1,391	338	24%	-	1	339	24%	24%
Integrated Solutions and Services	815	-	815	N/A	(815)	-	-	N/A	N/A

Xylem Inc. Non-GAAP Reconciliation

EBITDA and Adjusted EBITDA

($ Millions, except per share amounts)

2023
Total
Net Income	609
Net Income margin	8.3%
Depreciation	193
Amortization	243
Interest Expense (Income), net	21
Income Tax Expense	26
EBITDA	1,092
Share-based Compensation	60
Restructuring & Realignment	103
Special Charges	136
Loss/(Gain) from sale of business	1
Adjusted EBITDA	1,392
Revenue	7,364
Adjusted EBITDA Margin	18.9%

2022
Total
Net Income	355
Net Income margin	6.4%
Depreciation	111
Amortization	125
Interest Expense (Income), net	34
Income Tax Expense	85
EBITDA	710
Share-based Compensation	37
Restructuring & Realignment	34
U.K. Pension Settlement	140
Special Charges	20
Loss/(Gain) from sale of business	(1)
Adjusted EBITDA	940
Revenue	5,522
Adjusted EBITDA Margin	17.0%

Xylem 2024 Proxy Statement | 74

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

($ Millions, except per share amounts)

	YTD 2023				YTD 2022 (1)
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	7,364	-		7,364	5,522	-		5,522
Operating Income	652	420	a	1,072	622	122	a	744
Operating Margin	8.9%			14.6%	11.3%			13.5%
Interest Expense	(49)	-		(49)	(50)	-		(50)
Other Non-Operating Income (Expense)	33	-		33	7	4	b	11
UK Pension Buyout Settlement	-	-		-	(140)	140		-
Gain/(Loss) From Sale of Business	(1)	1		-	1	(1)		-
Income before Taxes	635	421		1,056	440	265		705
Provision for Income Taxes	(26)	(205)	c	(231)	(85)	(50)	c	(135)
Net Income	609	216		825	355	215		570
Diluted Shares	218.2			218.2	181.0			181.0
Diluted EPS	$2.79	$0.99		$3.78	$1.96	$1.19		$3.15

(1) 2022 amounts have been recast to adjust for historical purchase accounting intangible amortization.

a Year-to-date:

Restructuring & realignment costs: 2023 - $106 million and 2022 - $34 million

Special charges: 2023 - $126 million of acquisition & integration related costs, $8 million of other special charges and $4 million of asset impairment charges; 2022 - $14 million of asset impairment charges and $2 million UK pension plan charges

Purchase accounting intangible amortization: 2023 - $176 million and 2022 - $72 million

b Year-to-date: 2022 - Special non-operating charges consist of charges related to the UK pension plan exited as part of a buy-out of $4 million

c Year-to-date: 2023 - Net tax impact on pre-tax adjustments (note a) of $90 million and other tax special items of $115 million; 2022 - Net tax impact on pre-tax adjustments (notes a and b) of $51 million and other tax related special items of $(1) million

Xylem 2024 Proxy Statement | 75

XYLEM INC. 301 WATER STREET SEWASHINGTON, DC 20003 SCAN TO VIEW MATERIALS & VOTEw WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting are available through 11:59 PM (ET) the day before theAnnual Meeting. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or by telephone, you do not need to mail back your proxy card. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.comor scan the QR Barcode above Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. During The Meeting - Go to www.virtualshareholdermeeting.com/XYL2024 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V39793-P02507-Z86718 XYLEM INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "1 YEAR" FOR PROPOSAL 4. Company Proposals: 1.Election of ten members of the Xylem Inc. Board of ForAgainstAbstain Directors. 1a.Jeanne Beliveau-Dunn!!!ForAgainstAbstain1b. 1c. Earl R. EllisRobert F. Friel! ! ! ! ! ! 2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firmfor the fiscal year ending December 31, 2024. !!! 1d. 1e. Lisa GlatchVictoria D. Harker! ! ! ! ! ! 3.Advisory vote to approve the compensation of ournamed executive officers. 1 Year! 2 Years! 3 Years! Abstain1f. 1g. Mark D. MorelliJerome A. Peribere! ! ! ! ! ! 4.Advisory vote on the frequency of futureadvisory votes to approve named executiveofficer compensation. !!!! 1h. 1i. Matthew F. PineLila Tretikov! ! ! ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. 1j.Uday Yadav!!! Yes NoHOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. !! (When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

Annual Meeting of Shareholders Thursday, May 16, 2024, 8:00 a.m. (ET) Online at: www.virtualshareholdermeeting.com/XYL2024

SEC PROXY ACCESS NOTICE Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on Thursday, May 16, 2024 at 8:00 a.m. (ET) online at www.virtualshareholdermeeting.com/XYL2024: The 2024 Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com. V39794-P02507-Z86718 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XYLEM INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2024. The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Kelly O'Shea and Dorothy Capers, or either of them, each with full power of substitution as proxies, to vote all shares of Xylem Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting and at any adjournments or postponements. For participants in a Xylem Retirement Savings Plan: Your plan trustee will vote the Xylem shares credited to your savings plan account in accordance with your voting instructions. The trustee will vote the savings plan shares for which no voting instructions are received ("Undirected Shares") in the same proportion as the shares in the same savings plan for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are "named fiduciaries" to the extent of their authority to direct the voting of Xylem Inc. shares credited to their savings plan account and their proportionate share of Undirected Shares. Participants under these plans should mail their confidential voting instruction card to